================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                JMC GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

                               Common Stock
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

                                6,600,000
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         $1.703 (The average of the bid and ask price for the Registrant's Common Stock as of July 8, 1999)
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

                              $11,239,800
     -------------------------------------------------------------------------


     (5) Total fee paid:
                              $2,247.96
     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

               $2,247.96
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  [JMCG LOGO]
                                JMC GROUP, INC.
              9710 SCRANTON ROAD, SUITE 100, SAN DIEGO, CA 92121
                           ________________________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 30, 1999

                    MERGER PROPOSED - YOUR VOTE IS IMPORTANT

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of JMC Group, Inc. will be held at the time and place set forth below.

     The Board of Directors of JMC Group, Inc. has approved an Agreement and Plan of Merger under which Fechtor, Detwiler & Co., Inc., a Boston securities firm, will become a subsidiary of our company. The current owners of Fechtor, Detwiler will receive 6,600,000 shares of our common stock, making them the owners of approximately 52% of the outstanding shares of common stock in our company. The name of our company will be changed to Fechtor, Detwiler, Mitchell & Co. The purpose of the merger is to create an entity that will combine the corporate financial services, institutional and retail brokerage, securities research, trading, investment banking and transaction processing systems of Fechtor, Detwiler with the additional customer base, investment products and marketing skills of JMC Group, Inc.

     At the meeting, you will consider and vote on the following matters:

1. Approval of the merger and the issuance of 6,600,000 shares of our common stock to accomplish the merger.

2.   Changing the name of JMC Group, Inc. to Fechtor, Detwiler, Mitchell & Co.

3. Terminating our company's election to be regulated as a Business Development Company under the Investment Company Act of 1940.

4. Electing one director to serve for three years or until his successor shall be elected.

5. Ratifying the selection of Deloitte & Touche LLP as our independent public accountants.

6.   Any other business properly brought before the meeting.

     Stockholders of record at the close of business on July 30, 1999 are entitled to notice of and to vote at the meeting. If you cannot attend and wish to vote by proxy you are urged to mark, sign, and date the enclosed proxy and return it in the enclosed envelope.

     The date, time and place of the meeting are:

                                   August 30, 1999, at 10:00 am Pacific time
                               The Inn at Rancho Santa Fe, 5951 Linea Del Cielo
                                      Rancho Santa Fe, California 92067


                                              /s/ JAMES K. MITCHELL
                                              ---------------------
                                                  James K. Mitchell
                                 Chairman, President and Chief Executive Officer

     This Proxy Statement, dated August 5, 1999, was first mailed to stockholders on or about August 6, 1999.

                               TABLE OF CONTENTS

Questions and Answers About the Merger.......................................  1
Summary......................................................................  3
JMC Group, Inc. Selected Historical Financial Data...........................  6
Fechtor, Detwiler & Co., Inc. Selected Historical Financial Data.............  6
Unaudited Selected Pro Forma Combined Financial Data.........................  7
JMC Group, Inc. Market Price Information.....................................  8
Risk Factors.................................................................  9
The Annual Meeting........................................................... 10
The Merger................................................................... 10
 Background.................................................................. 10
 Our Board's Reasons for Recommending Approval of the Merger................. 11
 Recommendation of Board Of Directors........................................ 12
 Fairness Opinion of J. C. Bradford & Co..................................... 12
Book Value................................................................... 13
The Merger Agreement......................................................... 14
 Form of Merger.............................................................. 14
 Merger Consideration........................................................ 14
 Effective Time.............................................................. 14
 Representations and Warranties.............................................. 14
 Covenants................................................................... 15
 Additional Agreements....................................................... 16
 Conditions Precedent to the Consummation of the Merger...................... 17
 Termination, Amendment and Waiver........................................... 19
Information About Fechtor, Detwiler & Co., Inc............................... 20
 General..................................................................... 20
 Revenues By Source.......................................................... 21
 Retail Markets.............................................................. 21
 Institutional Brokerage..................................................... 22
 Market-Making and Principal Transactions.................................... 22
 Investment Banking.......................................................... 23
 Research Services........................................................... 23
 Administration and Operations............................................... 23
 Competition................................................................. 24

 Employees................................................................... 24
 Regulation.................................................................. 25
 Properties.................................................................. 25
 Legal Proceedings........................................................... 26
Management's Discussion and Analysis of Financial Condition.................. 26
And Results of Operations for Fechtor Detwiler & Co., Inc.................... 26
 Results of Operations....................................................... 26
 Year Ended December 31, 1998 Compared to Year Ended December 31, 1997....... 26
 Year Ended December 31, 1997 Compared to Year Ended December 31, 1996....... 27
 Three Months Ended March 31, 1999 Compared to Three Months End
     March 31, 1998 (Unaudited).............................................. 28
 Liquidity and Capital Resources............................................. 28
 Trends & Uncertainties...................................................... 29
 Quantitative and Qualitative Disclosures About Market Risk.................. 30
Forward Looking Statements................................................... 31
Information About JMC Group, Inc............................................. 31
Proposed Board of Directors and Officers of Fechtor, Detwiler, Mitchell & Co.
     Following the Merger.................................................... 32
Current Directors and Executive Officers of Our Company...................... 33
Executive Compensation....................................................... 34
 Summary Compensation Table.................................................. 34
 Option Grants............................................................... 34
 Option Exercises and Fiscal Year-End Option Values.......................... 35
 Compensation of Directors................................................... 35
 Compensation Committee Interlocks and Insider Participation................. 35
 Compensation Committee Report On Executive Compensation..................... 35
 Performance Graph........................................................... 37
Security Ownership of Certain Beneficial Owners and Management............... 38
Compliance with Section 16(A) of the Securities Exchange Act Of 1934......... 39
Proposed Amendment to Certificate Of Incorporation........................... 39
Election of a Director....................................................... 39
Approval of Independent Auditors............................................. 40
Incorporation of Annual and Quarterly Reports................................ 40
Unaudited Pro Forma Condensed Combined Financial Statements.................. 41
 Pro Forma Income Statement for the Year Ended December 31, 1998............. 41

 Pro Forma Income Statement for the Period Ended March 31, 1999.............. 42
 Pro Forma Balance Sheet for the Period Ended March 31, 1999................. 43
 Notes to Unaudited Pro Forma Financial Statements........................... 44
Report of Independent Public Accountants..................................... 45
Independent Auditor's Report................................................. 46
Audited Financial Statements of Fechtor, Detwiler & Co., Inc................. 47
 Statements of Financial Condition........................................... 47
 Statements of Operations.................................................... 48
 Statements of Retained Earnings............................................. 48
 Statements of Cash Flows.................................................... 49
 Notes to Financial Statements............................................... 50
Audited Financial Statements Of JMC Group, Inc............................... 53
Unaudited Financial Statements of Fechtor, Detwiler & Co., Inc............... 54
 Statement of Financial Condition............................................ 54
 Statement of Operations..................................................... 55
 Statement of Retained Earnings.............................................. 55
 Statement of Cash Flows..................................................... 56
 Notes to Unaudited Financial Statements of Fechtor, Detwiler & Co., Inc..... 56
Unaudited Financial Statements of Jmc Group, Inc............................. 57
Other Matters................................................................ 58
Annexes...................................................................... 58

                    QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:  WHO IS FECHTOR DETWILER & CO., INC.?

A: Fechtor, Detwiler is a broker-dealer and investment banking firm headquartered in Boston, Massachusetts. It provides various corporate financial services, institutional and retail brokerage, securities research, trading, investment banking, and transaction processing systems to its customers. Fechtor, Detwiler is a well-established and recognized institution, and has operated profitably for many years. It is closely held by members of the Fechtor and Detwiler families and certain of Fechtor, Detwiler's by key employees.

Q:  WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Historically, our company sold annuities and mutual funds through financial institutions (banks and thrifts), provided discount brokerage and clearing services, and has provided sales support services and related servicing of financial products previously sold. In December 1997, we withdrew from the retail bank business because our bank and thrift customers were turning away from utilizing independent providers, such as our company, to perform these functions. Although we continue to provide services to customers and provider companies relating to our prior sales activities, since January 1998 we have pursued strategic alternatives to diversify and expand our business to build stockholder value. We believe the merger with Fechtor, Detwiler offers an attractive opportunity to achieve those goals.

Q:  WHEN WILL THE MERGER BE COMPLETED?

A: If approved by the stockholders, we hope to complete the merger on or before September 30, 1999.

Q:  WILL THE MERGER HAVE ANY EFFECT ON MY STOCK?

A: No, but new shares will be issued so that your percentage ownership in our company will be reduced.

Q:  WHAT ARE THE TAX CONSEQUENCES TO ME?

A: None. The merger will have no effect on our company's stockholders for income tax purposes.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have read this proxy statement carefully, indicate on your proxy card how you want to vote and sign, date and mail the proxy card in the enclosed envelope.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares following the procedures provided by your broker.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. Send a later-dated, signed proxy before the meeting or notify us that your proxy is revoked, or attend the meeting in person and vote.

Q:  WILL THE COMPOSITION OF THE BOARD OF DIRECTORS CHANGE?

A: Yes. Messrs. Richard Fechtor, Andrew Detwiler, and Edward Hughes, all employees of Fechtor, Detwiler, will become directors of the new company. Mr. Frank Jenkins will also become a director at the request of Fechtor, Detwiler. Messrs. Baran, Beek, Mitchell and Sharp will remain as directors.

Q:  WILL THE NAME OF THE COMPANY CHANGE?

A:  Yes.  The new name will be Fechtor, Detwiler, Mitchell & Co.

Q:  WILL THE SYMBOL CHANGE FROM JMCG?

A: Yes. If the merger and name change are approved by the stockholders, we plan to change the symbol to one which will be more representative of the new name.

Q:  WHAT OTHER MATTERS WILL BE VOTED ON?

A:  1.  Terminating our company's election to be regulated as a Business
        Development Company under the Investment Company Act of 1940.

    2. Electing Mr. Beek as a director of our company for another three year term. Additional directors will be appointed to the board as set forth on page 32.

    3.  Ratifying the selection of Deloitte & Touche LLP as our auditors.

Q: WHY SHOULD WE TERMINATE OUR ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY?

A: This election was made so that we could make an investment in OptiMark Technologies, Inc., a privately held, development stage company. Following the merger, our operations and assets will be such that we will not be required to be regulated under the Investment Company Act of 1940, although we will retain the OptiMark investment. We could not complete the merger unless we had terminated our election to be regulated as a Business Development Company.

Q: WHAT PERCENTAGE OF THE STOCKHOLDERS OF OUR COMPANY MUST VOTE FOR THE MERGER AND THE OTHER PROPOSALS UP FOR A VOTE AT THE ANNUAL MEETING IN ORDER FOR THEM TO BE APPROVED?

A: A majority of the votes cast by our stockholders is required to approve the merger and the related issuance of common stock, as well as the other proposals to be considered at the meeting, except that the amendment of the Certificate of Incorporation and the withdrawal of our Business Development Company designation with the SEC will require approval by a majority of all the outstanding shares of common stock. A majority of the shares entitled to vote must be present either in person or by proxy for any matter to be approved.

Q: IF THE MERGER IS COMPLETED, WILL ANY INDIVIDUALS ASSOCIATED WITH FECHTOR, DETWILER OWN A SUBSTANTIAL PORTION OF THE COMPANY'S STOCK?

A: After the merger, Richard Fechtor and members of his family will own 2,620,000 shares of the Company's common stock, representing 20.52% of its issued and outstanding shares, and Robert Detwiler and members of his family will own 2,700,000 shares of the Company's common stock, representing 21.15% of its issued and outstanding shares.

Q:  HOW CAN I GET ADDITIONAL INFORMATION?

A: Fechtor, Detwiler is privately held and files only a limited amount of information with the Securities and Exchange Commission in its capacity as a registered broker-dealer. They do have a website at http//www.fede.com where you can find more information about Fechtor, Detwiler which has not been included in this proxy statement.

         Our company has filed annual reports and other disclosure documents with the Securities and Exchange Commission for many years. You may read and copy this information at the Commission Public Reference Facilities; call the Commission at 1-800-SEC-0330 for information about these facilities. Information about our company is also available at the Commission's Internet site (http://www.sec.gov). We will be happy to send you copies of our filed documents which you may request.

         A copy of our company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the three months ended March 31, 1999 are being delivered with this proxy statement and are incorporated herein by reference.

Q:  WHAT IF I HAVE QUESTIONS?

A: Please call me, James Mitchell, at (619) 450-0055, ext. 106 or 114. Mr. Richard Fechtor, at (617) 747-0159, will also be happy to answer any questions you may have.

                                    SUMMARY

     Because this is a summary, it does not contain all the information that may be important to you. You should carefully review this entire Proxy Statement and its annexes and the documents to which it refers before you decide how to vote. See "Questions and Answers - How Can I Get Additional Information" on page 2.

                                 THE COMPANIES

JMC GROUP, INC.
9710 Scranton Road, Suite 100
San Diego, California  92121
(619) 450-0055, ext. 114

     Historically, our company has provided discount and retail brokerage services as well as clearing services to a wide array of customers. Most recently, we sold annuities and mutual funds and provided discount brokerage services to customers of client financial institutions (banks and thrifts) and we currently provide sales support and related services of financial products which were previously sold. In December 1997, we withdrew from that business because the bank and thrift clients were turning away from utilizing independent providers, such as our company, to perform these functions. Although we continue to provide services to customers and provider companies relating to our prior sales activities, since January 1998 we have pursued strategic alternatives to diversify and expand our business to build stockholder value.

     Our company owns 100,000 shares of OptiMark Technologies, Inc. which were purchased in September 1998. OptiMark is a development stage company which created a computer based system intended to assist and facilitate securities trading. At the time we purchased the OptiMark shares, it elected to be regulated as a Business Development Company under the Investment Company Act of 1940. That election remains in effect, but it must be terminated in order for the merger to be carried out. Our stockholders will be asked to vote on such termination at the annual meeting. The OptiMark investment will remain an asset of our company.

     During 1998, our company derived substantially all its revenue from servicing mutual fund customers and from annuity asset-based fees attributable to sales made in prior years.


FECHTOR, DETWILER & CO., INC.
225 Franklin Street
Boston, Massachusetts  02110
(617) 747-0159

     Fechtor, Detwiler is a New England regional securities brokerage and investment banking firm headquartered in Boston, Massachusetts. It operates offices in Massachusetts and Connecticut. Significant activities include institutional and retail securities brokerage, trading in equity securities as a market maker, participation in the underwriting of corporate equity securities (including primary public offerings and underwritten secondary offerings), private placements, merger and acquisition activities, corporate advisory services, and focused equity research. Fechtor, Detwiler's principal emphasis in research, market-making activities and investment banking in the securities of companies with capitalization of less than $1 billion, which are usually but not always, traded on the NASDAQ stock market.

     Fechtor, Detwiler was originally founded as a sole proprietorship in 1962, became a partnership in 1969, and was incorporated in 1971. Fechtor, Detwiler opened its first branch office in 1976 and currently has four offices in two states (Massachusetts and Connecticut).

                                  THE MERGER

OUR REASONS FOR THE MERGER

     Since the end of 1997, when we withdrew from the third-party financial and investment marketing business, we have been pursuing strategic alternatives to expand and diversify our business and build stockholder value. We believe that the combination with Fechtor, Detwiler offers an excellent opportunity to remain in the financial services field and to achieve those goals.

BOARD RECOMMENDATION

     Our Board of Directors believes that the merger is in your best interests and unanimously recommends that you vote FOR approval of the merger and the issuance of shares of our common stock to carry out the merger.

     The Board also unanimously recommends that you vote "FOR" the other proposals to be presented at the annual meeting.

     THE AGREEMENT AND PLAN OF MERGER IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ IT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGER.

     At the time of the merger, our company will issue 6,600,000 shares of our common stock to the owners of Fechtor, Detwiler, which will thereafter become a wholly owned subsidiary of our company.

     As a result of the merger, the former owners of Fechtor, Detwiler will own approximately 52% of the outstanding common stock of the combined companies. Two principals of the firm, Richard Fechtor and Robert Detwiler, as well as members of their direct families, will together own approximately 40% of the outstanding shares of the combined companies following the merger.

     Our company's existing stockholders will retain their shares unchanged and will own approximately 48% of the combined companies after the merger.

DIRECTORS AND OFFICERS OF FECHTOR, DETWILER, MITCHELL & CO. FOLLOWING THE MERGER

     If the merger is completed, Messrs. Richard Fechtor, Andrew Detwiler, and Edward Hughes, all employees of Fechtor, Detwiler, along with Mr. Frank Jenkins, will become directors of the new company at the request of Fechtor, Detwiler. Messrs. Baran, Beek, Mitchell and Sharp will remain directors. Richard Fechtor will be chief executive officer, Sheldon Fechtor will be chief financial officer for an interim period, and James Mitchell will be chairman of the Board and President.

CONDITIONS TO THE MERGER

     Completion of the merger depends upon meeting a number of customary conditions, including, without limitation, the following:

 .    Approval of the merger by our stockholders;

 .    Approval of the termination of Business Development Company status by our stockholders;

 .    The continued accuracy of the representations and warranties made in the merger agreement;

 .    Receipt by both Fechtor, Detwiler and our company of certain legal opinions; and

 .    Consummation of the merger prior to September 30, 1999 (unless both
     Fechtor, Detwiler and our company agree to extend such deadline).

     Our company and Fechtor, Detwiler can agree to terminate the merger agreement without completing the merger.

     In addition, the merger agreement can also be terminated under the circumstances described starting on page 19.

TERMINATION FEES

     The agreement requires our company to pay a termination fee of $120,000 and give to Fechtor, Detwiler an option to purchase 600,000 shares of our common stock (currently representing approximately 10% of our outstanding shares of common stock) at $1.4064 per share if the merger agreement is terminated because our company has received a superior proposal. See page 19. The merger agreement also requires Fechtor, Detwiler to pay our company a termination fee of $120,000 and give us the right to purchase 90 shares of its common stock (currently representing approximately 10% of the outstanding shares of Fechtor, Detwiler's common stock) at book value if Fechtor, Detwiler fails to complete the merger because it has received a superior proposal. See page 19.

FAIRNESS OPINION OF FINANCIAL ADVISOR

     In deciding to approve the merger, our Board of Directors considered the advice and opinion of J.C. Bradford & Co. as to the fairness of the transaction to our stockholders from a financial point of view. See "Fairness Opinion of J.C. Bradford & Co." starting on page 12.

TAX CONSEQUENCES

     You and Fechtor, Detwiler's shareholders will not recognize any gain or loss for federal income tax purposes.

NO DISSENTERS' RIGHTS UNDER DELAWARE LAW

     You do not have dissenters' rights in connection with the merger.

VOTES REQUIRED

     A majority of the votes cast by our stockholders is required to approve the merger and the related issuance of common stock, as well as the other proposals to be considered at the meeting, except that the amendment of the Certificate of Incorporation and the withdrawal of our Business Development Company designation with the SEC will require approval by a majority of all the outstanding shares of common stock. A majority of the shares entitled to vote must be present either in person or by proxy for any matter to be approved.

TERMINATION OF BUSINESS DEVELOPMENT COMPANY STATUS

     In September 1998 we elected to be regulated as a Business Development Company so that we could make an investment in OptiMark, Inc., a development stage company. We cannot carry out the merger unless that election is terminated, and such termination requires approval by our stockholders. Following the merger, our operations and assets will be such that we will not be required to be regulated under the Investment Company Act of 1940, although we expect to retain the OptiMark investment.

THE ANNUAL STOCKHOLDERS' MEETING

     You are entitled to vote at the meeting if you owned our company's common stock at the close of business on July 30, 1999. A total of 6,166,451 shares are eligible to vote at the meeting. The stockholders will consider and vote upon the proposed merger and the following additional matters:

 .    Changing the name of the company to Fechtor, Detwiler, Mitchell & Co.

 .    Terminating our company's election to be regulated under the Investment
     Company Act of 1940.

 .    Electing one director to serve a three-year term. If the merger is approved by our stockholders, the board of directors will be expanded and new directors will be appointed as set forth on page 32.

 .    Ratifying the selection of Deloitte & Touche LLP as our independent auditors.

              JMC GROUP, INC.  SELECTED HISTORICAL FINANCIAL DATA

     We are providing the following historical financial information to help you analyze financial aspects of the merger. The information is only a summary and you should read it together with our historical financial statements and related notes contained in the annual report and quarterly report we have enclosed herein (See "Questions and Answers - How Can I Get Additional Information" on page 2).

                                          QUARTER ENDED                        YEARS ENDED DECEMBER 31,
                                         MARCH 31, 1999    1998          1997            1996            1995           1994
                                          (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA
  Total revenues                         $  321,437     $2,022,567    $6,303,291     $11,845,436     $20,371,860    $33,357,242
  Net income (loss)                      $  (30,348)    $  227,869    $ (257,292)    $  (602,919)    $ 1,741,124    $(2,370,155)

EARNINGS PER SHARE - BASIC AND DILUTED
  Net income (loss)                      $    (0.00)    $     0.04    $    (0.04)    $     (0.08)    $      0.28    $     (0.36)

BALANCE SHEET DATA
  Total assets                           $6,510,135     $6,588,499    $7,918,988     $ 8,766,023     $ 9,511,828    $ 8,380,931
  Total liabilities                      $  113,903     $  161,919    $1,837,925     $ 2,248,120     $ 2,511,006    $ 3,121,233
  Stockholders' equity                   $6,396,232     $6,426,580    $6,081,063     $ 6,517,903     $ 7,000,822    $ 5,259,698

Cash dividends of $456,465 were paid during 1994.
No cash dividends were paid during 1998, 1997, 1996 or 1995.

        FECHTOR, DETWILER & CO., INC. SELECTED HISTORICAL FINANCIAL DATA

     We are providing the following historical financial information to help you analyze financial aspects of the merger. The information is only a summary and you should read it together with the historical financial statements and related notes of Fechtor, Detwiler & Co., Inc. contained in this proxy statement (page 50 and following pages).

                                           QUARTER ENDED              YEARS ENDED DECEMBER 31,
                                          MARCH 31, 1999        1998            1997           1996
                                           (UNAUDITED)
-------------------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS DATA
  Total revenues                           $ 3,766,885      $12,079,027     $12,118,371    $ 9,820,236
  Net income                               $   162,820      $     7,981     $     4,547    $    20,659

EARNINGS PER SHARE - BASIC AND DILUTED
  Net income (loss)                        $    180.91      $      8.87     $      5.05    $     22.95

BALANCE SHEET DATA
  Total assets                             $10,682,955      $10,546,820     $11,371,688    $15,151,057
  Total liabilities                        $ 8,355,368      $ 8,382,053     $ 9,214,902    $12,998,820
  Shareholders' equity                     $ 2,327,587      $ 2,164,767     $ 2,156,786    $ 2,152,237

Price per share data adjusted to reflect 900 shares of common stock issued and outstanding. These shares will be converted into the right to receive an aggregate of 6,600,000 shares of our common stock if the merger is approved.

See pro forma adjustments to net income for a description of earnings per share.

              UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL DATA

     Presented below is unaudited pro forma combined financial information that reflects a purchase accounting method and is intended to give you a better picture of what our businesses might have looked like had they always been one company. The companies may have performed differently if they had actually been combined. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we were one company, or the future results that we will have after the merger.

                                                                  FOR THE YEAR ENDED DECEMBER 31, 1998
                                               HISTORICAL JMC       HISTORICAL
                                                 GROUP, Inc.         FECHTOR,            PRO FORMA          PRO FORMA
                                                                  DETWILER & CO.,     ADJUSTMENTS(1)(2)      COMBINED
                                                                       INC.
STATEMENT OF OPERATIONS DATA
 Total revenues                                  $2,022,567        $12,079,027                             $14,101,594
 Net income                                      $  227,869        $     7,981           $ 357,645         $   593,495

EARNINGS (LOSS) PER SHARE - BASIC AND DILUTED
 Net income (loss)                               $     0.04        $      8.87                             $      0.05

BALANCE SHEET DATA
 Total assets                                    $6,588,499        $10,546,820                             $17,135,319
 Total liabilities                               $  161,919        $ 8,382,053           $(357,645)        $ 8,186,327
 Stockholders' equity                            $6,426,580        $ 2,164,767           $ 357,645         $ 8,948,992

(1) Earnings and earnings per share adjusted for $631,000 income, net of tax (using a rate of approximately 43%), and 6,600,000 newly issued shares.

(2) Adjusted to assume that bonuses to employee owners were not paid.

                    JMC GROUP, INC. MARKET PRICE INFORMATION

     The shares of common stock of our company are currently traded on the NASDAQ small-cap market. Prior to March 18, 1999 our shares were traded on the NASDAQ national market. The current trading symbol for our common stock is JMCG. Our common stock is also listed on the Pacific Stock Exchange and traded under the symbol JMC. As of July 30, 1999, the common stock was owned by approximately 229 stockholders of record and approximately 1,049 beneficial owners. The following table reflects the high and low sales prices of the common stock as reported by NASDAQ for the calendar quarters of 1997, 1998 and 1999 to date.

                                              Sales Price
       1997                             High             Low
       ----                             ----             ---
       First Quarter                    $1.531           $0.906
       Second Quarter                   $1.188           $0.688
       Third Quarter                    $0.969           $0.625
       Fourth Quarter                   $0.953           $0.625

       1998
       ----
       First Quarter                    $1.875           $0.656
       Second Quarter                   $1.438           $0.906
       Third Quarter                    $1.219           $0.500
       Fourth Quarter                   $1.250           $0.500

       1999
       ----
       First Quarter                    $1.375           $0.750
       Second Quarter                   $2.063           $0.844
       Third Quarter                    $2.000           $1.500
        (Through July 30, 1999)


     On March 24, 1999, the last full trading day before announcement of the proposed merger, the closing price of our company common stock on the NASDAQ SmallCap market was $1.25 per share. On July 30, 1999, the closing price was $1.875.

                                  RISK FACTORS

     In addition to the other information in this Proxy Statement, you should consider carefully the following factors before making a decision on how to vote.

THE MARKET PRICE OF OUR COMPANY'S COMMON STOCK MAY DECLINE AFTER THE MERGER

     Since Fechtor, Detwiler is closely held, there has been no market evaluation of its value as an ongoing business. If the market's evaluation of the combined companies should prove to be lower than expected, a decline in the share price of our common stock could occur.

INCREASE IN BUSINESS RISKS

     The retail brokerage business, in which Fechtor, Detwiler is engaged, and in which our company was formerly engaged, is a business that involves greater risks than the structured annuities, mutual funds and financial services business in which our company has engaged in recent years.

     Financial markets and the firms that serve them are characterized by volatility, both in terms of the risks in the markets themselves and the large stock price fluctuations experienced by even the largest securities firms. These factors present opportunities for a well-managed firm but also present significant risks for investors.

POSSIBLE DILUTION OF OPTIMARK INVESTMENT

     If the OptiMark investment should prove to have a much larger value than its original cost, the benefit of that increase will be shared with the former owners of Fechtor, Detwiler through the issuance of shares by our company to carry out the merger.

WE MAY NOT BE ABLE TO ACHIEVE THE BENEFITS WE EXPECT BY COMBINING OUR BUSINESS WITH THAT OF FECHTOR, DETWILER

     We will only be able to increase our earnings per share if we are able to successfully integrate the two businesses and execute our business strategy.

OUR COMPANY'S MANAGEMENT IS UNFAMILIAR WITH SOME OF FECHTOR, DETWILER'S
BUSINESSES

     Although our company has in the past operated in the full-service brokerage industry, its management is more familiar with alternative investment products. Combining the two companies may expand existing products and services for both companies. However, the management of each company has limited experience in some of the primary products and services offered by the other.

INCREASED COMPETITION FROM LARGE DISCOUNT BROKERAGES, ON-LINE TRADING FIRMS AND BANKS

     Small, full service securities firms are faced with potentially devastating competition from large discount brokers and on-line trading firms, which have grown rapidly and continue to grow. Additionally, legal and regulatory changes which allow commercial banks and their holding companies to compete more completely in the brokerage and investment banking industries will intensify the new merged company's competition.

COMPUTER SYSTEM FAILURES OR MISCALCULATIONS RESULTING FROM THE "YEAR 2000" PROBLEM COULD ADVERSELY AFFECT OPERATIONS

     Our company, because of the limited nature of our operations, has a minimum of "year 2000" risks. A more complicated and active company such as Fechtor, Detwiler is subject to substantially greater "year 2000" risks, which, if not properly addressed, could adversely affect its financial and operating systems and its relationships with customers. Fechtor, Detwiler has represented to us that its internal systems will be year 2000 compliant, but we have not independently undertaken to verify whether it is year 2000 compliant. Accordingly, no assurances can be given that year 2000 disruptions will not occur or that resulting adverse effects will not be severe. Additionally, the failure of third parties such as the company's customers, governmental agencies, utility companies and third party service providers to be year 2000 compliant could have a material adverse effect on the Company.

                              THE ANNUAL MEETING

SOLICITATION AND REVOCATION OF PROXIES

     A form of proxy is enclosed for use by stockholders who wish to vote by proxy at the meeting. The entire cost of soliciting these proxies will be borne by our company. In addition to employees, officers and directors of our company, we have retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies at an estimated fee of $5,000 plus the reimbursement of incurred expenses. CIC and our company may employ telephone, facsimile and the U.S. Postal Service in our solicitation of proxies. Proxies duly executed and returned by stockholders and received before the meeting will be voted in accordance with the instructions indicated on the proxies. If no voting instructions are indicated on a proxy, the shares represented by that proxy will be voted in favor of each of the proposals. A proxy may be revoked at any time before it is exercised by written notice to the Secretary of the company or by a duly executed proxy bearing a later date. A stockholder who is present at the meeting and elects to vote in person shall be deemed to have revoked any proxy given by him or her.

OUTSTANDING SHARES AND VOTING RIGHTS

     There are approximately 6,166,451 shares of common stock outstanding and entitled to vote at the meeting. Each share is entitled to one vote on each proposal. Approval of the proposed Amendment of the Certificate of Incorporation and withdrawal of the Business Development Company designation with the SEC requires the affirmative vote of a majority of the outstanding shares. Approval of each of the other proposals requires a majority of votes cast on such proposal. Proxies reflecting abstentions and proxies given by brokers or nominees indicating no authority to vote on a proposal will not be counted as being voted on that proposal. A majority of the shares entitled to vote must be present in person or by proxy for any vote to be valid.

DEADLINES FOR RECEIPT OF STOCKHOLDER NOMINATIONS OR INTRODUCTION OF BUSINESS; PROPOSALS FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2000 ANNUAL MEETING

     Section 2.5 of our company's Bylaws provides that nominations may be made by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. A stockholder intending to nominate Director candidates for election must deliver written notice thereof to the Secretary of our company which notice must be received not less than sixty nor more than ninety days prior to the meeting or, if less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, within ten days after the date on which notice of such meeting is first given to stockholders. Such notice must set forth certain information concerning such stockholder and his or her nominee(s), including their names and addresses, such other information as would be required to be in the proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a Director of our company if so elected. The chairman of the Annual Meeting will refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     Our company's Bylaws also require that stockholders give advance notice and follow certain other procedures with regard to business they wish to bring before an annual meeting of stockholders. Section 2.6 of our company's Bylaws provides that all stockholders intending to bring business before the meeting deliver written notice thereof to the Secretary of our company in the same manner and within the same periods as required for stockholder nominees for the Board of Directors, as described in the preceding paragraph. Such notice shall set forth certain information concerning such stockholder and the proposed business, including any material interest of the stockholder in such business. The chairman of the Annual Meeting will refuse to permit business to be brought before the Annual Meeting if notice is not given in compliance with the foregoing procedure.

     Our company intends to hold its next Annual Meeting of Stockholders on or about August 15, 2000. Stockholders seeking to include a proposal in the Proxy Statement for our company's 2000 Annual Meeting must ensure that such proposal is received at the executive offices of our company on or before June 15, 2000. Inclusion of any such proposal is subject to certain other requirements.


                                  THE MERGER

                                  BACKGROUND

     Early in 1996, recognizing that our company's third-party marketing securities business was shrinking rather than growing, our Board and management commenced efforts to identify an opportunity to expand our customer base or the services offered by us through an acquisition or other business combination. In mid-1996, we entered into an agreement for a business combination with an information services company, but this possible transaction was terminated before submission to our stockholders.

     Throughout 1996 and 1997, we continued our securities sales programs with major financial institutions, seeking to expand those programs or (alternatively) to provide program management services to institutions which terminated third-party marketing contracts and took such programs "in house."

     At the end of 1997, management and our Board decided that our company should terminate its retail sales bank programs (although continuing to provide financial services to our existing customer base) and accordingly, we announced that we had exited from our traditional line of business and would explore strategic alternatives to maximize stockholder value.

     During late 1997, 1998 and early 1999, our company identified and researched approximately fifty companies which expressed interest in various potential transactions with us. After investigation and "due diligence," only one of these companies, Fechtor, Detwiler, appeared to be attractive as a potential candidate for a business combination.

     Commencing in December 1998, members of our management and Board of Directors, as well as representatives of J.C. Bradford & Co., held numerous meetings with Fechtor, Detwiler principals and key employees, conducted "due diligence" inquiries, explored alternative business combination structures, and negotiated terms of a potential business combination.

     At the March 18, 1999 Board of Directors' meeting, Mr. Mitchell reported to the Board that after a long series of preliminary discussions, including discussions of alternative deal structures, he and Messrs. Richard and Sheldon Fechtor had come to a conclusion that a straight stock for stock transaction was the most desirable and effective way to accomplish a business combination of the two entities. After review of a preliminary analysis prepared by J.C. Bradford & Co., the Board determined that it would be in the best interests of our stockholders to effect a merger with Fechtor, Detwiler.

  On March 24, 1999 our company and Fechtor, Detwiler signed a Memorandum of Understanding containing the key terms of the transaction and announced publicly that an agreement in principal had been entered into, subject to completing due diligence, receiving a fairness opinion from J.C. Bradford & Co., executing a definitive agreement and stockholder approval.

     At a special meeting held June 4, 1999, our Board reviewed the definitive Agreement and Plan of Merger, considered recent financial and operating results and received an oral report from representatives of J.C. Bradford, including a discussion of previously delivered comprehensive written materials. The Board also considered a report prepared by an independent counsel we retained to perform legal due diligence. Mr. Mitchell reported that our independent auditors, Deloitte & Touche LLP, had reviewed Fechtor, Detwiler's independent auditors' procedures and believed there to be no major concerns from a public company standpoint in the treatment of financials by Fechtor, Detwiler due to their private company status. Mr. Mitchell also reported on a series of meetings between management of both companies. After considering the potential benefits of a business combination between our company and Fechtor, Detwiler and the report of J.C. Bradford regarding the fairness of the transaction from a financial point of view, our Board of Directors unanimously determined to authorize execution and delivery of the definitive Agreement and Plan of Merger and all other steps necessary to present the transaction to our stockholders.

          OUR BOARD'S REASONS FOR RECOMMENDING APPROVAL OF THE MERGER

     The following are some of the most significant reasons for our Board approving the merger and recommending that our stockholders approve the merger:

 .    The securities business previously carried on by our company through third-
     party marketing arrangements with banks and thrifts had been terminated;
 .    Attempts to market our system management skills had not been successful;
 .    Re-entry into the securities business on a stand-alone basis did not appear likely to succeed;
 .    The Board and management had explored a large number of potential business combination opportunities, none of which had appeared sufficiently promising to be carried beyond the stage of initial investigation;
 .    The merger with Fechtor, Detwiler offered an opportunity for our company to stay in the securities business and expand the utilization of our systems management abilities while continuing to realize fees and servicing income from our existing accounts;
 .    Fechtor, Detwiler is a stable, well-recognized and respected securities firm with a record of many years of profitable operations;
 .    The merger consideration, 6,600,000 shares, is fair to our company from a financial point of view in the opinion of J.C. Bradford & Co.;

 .    The dollar value of the merger to our stockholders, as evidenced by the share price of our common stock following announcement of the merger and the evaluation of J.C. Bradford & Co. substantially exceeds the dollar value which could be obtained by liquidating our company; and
 .    Continuing to pursue the possibility of finding other opportunities to deploy our company's assets is unlikely to result in better value for stockholders.

     The foregoing reasons are inter-related and our Board did not assign relative weights to them.

     Our Board reviewed historical and pro-forma financial information as disclosed in this proxy statement, and considered the complementary abilities of the management of the companies. Our Board also considered the factors listed under "Risk Factors" on page 9 and determined that the benefits of the merger to our stockholders outweigh the potential negative effects associated with those risks.

                     RECOMMENDATION OF BOARD OF DIRECTORS

     Our Board of Directors has unanimously approved the Agreement and Plan of Merger and believes that the merger is fair and in the best interests of our company and its stockholders. Our Board of Directors unanimously recommends that our stockholders vote in favor of approval and adoption of the merger agreement.

                   FAIRNESS OPINION OF J. C. BRADFORD & CO.

     At the request of JMC Group's Board of Directors, J.C. Bradford delivered an oral opinion to the Board of Directors on June 4, 1999, followed by a written opinion as of the same date, that the issuance of the merger consideration by JMC Group was fair to JMC Group from a financial point of view. The full text of the J.C. Bradford opinion, attached to this document as Annex B, sets forth the assumptions made by J.C. Bradford in arriving at its opinion as well as certain qualifications to the opinion of J.C. Bradford. Furthermore, the full text of the J.C. Bradford opinion describes the information reviewed by J.C. Bradford and briefly describes the qualifications of J.C. Bradford to render an opinion as to the fairness, from a financial point of view, of the merger to JMC Group. The summary of the J.C. Bradford opinion is qualified in its entirety by reference to the full text of the J.C. Bradford opinion. The J.C. Bradford opinion is not a recommendation to any JMC Group stockholder as to how the stockholder should vote on the merger at the annual meeting.

     In preparing its report to the Board of Directors, J.C. Bradford performed a variety of financial and comparative analyses that are described below. In arriving at its opinion, J.C. Bradford did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, J.C. Bradford believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

     The following is a summary of the material portions of the report presented orally by J.C. Bradford to the JMC Group Board of Directors on June 4, 1999 and the analyses performed by J.C. Bradford in connection with its opinion:

(a) PRO FORMA MERGER ANALYSIS. Based on information obtained from the senior management of JMC Group and Fechtor Detwiler, J.C. Bradford compared JMC Group's projected earnings per share both before and after the proposed transaction through fiscal year 2001. J.C. Bradford assumed and relied solely upon JMC Group management's estimates of JMC Group's and Fechtor Detwiler's projected earnings. The pro forma fiscal earnings per share after the transaction were projected to be accretive to JMC Group's stand-alone earnings (loss) per share for each of 1999, 2000, and 2001. J.C. Bradford also reviewed the financial contribution of JMC Group and Fechtor Detwiler to the combined company on a pro forma projected basis. Stockholders of JMC Group will own approximately 48% of the outstanding common stock of the combined company following the merger. J.C. Bradford noted that stockholders of JMC Group will collectively own a greater percentage of the equity of the combined company in the merger than would be implied by the pro forma contribution in any of the years 1999 and 2000 of revenue, net income, and total assets of JMC Group to the combined company.

(b) COMPARABLE COMPANY ANALYSIS FOR FECHTOR DETWILER. Using publicly available information, J.C. Bradford reviewed certain financial and operating data for several publicly traded companies engaged in the investment banking and brokerage businesses with characteristics similar to Fechtor Detwiler's. This group included Advest, Inc., A.G. Edwards, Inc., Dain Rauscher Corp., Everen Capital Corp., Fahnestock Viner Holdings, First Albany Companies, Inc., Friedman

     Billings Ramsey, Hambrecht & Quist Group, Inc., Hoenig Group,
     Inc., Jefferies Group, Inc., Kinnard Investments, Inc., Morgan Keegan, Inc., Raymond James Financial Corp., Southwest Securities Group, and Stifel Financial Corp. The table below compares the ranges of multiples at which the comparable companies were trading on the date of the opinion to the multiples implied by the transaction value (assuming a price of $1.01 per JMC Group share).

     ---------------------------------------------------------------------
     Multiple of                      Comparable Companies          MERGER
     ---------------------------------------------------------------------
     1999 Earnings                       10.3x - 40.8x               6.7x
     ---------------------------------------------------------------------
     2000 Earnings                       7.8x -20.8x                 3.7x
     ---------------------------------------------------------------------
             BOOK VALUE                  0.7x - 3.1x                 3.1x
     ---------------------------------------------------------------------
     Latest Twelve Months EBITDA*        2.6x - 38.3x                4.5x
     ---------------------------------------------------------------------
     Latest Twelve Months Revenue        0.8x - 5.9x                 0.8x
     ---------------------------------------------------------------------
     __________
     *EBITDA means earnings before interest, taxes, depreciation and amortization. It is commonly used as a measure of cash flow of a business.

(c) LIQUIDATION ANALYSIS. J.C. Bradford prepared an analysis comparing the value of a hypothetical liquidation of JMC Group's assets to the implied stock price of shares post-merger. The liquidation analysis showed cash returned to current JMC Group stockholders of between $1.11 and $1.20 per share upon the completion of such liquidation (although upon the announcement of such liquidation, JMC Group stock would probably trade below such announced liquidation value for some period of time). J.C. Bradford noted that if the combined company traded at a 20% discount to the adjusted average price to earnings multiples of the comparable company group discussed in the comparable company analysis above, which would not be an unreasonable assumption given the combined company's anticipated trading activity, the implied value of the combined company's stock would be between $1.20 and $1.32 per share.

(d) COMPARABLE TRANSACTION ANALYSIS. Using comparable transaction analysis, J.C. Bradford calculated the multiples paid in acquisitions of companies engaged in the securities brokerage business since January 1, 1996. J.C. Bradford calculated the aggregate equity consideration paid for each acquired company as a multiple of the latest twelve months EBITDA, which ranged from 1.3x to 19.6x with an adjusted average multiple of 6.4x. Based on this analysis, J.C. Bradford noted that this range of multiples compares favorably to the multiple of projected 1999 EBITDA of 4.5x implied by the transaction value (assuming a price of $1.01 per JMC Group share). Similarly, the implied transaction value of 3.1x book value compares favorably to the comparable transaction adjusted average multiple of 3.3x book value.

(e) STOCK TRADING ANALYSIS. J.C. Bradford reviewed and analyzed the historical trading volume and prices at which the JMC Group common stock has traded since January 1, 1995 as compared to the proposed merger price. The average daily close of JMC Group stock since January 1, 1999 has been $1.03 per share. Since January 1, 1998, the average daily close has been $0.96 per share.

     JMC Group's Board of Directors engaged J.C. Bradford to render an opinion in connection with the Board's discharge of its fiduciary obligations. J.C. Bradford has advised JMC Group's Board of Directors that it does not believe that any person, including a stockholder of JMC Group, other than a member of the Board of Directors, has the legal right to rely upon the opinion for any claim arising under state law and that, should any claim be brought against it, J.C. Bradford will raise this assertion as a defense. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of JMC Group's Board of Directors under applicable law. J.C. Bradford's opinion was one of many factors JMC Group's Board of Directors considered in deciding to approve the merger.

     In the ordinary course of business, J.C. Bradford may, at any time, hold a long or short position in JMC Group's common stock. JMC Group has agreed to pay J.C. Bradford a fee for acting as financial advisor to JMC Group's Board of Directors in connection with the merger as follows: $75,000 paid on delivery of the opinion and an additional $50,000 payable for any update of the opinion. In addition, JMC Group has agreed to indemnify J.C. Bradford and its related persons against liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

                              THE MERGER AGREEMENT

     This section describes the material provisions of the merger agreement, the legal document that governs the merger. The following information, as it relates to matters contained in or contemplated by the merger agreement, is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Annex A to this document. We urge you to read the merger agreement in its entirety.

FORM OF MERGER

     At the effective time of the merger, JMC Merger Inc., a Delaware corporation and a wholly-owned subsidiary of our company, will merge with and into Fechtor, Detwiler. As a result of the merger, the separate corporate existence of JMC Merger Inc. will cease and Fechtor, Detwiler will continue its existence as a wholly owned subsidiary of our company.

MERGER CONSIDERATION

     At the effective time of the merger, each share of Fechtor, Detwiler common stock outstanding (other than shares of such stock owned by Fechtor, Detwiler or our company or any of its subsidiaries) will be converted into the right to receive 7,333.333 shares of our company's common stock. Fechtor, Detwiler currently has outstanding 900 shares of its common stock. Accordingly, the merger agreement contemplates that our company will issue a total of 6,600,000 shares of stock in connection with the merger.

EFFECTIVE TIME

     As soon as practicable on or after the date on which all conditions to closing in the merger agreement have been satisfied, we will file articles of merger in accordance with the relevant provisions of the Massachusetts Business Corporation Law, causing the merger of JMC Merger Inc. with and into Fechtor, Detwiler. The merger will become effective when the articles of merger are filed with the State Secretary of the Commonwealth of Massachusetts or at such other time as we and Fechtor, Detwiler agree to specify in the articles of merger.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties of our company and JMC Merger Inc., including with respect to the following subject matters:

     .   organization, good standing and corporate power;

     .   subsidiaries;

     .   capital structure;

     .   the corporate power and authority to enter into the merger agreement;

     . the absence of conflicts between the merger agreement and our governing documents or material agreements;

     . the accuracy and timeliness of information we have filed with the Securities and Exchange Commission (the "SEC") in our periodic filings;

     . the accuracy of information about our company included in this proxy statement;

     .   the absence of certain changes or events since March 31, 1999;

     . the absence of pending or threatened material litigation and our compliance with applicable laws;

     .   the absence of brokers, except for J.C. Bradford & Co.;

     . the written opinion of J.C. Bradford & Co. concerning the fairness of the transaction;

     .   the voting requirements of our stockholders to approve the merger;

     .   year 2000 compliance;

     .   compliance with applicable laws and regulatory matters;

     .   actions taken that might affect the tax status of the merger;

     .   tax returns and payment of taxes;

     .   employee benefit plans and other employee matters;

     .   environmental matters;

     .   title to, and condition of, tangible assets and real property;

     .   material agreements, contracts and commitments;

     .   insurance;

     .   banking relationships; and

     .   the operations of JMC Merger Inc. prior to the merger.

     The merger agreement also contains customary representations and warranties of Fechtor, Detwiler, including substantially the same subject matters as those addressed in our company's representations, plus the following additional matters:

     . the accuracy of Fechtor, Detwiler's financial statements delivered to us;

     .   the filing of reports with its regulatory agencies.

     The representations and warranties of both JMC Merger Inc. and our company, on the one hand, and Fechtor Detwiler, on the other hand, are subject to various qualifications and limitations.

COVENANTS

Conduct of the Business Pending the Merger

     Both Fechtor, Detwiler and our company have agreed that, during the period from the date of the merger agreement to the effective time of the merger, except as expressly permitted by the merger agreement, we will:

     . carry on our respective businesses in the usual, regular and ordinary course, in substantially the same manner as presently conducted and in compliance in all material respects with applicable laws and regulations;

     .   pay our respective debts and taxes as they come due;

     .   pay or perform our respective material obligations when due;

     . use commercially reasonable efforts to preserve intact our respective current business organizations;

     . maintain the services of our current officers and employees and preserve our relationships with customers, suppliers and others with which we have business dealings;

     .   not amend our respective charters or bylaws;

     . not declare or pay any dividends or distributions with respect to our capital stock;

     .   not redeem or purchase any shares of our respective capital stock;

     . not, with certain exceptions, change our respective capital structures;

     . not issue or sell any shares of our respective capital stock except upon the exercise of currently outstanding options;

     . not grant or sell any options or other commitments obligating either of us to issue or sell shares of our respective capital stock, except that Fechtor, Detwiler has the right to issue options to purchase 84 shares of its common stock granted under its 1999 Stock Option Plan (see a description of the Stock Option Plan under the "Employees" section on page 25 herein);

     . not incur, assume or guaranty any indebtedness outside the ordinary course of business;

     . not pay, discharge or satisfy obligations or liabilities above certain thresholds, outside of the ordinary course of business;

     .   not enter into or modify any material contracts;

     . not make any material changes to the compensation arrangements with our respective officers or directors; and

     .   not make any changes in our respective accounting practices.

No Inconsistent Activities

     Both our company and Fechtor, Detwiler have agreed not to permit or authorize our officers, directors or agents to solicit or encourage alternative business combinations with other entities. However, this does not prohibit the Board of Directors of either company from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written proposal to enter into a business combination with either of us which identifies a purchase price to be paid in connection with such business combination if the board of directors of such company determines:

     . in good faith, after consultation with its counsel, that consideration of the proposal is necessary in order for such board to comply with its fiduciary duties; and

     . in good faith, after consultation with its financial advisor, that the unsolicited proposal is financially superior to the transaction contemplated by the merger.

     Both parties have agreed not to engage in any discussions or negotiations with any person or entity making an unsolicited proposal prior to giving the other party 10 days prior written notice of the unsolicited proposal. Both parties have also agreed to keep the other party informed of the status and details of any unsolicited inquiry, offer or proposal.

ADDITIONAL AGREEMENTS

Preparation of Proxy Statement and Meeting of Stockholders

     Our company agreed to prepare and file this proxy statement with the SEC as soon as practicable after the execution of the merger agreement. Fechtor, Detwiler agreed to provide us with all information we reasonably requested to complete this proxy statement and agreed that we may use such information in this proxy statement. Fechtor, Detwiler also agreed to advise us if and when any information it has previously provided us becomes materially incorrect or incomplete. We agreed to hold a stockholder meeting to approve the merger and the withdrawal of our election as a business development company as soon as practicable after the execution of the merger agreement.

Access to Information; Confidentiality

     Each party to the merger agreement has agreed to provide the other party with reasonable access during normal business hours to its respective properties, books, contracts, commitments, personnel and records and certain other information prior to the effective time. Each party has agreed to maintain all such information it receives from the other party in strict confidence.

Reasonable Efforts

     Subject to certain conditions and limitations specified in the merger agreement, the parties have agreed to cooperate with each other and to use their reasonable best efforts to consummate the transactions contemplated by the merger agreement.

Indemnification, Exculpation and Insurance

     Both parties have agreed not to amend, repeal or modify, for a period of six years after the effective date, the provisions of our company's charter and by-laws with respect to indemnification and exculpation of individuals who are directors, officers or agents of our company as of the effective time of the merger, unless required by law to do so. Both parties have agreed to maintain directors' and officers' liability insurance for six years after the effective time.

Fees and Expenses

     Both parties will pay their own costs and expenses in connection with the merger, whether or not the merger is consummated.

Public Announcements

     Both parties have agreed to consult with each other prior to making any public statements or announcements in connection with the merger.

Affiliates

     Fechtor, Detwiler has agreed to identify all of its affiliates (as defined by applicable securities laws) and obtain written agreements from each of such affiliates regarding certain transfer restrictions on such affiliates' stock in our company.

CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE MERGER

     The respective obligations of our company and Fechtor, Detwiler to effect the merger are subject to customary closing conditions, including the following:

     . our company's stockholders must approve the merger on or before September 30, 1999;

     . no litigation has been brought or is threatened by a governmental agency seeking to enjoin or prevent the consummation of the merger and no injunction or restraining order has been issued which enjoins or prevents the consummation of the merger; and

     . our company has filed with the SEC a notice of withdrawal of our election to be regulated as a Business Development Company.

     In addition, our company's obligation to effect the merger is also subject to the following additional conditions:

     . the representations and warranties of Fechtor, Detwiler in the merger agreement must be true and correct in all material respects on the closing date;

     . Fechtor, Detwiler must have performed or complied with its covenants and agreements contained in the merger agreement in all material respects;

     . our company must have received an agreement from each affiliate of Fechtor, Detwiler with respect to certain matters described in the merger agreement;

     . we must have received customary certificates from Fechtor, Detwiler regarding its good standing, corporate resolutions and other matters;

     . there must have occurred no event which is reasonably likely to have a material adverse effect on the financial condition, operations or prospects of Fechtor, Detwiler;

     . our company must have received a Share Reimbursement Agreement from the stockholders of Fechtor, Detwiler with respect to the 84 shares of Fechtor, Detwiler stock for which options have been granted under the Fechtor, Detwiler 1999 Stock Option Plan. See a description of the Share Reimbursement Agreement and Stock Option Plan under the "Employees" section on page 25;

     . our company must have received certain legal opinions from Foley, Hoag & Elliot, LLP, counsel to Fechtor, Detwiler; and

     . the fairness opinion of J.C. Bradford & Co. must remain in effect as of the date of the mailing of this proxy statement.

     In addition, Fechtor, Detwiler's obligation to effect the merger is also subject to the following additional conditions:

     . the representations and warranties of our company in the merger agreement must be true and correct in all material respects on the closing date;

     . our company must have performed or complied with its covenants and agreements contained in the merger agreement in all material respects;

     . Fechtor, Detwiler must have received an opinion of its counsel that the merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Internal Revenue Code;

     . Fechtor, Detwiler must have received customary certificates from us regarding our good standing, corporate resolutions and other matters;

     . there must have occurred no event which is reasonably likely to have a material adverse effect on the financial condition, operations or prospects of our company;

     . the effective time of the merger must be on or before September 30, 1999; unless the effective time of the merger has been delayed solely by the failure of Fechtor, Detwiler to fulfill its obligations under the merger agreement;

     . the name of our company must be changed to Fechtor, Detwiler, Mitchell & Co., and our officers and directors must be as follows:

         Officers:

         Chairman of the Board and President................. James Mitchell
         Chief Executive Officer............................. Richard Fechtor
         Chief Financial Officer............................. Sheldon Fechtor
         Chief Operating Officer............................. Edward Hughes

         Directors:

         Richard Fechtor, Andrew Detwiler, Edward Hughes, James Mitchell, Robert Sharp, Barton Beek, Edward Baran, Frank Jenkins;

         and

     . Fechtor, Detwiler must have received certain legal opinions from O'Melveny & Myers LLP, counsel to our company.

TERMINATION, AMENDMENT AND WAIVER

Termination

     The merger agreement provides that at any time prior to the effective time of the merger, the merger agreement may be terminated as follows:

     .   by mutual written consent of our company and Fechtor, Detwiler;

     . by our company (if we are not in material breach of the merger agreement) if Fechtor, Detwiler has breached a representation, warranty or covenant in the merger agreement such that a condition precedent to the merger cannot be satisfied;

     . by Fechtor, Detwiler (if it is not in material breach of the merger agreement) if our company has breached a representation, warranty or covenant in the merger agreement such that a condition precedent to the merger cannot be satisfied;

     . by our company or Fechtor, Detwiler if any court or other governmental body issues a final nonappealable order, decree or ruling or takes any other action permanently enjoining, restraining, or otherwise prohibiting the consummation of the merger;

     . by our company or Fechtor, Detwiler if the merger has not occurred by September 30, 1999;

     . by our company or Fechtor, Detwiler (providing the terminating party is not in material breach of the merger agreement) if our stockholders fail to approve the merger at a duly held meeting of our stockholders;

     . by our company if, prior to the approval of the merger by our stockholders, our Board of Directors has determined in good faith upon reliance of its legal and financial advisors that the failure to terminate the agreement and accept an alternative proposal would be a breach of the Board's fiduciary duties; provided, however, that (a) we must give Fechtor, Detwiler an opportunity to offer to amend the merger agreement prior to terminating the merger agreement under these circumstances, and (b) if we terminate the merger agreement under these circumstances, we must pay the termination fee specified below;

     . by Fechtor, Detwiler if, prior to the approval of the merger by our stockholders, the stockholders of Fechtor, Detwiler by a two-thirds vote revoke all prior approvals of the merger; provided, however, that
         (a) Fechtor, Detwiler must give us an opportunity to offer to amend the merger agreement prior to terminating the merger agreement under these circumstances, and (b) if Fechtor, Detwiler terminates the merger agreement under these circumstances, it must pay us the termination fee specified below; and

     . by the Fechtor, Detwiler, if the Board of Directors of our company does any of the following: (a) withdraws or modifies adversely its recommendation of the merger following our receipt of an unsolicited proposal by a third party, (b) recommends a takeover proposal to our company's stockholders, or (c) fails to call or hold our company's stockholders' meeting following the receipt by our company of a takeover proposal.

Effect of Termination

     If either Fechtor, Detwiler or our company terminates the merger agreement for the reasons described above, the merger agreement will thereafter have no effect, and neither our company nor Fechtor, Detwiler will be liable to the other, except for payment of (a) its own fees and costs, and (b) the termination fee described below. To the extent that a termination results from the breach by one party of its representations, warranties, covenants or agreements set forth in the merger agreement, the breaching party will be liable to the non-breaching party. The confidentiality obligations of both parties described above will survive the termination of the merger agreement.

Amendment

     The merger agreement may be amended at any time by the written agreement of both Fechtor, Detwiler and our company. However, if our company and Fechtor, Detwiler decide to amend the merger agreement after our stockholders have approved the merger in a way that requires us to get the further approval of our stockholders, we can only do so with the further approval of our stockholders.

Extension; Waiver

     Both our company and Fechtor, Detwiler are free to extend the time for performance of the obligations of the other party, waive any inaccuracies in the representations and warranties of the other party, and waive compliance with any of the agreements or conditions contained in the merger agreement.

Termination Fee

     Our company will have to pay a termination fee of $120,000 to Fechtor, Detwiler if (a) we terminate the merger agreement after receiving a superior proposal from a third party, (b) Fechtor, Detwiler terminates the agreement because our Board has withdrawn its recommendation to our stockholders to approve the merger or recommended that our stockholders approve an alternative transaction, or (c) Fechtor, Detwiler terminates the merger agreement because we have violated our obligation not to solicit alternative transactions. In addition to the foregoing payment, Fechtor, Detwiler will have the right to purchase, and our company has the obligation to sell, 600,000 shares of our common stock at $1.4064 per share.

     If Fechtor, Detwiler terminates the merger agreement because it has received a superior proposal, it will have the obligation to pay our company a termination fee of $120,000. In addition to the foregoing payment, we will have the right to purchase, and Fechtor, Detwiler will have the obligation to sell to our company, up to 90 shares of Fechtor, Detwiler's common stock at a price of per share equal to the book value of such shares as of the last day of the last calendar month preceding such termination.

     If either our company or Fechtor, Detwiler fails or refuses to perform its obligations under the merger agreement, or terminates the merger agreement for any reason not permitted by the merger agreement, such party, upon written demand by the other party, will have the obligation to pay the other party $120,000.

                INFORMATION ABOUT FECHTOR, DETWILER & CO., INC.

GENERAL

     Fechtor, Detwiler is a New England regional securities brokerage and investment banking firm headquartered in Boston, Massachusetts. It operates offices in Massachusetts and Connecticut. Significant activities include institutional and retail securities brokerage, trading in equity securities as a market maker, participation in the underwriting of corporate equity securities, (including primary public offerings and underwritten secondary offerings) private placements, merger and acquisition activities, corporate advisory services, and focused equity research. Fechtor, Detwiler's principal emphasis in research, market-making activities and investment banking is the securities of companies with capitalization of less than $1 billion, which are usually but not always, traded on the NASDAQ stock market.

     Fechtor, Detwiler was originally founded as a sole proprietorship in 1962, became a partnership in 1969, and was incorporated in 1971. Fechtor, Detwiler opened its first branch office in 1976 and currently has four offices in two states (Massachusetts and Connecticut).

     For the fiscal year ended December 31, 1998, approximately 47% of total revenues were derived from brokerage commissions, 37% from principal transactions related to executing customer orders and transactions for its own account, 8% from investment banking, 5% from interest earned, and 3% from custodial fees for retirement accounts, administrative fees and other sources. In the three months ended March 31, 1999, approximately 47% of total revenues were derived from brokerage commissions, 37% from principal transactions related to executing customer orders and transactions for its own account, 9% from investment banking, 4% from interest earned, and 3% from custodial fees for retirement accounts, administrative fees and other sources.

     Fechtor, Detwiler is a member of the National Association of Securities Dealers ("NASD"), the Securities Investor Protection Corporation ("SIPC"), and also owns a seat on the Boston Stock Exchange. SIPC provides protection for client accounts up to $500,000 each, with a limitation of $100,000 for claims for cash balances. In addition to the SIPC protection, Fechtor, Detwiler has obtained a separate excess SIPC bond issued by an insurance company which increases the protection of client accounts by an additional $2.5 million. The combined insurance coverage of client accounts is therefore $3 million, with a limitation of $100,000 for cash balances.

     Institutional sales are conducted from its Boston office, and retail sales activities through registered private client representatives in all of its offices. Investment banking activities are conducted from its Boston office. The firm's trading activities, and all administrative activities, are located in its Boston headquarters.

     On March 31, 1999, Fechtor, Detwiler had approximately 72 employees, including 32 employees who were Private Client and Institutional
Representatives. The following table reflects the location of Fechtor, Detwiler's offices, the year each office opened, and the number of Private Client Representatives in each office as of March 31, 1999.

                                                                              NUMBER OF PRIVATE CLIENT
                LOCATION              CALENDAR YEAR OFFICE OPENED        AND INSTITUTIONAL REPRESENTATIVES
      ---------------------------    ----------------------------       ----------------------------------
      Massachusetts
         Boston                                1962                                     25
      Connecticut
         Meriden                               1985                                      3
         Dayville                              1985                                      2
         New Canaan                            1981                                      2
      Total Company                                                                     32

REVENUES BY SOURCE

The following table sets forth the consolidated revenues of Fechtor, Detwiler and its subsidiaries for the periods indicated in dollars and as a percentage of total revenues.

                                  YEAR ENDED DECEMBER 31                     THREE MONTHS ENDED MARCH 31,
                         1998               1997              1996              1999              1998
                  --------------------------------------------------------------------------------------------
YEARS ENDED          AMOUNT      %      AMOUNT      %     AMOUNT      %     AMOUNT      %     AMOUNT      %
--------------------------------------------------------------------------------------------------------------
Brokerage
 Commission         5,689,697   47%    5,540,987   46%   4,014,740   41%   1,753,663   47%   1,223,854   42%
Revenues
Trading Profits     4,531,095   37%    3,742,842   31%   3,581,561   37%   1,403,289   37%   1,022,921   35%
Investment Banking    918,999    8%    1,677,366   14%     932,263    9%     356,750    9%     428,500   15%
Interest              579,343    5%      765,262    6%     694,592    7%     156,224    4%     177,831    6%
Other                 359,893    3%      391,914    3%     597,080    6%      96,959    3%      68,841    2%
                   ----------         ----------         ---------         ---------         ---------
Total Revenues     12,079,027         12,118,371         9,820,236         3,766,885         2,921,947

     The percentage contribution to total revenues of each aspect of the Fechtor, Detwiler operations does not necessarily reflect a corresponding percentage contribution to net income. The various activities and departments of Fechtor, Detwiler's business are highly interdependent and it does not believe it can appropriately allocate overhead, including administrative, operations, communications and data processing expenses, to each such activity or state a percentage contribution to net income of each aspect of its operations.

RETAIL MARKETS

     Retail investment brokerage is currently Fechtor, Detwiler's largest contributor to revenues. During fiscal 1998, revenues from Fechtor, Detwiler's retail brokerage activities are estimated to represent approximately 64% of Fechtor, Detwiler's brokerage revenues and 42% of total revenues. In the three months ending March 31, 1999, revenues from Fechtor, Detwiler's retail brokerage activities are estimated to represent approximately 64% of Fechtor, Detwiler's brokerage revenues and 37% of total revenues. Revenues from retail brokerage activities are generated primarily through customer purchases and sales of stocks, although the firm also executes orders for bonds, mutual funds, and other securities.

Commissions are charged on both listed and over-the-counter agency transactions. When Fechtor, Detwiler executes over-the-counter transactions as a dealer, it charges a markup or markdown in lieu of commissions. (See "Market-Making and Principal Transactions.")

     Retail commissions are charged in accordance with a commission schedule that Fechtor, Detwiler has formulated and which may be changed from time to time. Fechtor, Detwiler believes its commission schedule is comparable to the commission schedules of full-service retail brokerage firms. In some cases, discounts from the schedule are granted to retail clients, generally on large trades or to active customers. Fechtor, Detwiler does not attempt, however, to compete with the commission rates charged by many brokerage firms generally referred to as "discount brokers". The largest portion of Fechtor, Detwiler's retail clients are individuals who reside in the northeastern United States. Fechtor, Detwiler is not dependent, however, on any single client or small number of clients. Fechtor, Detwiler is heavily dependent, however, on the continued services of its Private Client Representatives to attract and retain clients. (See "Employees".)

     In addition to brokerage revenues, Fechtor, Detwiler's client accounts are a source of interest income. As a service to its retail clients, Fechtor, Detwiler provides margin accounts which allow the customer to pay less than the full cost of a security purchased, with the balance of the purchase price being provided by Fechtor, Detwiler as a loan secured by the securities purchased. In fiscal 1998 and the three months ended March 31, 1999, approximately 5% and 4% of total revenues, respectively, was attributable to interest charged on client margin accounts. Debit balances in client margin accounts were approximately
$7,962,602 at March 31, 1999.   The amount of such margin loans is subject to
the margin requirements of the Board of Governors of the Federal Reserve System, as set forth in Regulation T, and Fechtor, Detwiler's internal policies. In permitting customers to purchase securities on margin, Fechtor, Detwiler bears the risk of a market decline which could reduce the value of its collateral below customers' indebtedness.

     In addition to securities brokerage and margin lending services, Fechtor, Detwiler also provides its retail clients specialized financial services including equity research, individual retirement account custodial services and money market services. Fees are charged for some, but not all, of these services.

INSTITUTIONAL BROKERAGE

     Fechtor, Detwiler executes securities transactions for institutional investors such as investment partnerships, mutual funds, insurance companies, and pension and profit sharing plans. Institutional investors normally purchase and sell securities in large quantities which require special marketing and trading expertise. Fechtor, Detwiler believes that a significant portion of its institutional brokerage commissions are received as a consequence of providing institutions with research it develops from industry channels as well as research on specific equity investments. Fechtor, Detwiler provides services to a nationwide institutional client base. During 1998, revenues from institutional brokerage activities represented approximately 36% of Fechtor, Detwiler brokerage services and 24% of total revenues. In the three months ending March 31, 1999 institutional brokerage revenues are estimated to approximate 36% of Fechtor, Detwiler brokerage service and 24% of total revenues. The institutional equity department includes four Institutional Representatives and its institutional business is highly dependent on their continued employment.

     Transactions for institutional investors are executed by Fechtor, Detwiler acting as broker or as principal. Fechtor, Detwiler negotiates its commission with its institutional customers.

MARKET-MAKING AND PRINCIPAL TRANSACTIONS

     Fechtor, Detwiler actively engages in trading as principal in various phases of the over-the-counter securities business. To facilitate trading by its customers, Fechtor, Detwiler buys, sells and maintains inventories of common stocks in order to "make markets" in those securities. Revenues from principal transactions, which include trading profits or losses and sales credits, depend upon the general trend of prices, the level of activity in the securities markets, the skill of employees engaged in market-making and the size of the inventories. The activities of Fechtor, Detwiler in trading as principal require the commitment of capital and create an opportunity for profit and risk of loss due to market fluctuations. In 1998 and the three months ending March 31, 1999, Trading Department revenues were approximately 18% and 23%, respectively, of total revenues.

     In executing customers' orders to buy or sell NASDAQ stocks in which it makes a market, Fechtor, Detwiler may sell a security to, or purchase a security from, its customers at a competitive price, plus or minus a mark-up or mark-down. Alternatively, Fechtor, Detwiler may act as an agent and execute a customer's purchase or sell order with another broker-dealer which acts as a market-maker, at the best inter-dealer market price, in which case a commission is charged.

     As of March 31, 1999, the Trading Department included 3 persons engaged mainly in over-the-counter equity trading. Fechtor, Detwiler's trading department's positions are subject to constant scrutiny by the Trading Manager and the firms' trading activities reviewed daily by senior management for the purpose of assessing the extent of positions and other areas of financial risk.

INVESTMENT BANKING

     Fechtor, Detwiler participates in both public and private corporate distributions as a manager or as a member of an underwriting syndicate or selling group. Corporate offerings principally involve common stock or other equity securities issued by corporations.

     Fechtor, Detwiler's underwriting activities, together with its selling group participation, are an important source of securities for distribution to its clients because of the availability of a large amount of securities for distribution and fees earned in connection with such offerings. Fechtor, Detwiler's underwriting business is very competitive and is expected to remain so in the near future. Fechtor, Detwiler's underwriting activities are highly dependent on market conditions.

     Participation in an underwriting syndicate or selling group involves both economic and regulatory risks. An underwriting participant may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the agreed purchase price. In addition, under federal securities laws, other statutes and court decisions, an underwriting participant or selling group member may be subject to substantial liability for material misstatements or omissions in prospectuses and other communications with respect to such offerings. Further, underwriting commitments require a charge against net capital and Fechtor, Detwiler's ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the SEC's applicable net capital rule. (See "Regulation".)

     In addition to the public underwriting and syndication activities described above, Fechtor, Detwiler engages in other investment banking services such as marketing private offerings of corporate securities, assisting in arranging mergers and acquisitions, and providing valuation and financial consulting services for mergers, acquisitions, stock option issuance and other corporate purposes. Fees generated by these investment banking services accounted for approximately 8% of Fechtor, Detwiler's total revenues during 1998 and 9% of total revenues in the three months ended March 31, 1999.

RESEARCH SERVICES

     Fechtor, Detwiler's research activities are focused on industry channels of distribution and on individual companies, with particular emphasis on companies with capitalization of less than $1 billion, many of which are not covered by other research analysts but which Fechtor, Detwiler believes may have potential for significant growth. Fechtor, Detwiler's primary research efforts is provided by six full-time equity analysts. Fechtor, Detwiler believes the service provided by its Research Department is important to the other revenue-generating activities of the firm, including retail and institutional brokerage, market making, and investment banking. Research reports are made available without charge to Fechtor, Detwiler's clients.

ADMINISTRATION AND OPERATIONS

     Fechtor, Detwiler's operations and administrative personnel, which included approximately 26 employees as of March 31, 1999, are responsible for the processing of securities transactions; receipt, identification and delivery of funds and securities; custody of clients' securities; cash management; credit; internal financial control; accounting; human resources; purchasing; telecommunications; technology; facilities; general office services; client services; marketing; and compliance with regulatory requirements.

     Fechtor, Detwiler clears its own securities transactions. There is considerable fluctuation in the volume of transactions which a securities firm must handle. In the past, when the volume of trading in securities reached record levels, the securities industry experienced significant operating problems. Fechtor, Detwiler has never experienced any significant operating difficulties, even during periods of exceptionally heavy trading. There is, however, no assurance that heavy trading volume in the future will not result in clearing and processing difficulties. The following table sets forth the high, low, and average number of monthly sale and purchase transactions processed by Fechtor, Detwiler during the periods shown.

                                                      MONTHLY
         FISCAL YEARS         HIGH          LOW       AVERAGE
         ------------------------------------------------------
             1998            8,384        5,632       7,076
             1997            8,048        4,795       6,291
             1996            6,834        3,743       4,760

     The electronic data processing related to recording all data pertinent to security transactions and general accounting is performed through proprietary in-house systems as of March 31, 1999. However, Fechtor, Detwiler implemented a third-party, full-featured brokerage accounting system in June of 1999.

     As required by regulatory bodies, Fechtor, Detwiler carries fidelity bonds covering loss or theft of securities, as well as employee dishonesty, forgery and alteration of checks or similar items, and forgery of securities. Such bonds provide total coverage of $1,000,000 (subject to a $25,000 deductible per claim).

     All transactions are recorded and posted to the books daily; trades are posted on a settlement date basis (normally 3 business days after the date for equities and debt issues and one business day after trade date for options). Designated personnel monitor these activities to ensure compliance with applicable laws, rules, and regulations. Periodic review of certain controls is conducted and administrative and operations personnel meet frequently with management to review operational conditions in the firm.

COMPETITION
-----------

     Fechtor, Detwiler is engaged in the highly competitive securities brokerage and financial services businesses. It competes directly with regional securities brokerage firms, large national and international securities firms, and discount brokerage firms for a share of the retail brokerage business in its market area. To an increasing degree, Fechtor, Detwiler also competes for various segments of the retail financial service business with other institutions such as commercial banks, mutual fund companies and financial planning firms. In particular, it is generally believed that legal and regulatory changes allowing commercial banks and their holding companies to compete more directly in the brokerage and investment banking businesses will increase competition for all brokerage firms.

     In addition to the competition for retail investment business, there is substantial competition among firms in the securities industry to attract and retain experienced and productive Private Client Representatives. (See "Employees.")

     Fechtor, Detwiler believes it is one of the smaller brokerage firms that clears its own transactions. Most of its competitors have far greater personnel and financial resources than Fechtor, Detwiler. Larger competitors are able to advertise their products and services on a national or regional basis and have a far greater number and variety of distribution outlets for their products. Discount brokerage firms market their services through aggressive pricing and promotional efforts. Most competitors have much more extensive investment banking activities than Fechtor, Detwiler and, therefore, possess a relative advantage with regard to securities distribution.

     Recent rapid advancements in computing and communications technology are substantially changing the means by which financial services are delivered. These changes are providing consumers with more direct access to a wide variety of financial and investment services, including market information and on-line trading and account information. Advancements in technology also create demand for more sophisticated levels of client services. Provision of these services may entail considerable cost without an offsetting source of revenue. Although Fechtor, Detwiler is committed to utilizing technological advancements to provide a high level of client service, many of its competitors have far greater technological resources at their disposal. Fechtor, Detwiler maintains a web site on the Internet (www.fede.com) and allows designated customers to access
                      ------------
on-line account information, but does not currently offer customers on-line trading.

EMPLOYEES
---------

     As of March 31, 1999, Fechtor, Detwiler had 72 employees, of whom 28 were
full-time Private Client and Institutional Representatives.   None of Fechtor,
Detwiler's employees are covered by a collective bargaining agreement.

     Fechtor, Detwiler's future success is highly dependent upon its continuing ability to hire, train and retain qualified Private Client and Institutional Representatives. During the twelve months ended December 31, 1998, Fechtor, Detwiler hired 6 Private Client Representatives. The total number of Private Client Representatives decreased from 53 to 35 during that period reflecting the closing of two offices, new hires, departures, internal transfers to and from the position of Private

Client Representatives and other positions. Fechtor, Detwiler conducts its own training of new Private Client Representatives, each of whom is required to take examinations given by the NASD and certain state securities regulators in order to be registered and qualified. Fechtor, Detwiler also provides for continuing training programs for Private Client Representatives. Private Client Representatives are required to meet continuing education requirements as promulgated by the industry. Competition is intense among securities firms for investment brokers with good sales production records.

     Fechtor, Detwiler provides employee benefits, including medical, life, accidental death and disability insurance, a 401(k) plan, as well as a flexible benefits plan which allows pre-tax contributions for medical insurance premiums, out-of-pocket medical expenses, and dependent care expenses, which are thought to be competitive with other firms of similar size.

     In order to provide employees of Fechtor, Detwiler with an equity interest in the company after the merger, Fechtor, Detwiler has issued stock options representing the right to purchase approximately 82 shares of its common stock (600,000 shares of the merged company after the merger) to 13 key or long-term employees. The three stockholders of Fechtor, Detwiler, Messrs. Sheldon Fechtor, Richard Fechtor and Robert Detwiler, each have agreed to reimburse the merged company, from the shares each will receive in the merger, the full amount of the shares issued to employees on exercise of these options.

     Sheldon Fechtor, the founder of Fechtor, Detwiler, and one of its principal executive officers since 1962 and currently chief financial officer, intends to retire from full time employment with the company by February 29, 2000. He has also agreed to sell all of his remaining stock in Fechtor, Detwiler, most of which will be sold to current officers and employees of Fechtor, Detwiler. Fechtor, Detwiler has commenced a search to identify and hire a chief financial officer as a replacement for Mr. Fechtor.

REGULATION
----------

     The securities industry in the United States is subject to extensive regulation under federal and state laws. The Securities and Exchange Commission ("SEC") is the federal agency charged with administration of the federal securities laws. Much of the regulation of broker-dealers, however, has been delegated to self-regulatory organizations, principally the NASD and the national securities exchanges. These self-regulatory organizations adopt rules (which are subject to approval by the SEC) which govern the industry and conduct periodic examinations of commissions in the states in which they are registered. Fechtor, Detwiler is currently registered in 47 states and the District of Columbia.

     The regulations to which broker-dealers are subject cover all aspects of the securities business, including sales practices, trade practices among broker-dealers, capital structure of securities firms, uses of safekeeping of clients' funds and securities, record keeping, and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the SEC and by self-regulatory organizations, or changes in interpretations or enforcement of existing laws and rules, often affect directly the method of operation and profitability of broker-dealers. The SEC and the self-regulatory organizations may conduct administrative proceedings which can result in censure, fines, suspension or expulsion of a broker-dealer, its officers and employees. The principal purpose of regulation and discipline of broker-dealers is the protection of clients and the securities markets rather than the protection of creditors or stockholders of broker-dealers.

     One of the most important regulations with which Fechtor, Detwiler must continually comply is SEC Rule 15c3-1, which requires all broker-dealers to maintain a minimum amount of net capital, as defined by SEC rules. These rules, under the alternative method, prohibit a broker or dealer from engaging in any securities transactions at a time when its net capital is less than 2% of aggregate debit items arising from customer transactions; in addition, restrictions may be imposed on the operations of a broker or dealer if its net capital is less than 5% of aggregate debit items. At March 31, 1999 Fechtor, Detwiler's net capital was 25% of aggregate debit items.

     The laws, rules and regulations of the various federal, state and other regulatory bodies to which the business of Fechtor, Detwiler is subject are constantly changing. While the management believes that it is currently in compliance in all-material respects with all laws, rules and regulations applicable to its business, it cannot predict what effect any changes of such laws or regulations might have.

PROPERTIES
----------

     Fechtor, Detwiler uses general office space for the conduct of its business. Fechtor, Detwiler's main office is located at 225 Franklin Street, Boston, Massachusetts. The lease for this space, which contains approximately 15,000 square feet, commenced on July 1, 1997 and expires in 2007. Its branch operations are conducted in various office buildings located in three other locations. All of Fechtor, Detwiler's offices are leased. Although Fechtor, Detwiler occupies leased facilities, relocations and renovations often require capital expenditures for leasehold improvements, furniture and equipment. In addition, implementation of improved technology (see "Administration and Operations") has required significant capital expenditures for telecommunications equipment and computer hardware and software. The technology-related capital expenditures are expected to continue.

LEGAL PROCEEDINGS
-----------------

     Fechtor, Detwiler has been named in legal actions relating to its securities business. After consultation with its legal counsel, Fechtor, Detwiler believes that the resolution of these various lawsuits and claims will not have a material adverse effect on the results of operations or the financial condition of Fechtor, Detwiler.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS FOR FECHTOR DETWILER & CO., INC.


RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997
---------------------------------------------------------------------

     Total Revenue was essentially flat at $12,079,000 in the 1998 fiscal period compared to $12,118,000 in the 1997 fiscal period.

     Commission Revenues increased 3% from $5,540,000 in the 1997 fiscal period to $5,690,000 in the 1998 fiscal period. This increase, achieved despite the closing of two of six offices, was principally due to the increased overall stock market trading activity, as well as restructuring both the retail and institutional sales departments in the Boston office.

     Principal Transactions Revenue increased 21% from $3,743,000 in the 1997 fiscal period to $4,531,000 in the 1998 fiscal period. This increase came as a result of a favorable market environment for equity securities and record results in its proprietary trading activity.

     Investment Banking Revenue decreased 45% from $1,677,000 in the 1997 fiscal period to $919,000 in the 1998 fiscal period. This decrease resulted from a decline in small capitalization initial and secondary public offerings.

     Interest Income decreased by 24% from $765,000 in the 1997 fiscal period to $579,000 for the 1998 fiscal period. This decrease was the result of a decrease in average customer debit balances as a result of restructuring the home office sales force and closing two offices.

     Other Income decreased 8% from $392,000 in the 1997 fiscal period to $360,000 in the 1998 fiscal period. This decrease resulted primarily from a decrease in the payment for order flow.

     Total Expenses decreased nominally from $12,093,000 in the 1997 fiscal period to $12,045,000 in the 1998 fiscal period.

     Compensation and Benefits Expense decreased 2% from $7,642,000 in the 1997 fiscal period to $7,497,000 in the 1998 fiscal period. This decrease was principally due to the decrease in personnel as a result of closing two offices, offset to some extent by severance costs. Year-end headcount was 93 in the 1997 fiscal period compared to 71 in the 1998 fiscal period.

     General and Administrative Expenses decreased by 18% from $1,474,000 in the 1997 fiscal period to $1,209,000 in the 1998 fiscal period. This decrease was due to the closing of two branch offices.

     Floor Brokerage, Clearing and Commissions Expense increased by 33% from $1,104,000 in the 1997 fiscal period to $1,463,000 in the 1998 fiscal period. This increase was mainly due to the addition of a large institutional client and to a lesser extent to product mix change.

     Occupancy Expense increased by 19% from $673,000 in the 1997 fiscal period to $801,000 in the 1998 fiscal period. This increase was due to the full year's expense of relocation of the home office offset to a small degree by the closing of one branch office.

     Communications and Data Processing Expense decreased 12% from $588,000 in the 1997 fiscal period to $518,000 in the 1998 fiscal period. This decrease was the result of the elimination of communication linkages with two branch offices.

     Interest Expense decreased by 29% from $403,000 in the 1997 fiscal period to $286,000 in the 1998 fiscal period. This decrease was due to the decline in borrowing related to customer margin accounts.

     Other Operating Expenses increased by 30% from $209,000 in the 1997 fiscal period to $272,000 in the 1998 fiscal period. This increase was due to modest fluctuations in miscellaneous expenses.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996
---------------------------------------------------------------------

     Total revenue increased by 23% from $9,820,000 in the 1996 fiscal period to $12,118,000 in the 1997 fiscal period.

     Commission Revenue increased 38% from $4,015,000 in the 1996 fiscal period to $5,541,000 in the 1997 fiscal period. This increase was due in part to a beneficial market environment and additions to Fechtor, Detwiler's retail sales force.

     Principal Transactions increased 4% from $3,582,000 in the 1996 fiscal period to $3,743,000 in the 1997 fiscal period. This increase was principally due to a successful year of proprietary trading for Fechtor, Detwiler's own account.

     Investment Banking Revenues increased 80% from $932,000 in the 1996 fiscal period to $1,677,000 in the 1997 fiscal period. This increase was the result of favorable market conditions for primary and secondary offerings and Fechtor, Detwiler's participation therein.

     Interest Income increased by 10% from $695,000 in the 1996 fiscal period to $765,000 million in the 1997 fiscal period. This increase was principally due to the increase in margin account balances.

     Other Income decreased by 34% from $597,000 in the 1996 fiscal period to $392,000 in the 1997 fiscal period. This resulted primarily from some reclassification of income accounts.

     Total Expense increased by 24% from $9,782,000 in the 1996 fiscal period to $12,093,000 in the 1997 fiscal period.

     Compensation and Benefits expense increased by 11% from $6,880,000 in the 1996 fiscal period to $7,642,000 in the 1997 fiscal period. This increase was primarily due to incentive compensation based on the increase in revenue and the staffing increase in two branch offices and the home office. Year-end headcount in the 1996 fiscal period was 104 compared to 93 in the 1997 fiscal period.

     General and Administrative expense increased by 37% from $1,076,000 in the 1996 fiscal period to $1,474,000 in the 1997 fiscal period. This increase was primarily due to the increase in professional services and travel and entertainment expense related to investment banking and to a lesser extent to expenses associated with ramping up retail sales.

     Floor Brokerage, Clearing and Commissions expense increased 139% from $462,000 in the 1996 fiscal period to $1,104,000 in the 1997 fiscal period. This increase was related to an institutional revenue increase and its direct affect on floor brokerage expense.

     Occupancy Expense increased by 89% from $357,000 in the 1996 fiscal period to $673,000 in the 1997 fiscal period. This increase resulted from the relocation and expansion of two branch offices and the home office.

     Communication and Data Processing increased by 21% from $487,000 million in the 1996 fiscal period to $588,000 in the 1997 fiscal period. This increase was primarily due to the outfitting of two branch offices and the associated ongoing costs.

     Interest Expense increased by 6% from $382,000 in the 1996 fiscal period to $403,000 in the 1997 fiscal period. This increase was due to financing the increase in customer debit balances.

     Other Operating Expense increased by 53% from $137,000 in the 1996 fiscal period to $209,000 in the 1997 fiscal period. This increase was mainly due to an increase in depreciation and amortization expense.

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998
-------------------------------------------------------------------------------
(UNAUDITED)
-----------

     Total Revenue increased by 29% from $2,922,000 in the three-month period ended March 31, 1998 to $3,767,000 the three-month period ended March 31, 1999.

     Commission Revenue increased by 43% from $1, 224,000 in the 1998 three-month period to $1,754,000 in the 1999 three-month period. This increase resulted from increased market activity and an increase in the number of producing personnel for the full quarter.

     Principal Transaction Revenue increased 37% from $1,023,000 in the 1998 three-month period to $1,403,000 in the 1999 three-month period. This increase was due to increased market activity and the continued success of the company's proprietary trading.

     Investment Banking Revenue decreased 17% from $429,000 in the 1998 three-month period to $357,000 in the 1999 three-month period. This decrease was due to a less favorable environment for small capitalization offerings and a restructuring of the investment banking group.

     Interest Income decreased 12% from $178,000 in the 1998 three-month period to $156,000 in the 1999 three-month period. This decrease was due to a decreased level of debit balances in customer margin accounts.

     Other Income increased 41% from $69,000 in the 1998 three-month period to $97,000 in the 1999 three-month period. This increase was due to a confluence of relatively small items that vary insignificantly in any given period.

     Total Expenses increased by 17% from $2,974,000 in the 1998 three-month period to $3,471,000 in the 1999 three-month period due primarily to factors described below.

     Compensation and Benefits increased by 32% from $1,827,000 in the 1998 three-month period to $2,405,000 in the 1999 three-month period. This increase was primarily due to performance related compensation in the sales departments and the estimate made for a quarterly bonus provision that is calculated on an annual basis. Headcount at the end of the 1998 three-month period was 78 compared to 72 at the end of the 1999 three-month period.

     General and Administrative Expenses decreased by 5% from $260,000 in the 1998 three-month period to $247,000 in the 1999 three-month period. This decrease was due to the closing of two branch offices offset by an increase in professional services expense.

     Floor Brokerage, Clearing and Commissions increased by 18% from $350,000 in the 1998 three-month period to $412,000 in the 1999 three-month period. This increase was primarily due to the increase in market trading activity.

     Occupancy Expense declined by 16% from $198,000 in the 1998 three-month period to $167,000 in the 1999 three-month period. This decrease was due primarily to the closing of two branch offices.

     Communications and Data Processing decreased by 20% from $159,000 in the 1998 three-month period to $127,000 in the 1999 three-month period. This decrease was due primarily to the closing of two offices.

     Interest Expense decreased 57% from $111,000 in the 1998 three-month period to $48,000 in the 1999 three-month period. This was due to the lower average level of borrowing related to customer margin accounts and more appropriate cash management.

     Other Operating Expenses decreased by 6% from $69,000 in the 1998 three-month period to $65,000 in the 1999 three-month period. This was primarily due to a decline in depreciation and amortization expense.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     Fechtor, Detwiler finances its business primarily through cash generated by operations. As of March 31, 1999, it had $10.2 million in assets, which consisted of cash or assets readily convertible into cash, principally receivables from clearing brokers and securities owned and receivables from customers. Receivables from clearing brokers include interest bearing cash balances held with clearing brokers, net of amounts related to securities transactions that have not yet reached their contracted settlement date, which is generally within three business days of the trade date. Securities owned principally consist of equity securities which trade in Nasdaq and on the NYSE and AMEX markets.

     Net income (loss) plus depreciation and amortization was $182,556 and ($8,289) during the three months ended March 31, 1999 and 1998, respectively. Net income plus depreciation and amortization was $132,472, $152,337 and $133,877 during the year ended December 31, 1998, 1997, and 1996 respectively. Depreciation and amortization expense, which related to fixed assets, was $19,736 and $43,854 during the three months ended March 31, 1999 and 1998, respectively, and $124,491, $147,790 and $113,218 during the year ended December 31, 1998, 1997, and 1996 respectively.

     Capital expenditures were $44,892 for the three months ended March 31, 1999 and $11,400 for the comparable period in 1998 and $94,941, $225,081 and $132,213 during the years ended December 31, 1998, 1997, and 1996 respectively. Fechtor, Detwiler anticipates that it will meet its 1999 capital expenditure needs out of operating cash flows.

     As a registered broker-dealer and market maker, Fechtor, Detwiler is subject to regulatory requirements intended to ensure the general financial soundness and liquidity of broker-dealers and requiring the maintenance of minimum levels of net capital, as defined in SEC Rule 15c3-1 ($250,000 as of March 31, 1999). These regulations also prohibit a broker-dealer from repaying subordinated borrowings, paying cash dividends, making loans to its parent, affiliates or employees, or otherwise entering into transactions which would result in a reduction of its total net capital to less than 120.0% of its required minimum capital. Moreover, broker-dealers, including Fechtor, Detwiler, are required to notify the SEC prior to repaying subordinated borrowings, paying dividends and making loans to its parent, affiliates or employees, or otherwise entering into transactions, which, if executed, would result in a reduction of 30.0% or more of their excess net capital (net capital less minimum requirement). The SEC has the ability to prohibit or restrict such transactions if the result is detrimental to the financial integrity of the broker-dealer. At March 31, 1999 and the end of fiscal years 1998, 1997 and 1996, Fechtor, Detwiler had net capital of $1,847,909, $1,644,617, $1,476,510 and $1,788,243,
respectively, which was $1,597,909, $1,394,617, $1,226,510 and $1,533,933, respectively, in excess of its required net capital of $250,000.

     Fechtor, Detwiler has revolving line-of-credit facilities with two different banks. The maximum credit facility under each is $5 million and each facility is due on demand. Borrowings under these facilities amounted to $4,000,000, $3,800,000 and $7,000,000 at March 31, 1999, December 31, 1998 and
1997, respectively. Interest on one of the facilities is based on the federal funds rate plus 1.10%, while interest on the other is based on the federal funds rate plus 1.25%. Fechtor, Detwiler currently anticipates that available cash resources and credit facilities will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next 12 months.

TRENDS & UNCERTAINTIES
----------------------

EMPLOYEE RELATIONS

  Fechtor, Detwiler believes it is heavily dependent on the continued service of its Private Client Representatives. Servicing of Fechtor, Detwiler's Private Clients accounted for 42% of its total revenues for 1998. The future success of Fechtor, Detwiler is dependent upon its continuing ability to hire, train and retain qualified representatives. Although Fechtor, Detwiler believes its employee relations to be good, competition is intense among securities firms for investment brokers with good sales production records.

MARGIN ACCOUNTS

     In permitting customers to purchase securities on margin, Fechtor, Detwiler bears the risk of a market decline which could reduce the value of its collateral below customers' indebtedness. Interest charged on margin accounts accounted for 5% and 4% of total revenues for the three months ended March 31, 1999 and for the year ended 1998, respectively.

MARKET MAKER ACTIVITY

     The activities of Fechtor, Detwiler in trading as principal require the commitment of capital and create an opportunity for profit and risk of loss due
to market fluctuations.   There can be no certainty of market stability.

INVESTMENT BANKING ACTIVITY

     The underwriting business in which Fechtor, Detwiler operates is very competitive and is expected to remain so in the foreseeable future.
Underwriting activities are highly dependent on market conditions. Participation in an underwriting syndicate or selling group involves both economic and regulatory risks. An underwriting participant may incur losses if it is unable to resell the securities it is committed to purchase, or if it is forced to liquidate its commitment at less than the agreed purchase price. In addition, under federal securities laws, other statutes and court decisions, an underwriting participant or selling group member may be subject to substantial liability for material misstatements or omissions in prospectuses and other communications with respect to such offerings. Further, underwriting commitments require a charge against net capital and Fechtor, Detwiler's ability to make underwriting commitments may be limited by the requirement that it must at all times be in compliance with the SEC's applicable net capital rule. (See "Regulation" and "Investment Banking".)

ADMINISTRATION AND ONGOING OPERATIONS

     Fechtor, Detwiler clears its own securities transactions. There is considerable fluctuation in the volume of transactions which a securities firm must handle. In the past, when the volume of trading in securities reached record levels, the securities industry experienced significant operating problems. Although Fechtor, Detwiler has never experienced any significant operating difficulties, even during periods of exceptionally heavy trading, there is, however, no assurance that heavy trading volume in the future will not result in clearing and processing difficulties. (See "General - Administration and Ongoing Operations" above.)

YEAR 2000 COMPLIANCE

     Many currently installed computer systems and software products are coded to accept or recognize only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, computer systems and/or software used by many companies and governmental agencies may need to be upgraded to comply with such Year 2000 requirements or risk system failure or miscalculations causing disruptions of normal business activities.

     Pursuant to SEC requirements, Fechtor, Detwiler has been engaged in an assessment and testing of the Year 2000 readiness of its trading-related, communications and data processing systems, all of which are licensed from third parties. Fechtor, Detwiler's readiness plan consists of testing of its trading-related systems, including links to exchanges; contacting third-party vendors and licensors of material hardware, software and services that relate directly and indirectly to the trading systems; contacting vendors of critical non-trading related communications and data processing systems and repair or replacement of certain equipment. Fechtor, Detwiler also participated in a securities industry test of Year 2000 compliance on June 12, 1999. Fechtor, Detwiler's systems were in compliance with the Year 2000 requirements of this test.

     As of June 30, 1999, Fechtor, Detwiler had incurred approximately $250,000 in costs in connection with identifying and evaluating Year 2000 compliance issues. Most of these expenses were related to the operating costs associated with time spent by employees in the evaluation process and Year 2000 compliance matters generally. Fechtor, Detwiler does not currently contemplate substantial additional Year 2000 expenditures.

     Fechtor, Detwiler is not currently aware of any remaining material Year 2000 compliance problems relating to its transaction processing and reporting systems that would have a material adverse effect on its business, financial condition and operating results. Fechtor, Detwiler may, however, discover Year 2000 compliance problems that will require substantial revisions or changes in its systems. The failure to adequately address Year 2000 compliance issues in trading-related, communications or data processing systems could result in litigation, which could be costly and time-consuming to defend.

     In addition, Fechtor, Detwiler relies on its customers, governmental agencies, utility companies, securities exchanges, third-party service providers, and others outside its control to be Year 2000 compliant. The failure by these entities to be Year 2000 compliant could result in a systemic failure beyond Fechtor, Detwiler's control, such as a telecommunications or electrical failure, which could also prevent Fechtor, Detwiler from delivering services to its customers and could have a material adverse effect on its business, results of operations and financial condition.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Fechtor, Detwiler's trading and business activities exposes its capital to significant risks. These risks include, but are not limited to, absolute and relative price movements, price volatility or changes in liquidity, over which it has virtually no control.

     Fechtor, Detwiler licenses an automated trading and risk management system from a third-party that provides real time, on-line risk management information and inventory control. Fechtor, Detwiler's Trading Manager monitors its risks using this system on an intra-day basis through constant review of trading positions. The senior management of Fechtor, Detwiler reviews of trading positions on a daily basis.

     In the normal course of its market-making business, Fechtor, Detwiler maintain inventories of exchange-listed and OTC securities. The fair value of these securities at March 31, 1999 was $10,800 in long positions and $8,606 in short positions. The potential change in fair value, using a hypothetical 10.0% decline in prices, is estimated to be a $219 loss as of March 31, 1999 due to the offset of losses in long positions with gains in short positions. The amount of any gain or loss resulting from a change in the market value on long and short positions is dependent upon the balance maintained for both longs and shorts on any given day.

     As a service to its retail clients, Fechtor, Detwiler provides margin accounts which allow the customer to pay less than the full cost of a security purchased, with the balance of the purchase price being provided by Fechtor, Detwiler as a loan secured by the securities purchased. Debit balances in
client margin accounts were approximately $7,962,602 at March 31, 1999.   The
amount of such margin loans is subject to the margin requirements of the Board of Governors of the Federal Reserve System, as set forth in Regulation T, and Fechtor, Detwiler's internal policies. In permitting customers to purchase securities on margin, Fechtor, Detwiler bears the risk of a market decline which could reduce the value of its collateral below customers' indebtedness.

                           FORWARD LOOKING STATEMENTS

     When used in this proxy statement, the words "expects," "believes," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties, including those set forth below that could cause actual results to vary materially from those projected. These forward-looking statements speak only as of the date hereof. Fechtor, Detwiler expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Fechtor, Detwiler's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.


                       INFORMATION ABOUT JMC GROUP, INC.

     Reference is made to the information concerning our company contained in its Annual Report on Form 10-K for the year ended December 31, 1998 and Form 10-Q for three months ended March 31, 1999, which are being delivered with this proxy statement and are incorporated herein by reference.

 PROPOSED BOARD OF DIRECTORS AND OFFICERS OF FECHTOR, DETWILER, MITCHELL & CO.
                              FOLLOWING THE MERGER

     The following table sets forth names and certain other information concerning the proposed Board of Directors and executive officers of Fechtor, Detwiler, Mitchell & Co., if the merger is concluded:

                                                                     TERM OF
                                                                    OFFICE AS
                                                                    DIRECTOR
NAME                     AGE            POSITION                   WILL EXPIRE
--------------------------------------------------------------------------------
James Mitchell           60          Chairman, President               2001
                                        and Director

Richard Fechtor          68        Chief Executive Officer             2002
                                        and Director

Edward Hughes            58        Chief Operating Officer             2000
                                        and Director

Andrew Detwiler          40               Director                     2002

Edward Baran             63               Director                     2000

Barton Beek              75               Director                     2002

Robert Sharp             64               Director                     2001

Frank Jenkins            62               Director                     2001

Sheldon Fechtor          66    Chief Financial Officer (Interim)

Stephen Frank            47    Chief Legal Officer and Secretary

     The principle occupations for the first five years of each proposed new director and executive officer of our company following the merger is set forth below. Information with respect to the principal occupation during the past five years of each current director and officer is set forth following the table on page 33. There will be no other family relationships among Directors or executive officers of Fechtor, Detwiler, Mitchell & Co., other than Richard and Sheldon Fechtor, who are brothers.

     Richard Fechtor, is the CEO and Director of Fechtor, Detwiler. Mr. Fechtor has also served as Treasurer of Fechtor, Detwiler during the past 36 years. He is a graduate of Boston University and also serves on the Board of Directors of Vascular Laboratories. Mr. Fechtor is a registered NASD General Securities Principal.

     Sheldon Fechtor is the founder of Fechtor, Detwiler and is currently Chairman and CFO of that company. Over the past 36 years, he has served as Chairman, CEO, President and Director of Fechtor, Detwiler. Mr. Fechtor is a graduate of Boston University. He has served as a member of the Board of Governors of the NASD and its Executive Committee and on the National Operations Committee, Trading Committee, Statutory Disqualifications Committee and the Market Surveillance Committee. He also currently serves on the Board of Advisors to the Economic Department of Boston University. Mr. Fechtor is a registered General Securities Principal with the NASD. Mr. Fechtor has expressed a desire to retire as soon as a replacement for his position as CFO can be identified. See page 25.

     Andrew Detwiler, has been with Fechtor, Detwiler for 16 years having served as Director of Research and currently as Managing Director of Capital Markets. He graduated from the University of Vermont and also serves on the Board of Directors of American Golf Centers, Inc. and Radican Systems, Inc. He is a registered General Securities Principal with the NASD.

     Edward Hughes is Vice President and Director of Operations of Fechtor, Detwiler and has been with the company for 13 years. He holds a Bachelor of Science degree in Business Administration and an Associates Degree in Finance from

Northeastern University. Mr. Hughes has served as a member and as Chairman of the 13th District Committee of the NASD. He is a registered General Securities and Financial Principal with the NASD.

     Frank Jenkins is an Associate Professor of Finance at RPI Lally School of Management in Hartford, Connecticut, and also provides ongoing financial, marketing and business strategy consulting to several clients. He was formerly the Chief Financial Officer, Vice President and managing partner of Harbridge House, Inc. for 25 years until it was purchased by Coopers & Lybrand in 1993. Mr. Jenkins retired as Managing Director of Coopers & Lybrand in 1998. He graduated from North Carolina State University with a BSME and has a MBA from Wharton School, University of Pennsylvania. He is currently on the Board of Directors of Metro West Health, Inc., Metrowest Health Foundation, Inc., Clark, Cutler, McDermott, Inc. and the Boston Classical Orchestra.

     Stephen Frank has been the Chief Legal Officer and Chief Compliance Officer of Fechtor, Detwiler & Co., Inc. since 1993. He has a BA in Psychology from C.W. Post College and a JD from New York Law School. Mr. Frank has sat as both an arbitrator and chairperson in NASD sponsored arbitrations and has been a member of the NYSE and NASD Content Committee for national continuing education. He is a registered General Securities Principal with the NASD.

            CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF OUR COMPANY

     The following table sets forth names and certain other information concerning our company's Directors and executive officers, as of June 30, 1999:

                                                                                  PRESENT
                                                                                  TERM OF
                                                                                  OFFICE AS
                                                                                  DIRECTOR
NAME                    AGE                      POSITION                          EXPIRES
--------------------------------------------------------------------------------------------
James Mitchell          60          Chairman, President and Chief Executive         2001
                                            Officer and Director

Edward Baran            63                       Director                           2000

Barton Beek             75                       Director                           1999

Charles Black           72                       Director                           2000

Robert Sharp            64                       Director                           2001

     Information with respect to the principal occupation during the past five years of each nominee, each current Director and each executive officer is set forth below. There are no family relationships among Directors or executive officers of our company.

     James Mitchell became a Director in October 1988 and became Chairman and Chief Executive Officer of our company on January 1, 1993 and assumed the responsibilities of President of our Company as well on January 1, 1997. Mr. Mitchell is the founder of our principal subsidiary, James Mitchell & Co. In 1973, Mr. Mitchell was a founding officer of Security First Group, a financial services firm which pioneered the concept of marketing insurance and annuity products through stock brokerage firms. Before joining that firm, Mr. Mitchell served as Vice President of Marketing for the Variable Annuity Life Insurance Company of Houston, Texas. He attended Portland State University and is a registered General Securities Principal with the NASD.

     Edward Baran became a Director in August 1992. Mr. Baran, who has spent more than thirty years in the insurance business, is currently Chairman and Chief Executive Officer of BCS Financial Corporation, a financial services holding company. Prior to joining BCS in November 1987, Mr. Baran was Vice Chairman, President and Chief Executive Officer of Capitol Life Insurance Company of Denver, Colorado. He is a graduate of Georgetown University and a member of the Audit and Compensation Committees of the Board of Directors.

     Barton Beek became a Director in January 1984. Mr. Beek is a securities attorney specializing in mergers and acquisitions and a senior partner of O'Melveny & Myers, a law firm which he joined in 1955, with offices worldwide. Mr. Beek is a graduate of the California Institute of Technology, the Stanford University Graduate School of Business and Loyola

College of Law. Mr. Beek is a director of Wynns International, Inc. He is a member of the Audit and Compensation Committees of the Board of Directors.

     Charles Black became a Director in June 1993. Mr. Black is currently a private investor, having most recently served as Vice Chairman of Pertron Controls Corporation. From 1982 to 1985, Mr. Black served as Executive Vice President, Director and Chief Financial Officer of Kaiser Steel Corporation. He served as Executive Vice President and Chief Financial Officer of Great Western Financial Corporation and Great Western Savings and Loan from 1980 to 1982 after having spent over 20 years in various financial and management positions with Litton Industries, Inc., the most recent being Corporate Vice President and Treasurer. Mr. Black is a member of the Board of Governors of the Pacific Exchange and serves as a director of Investment Company of America and the American Variable Insurance Series, all mutual funds. He also serves as a director of Wilshire Technologies, Inc., and Anworth Mortgage Asset Corp., both publicly-held companies, and he is a director of a number of privately-held corporations. Mr. Black is a graduate of the University of Southern California. He is Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

     Robert Sharp became a Director in May 1995. Mr. Sharp retired from his position as President and Chief Executive Officer of Keyport Life Insurance Company in February 1992 after having served in that position since 1979. Mr. Sharp is the past chairman of the National Association for Variable Annuities and a former director of the National Association of Life Companies. Mr. Sharp is a graduate of the California State University at Sacramento and is a registered Principal with the NASD. Mr. Sharp is also a director of Navallier Variable Funds, a mutual fund. Mr. Sharp is a member of the Audit Committee and Chairman of the Compensation Committee of the Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of our company's last three fiscal years to our Chief Executive Officer (the "named executive officer") (1):

                                                                               LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                               SECURITIES
                                                                               UNDERLYING       ALL OTHER
                                                      ANNUAL COMPENSATION       OPTIONS/       COMPENSATION
  Name and Principal Position             YEAR       SALARY($)    BONUS($)     SARs(#)(2)        ($)(3)
-----------------------------------------------------------------------------------------------------------
James Mitchell, Chairman and              1998       225,000       --                --            9,740
 Chief Executive Officer                  1997       239,087       --           100,000            7,811
                                          1996       291,627       --                --            9,579

--------------
(1) Although SEC regulations require four highest paid executive officers in the classification of the "named executive officers" (other than the Chief Executive Officer), no other officer of the company qualifies for this specification under Regulation S-K, Item 402a(3).

(2) Our company does not have any outstanding Stock Appreciation Rights
    ("SARs").

(3) Amounts reported for Mr. Mitchell in the "All Other Compensation" column include $4,911, $2,982 and $4,750, respectively, for 1998, 1997 and 1996, representing our company's contributions to its 401(k) Savings Plan on his behalf and $4,829 for each of 1998, 1997 and 1996, representing life insurance premiums advanced by our company pursuant to a split dollar insurance agreement.

OPTION GRANTS

     No grants of options to purchase common stock were made to the named executive officer during the 1998 fiscal year.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information related to options exercised by the named executive officer during the 1998 fiscal year and the number and value of options held at fiscal year-end.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS/SARs AT FY-          IN-THE-MONEY OPTIONS/
                                SHARES ACQUIRED       VALUE               END(#)(1)              SARs AT FY-END($)(1)(2)
    NAME                        ON EXERCISE (#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------------------
James Mitchell                         0               0           141,667        33,333            0              0

--------------
(1) Our company does not have any outstanding SARs.

(2) The closing price for the common stock on December 31, 1998, as reported by the NASDAQ National Market System, was $0.9380. The named executive officer's outstanding options were exercisable for a price greater than $0.9380 at fiscal year end.

COMPENSATION OF DIRECTORS

     The members of the Board of Directors who are not full-time employees of our company are entitled to receive reimbursement for out-of-pocket expenses they incur in attending Board meetings and otherwise performing their duties and receive fees of $1,000 for each meeting of the Board of Directors which they attend. Members of committees additionally receive $500 per committee meeting held on the same day as a Board of Directors' meeting, or $1,000 per committee meeting if held on a different day. Non-employee Directors receive formula grants of non-qualified stock options under our company's 1993 Executive Stock Option Plan. Options to acquire 12,000 shares of common stock are to be granted within six months after an individual takes office as a Director and options to acquire an additional 12,000 shares are to be granted within six months after every third anniversary of such Director's taking office. As reported in the Form 10-K for the year ended December 31, 1997, on February 17, 1998, in addition to their regular formula grants, the outside Directors of our company were each granted stock options to purchase 25,000 shares of common stock at a price of $1.125, which was equal to the closing price for the common stock on June 30, 1998. Officers of our company are not compensated for their services as Directors or committee members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors served as an officer or employee of our company or its subsidiaries. No executive officers of our company served during fiscal 1998 on the board of directors of any company which had a representative on our company's Board of Directors. No member of our company's Board of Directors served during 1998 as an executive officer of a company whose board of directors had a representative from our company or our Board of Directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1998, executive compensation policy was recommended by a Compensation Committee (the "Committee") which is composed of all the independent members of the Board of Directors (the "Board"). The Committee held one meeting during 1998. The Committee is responsible for recommending executive compensation policy and practice to the Board of Directors and was responsible for administering our company's 1993 Executive Stock Option Plan. The Board of Directors did not modify or reject in any material way any action or recommendation of the Committee during fiscal year 1998.

     The Board's compensation policy with regards to our company's executive officers has been to provide these officers, in aggregate, with salary and incentive compensation competitive with the marketplace. Compensation has primarily consisted of salaries, stock options and cash bonuses based upon our company's pre-tax earnings. For 1998, only Mr. Mitchell was a party to an employment contract. The employment contract of the President and CEO, which had originally expired January 1, 1996, was reinstated by action of the Board, with Mr. Mitchell abstaining, on February 17, 1998, effective as of January 1, 1998. The reinstated contract provides for a base salary of $225,000 per year plus basic company benefits for a three-year term.

     The Committee, at its March 1, 1999 meeting, considered the operating results for 1998 and although the Committee felt that management during the year had acted appropriately in a very difficult environment and was continuing to maintain energy and creativity in its search for new sources of revenue for our company, it decided not to award any cash bonus to the Chief Executive Officer.

     While there is no established policy with respect to the frequency or amount of options grants, the Board desires that the executive officers own Company stock to both provide incentive compensation based on performance factors deemed important to our stockholders and to provide an element of downside risk to more closely align the interests of executives with the interests of the stockholders. The Board considers the granting of stock options annually and, in reviewing the Chief Executive Officer's recommendation, considers the individual executive officer's contributions to our company and the amount and terms of existing options. No grants were made to Mr. Mitchell during 1998.

     James Mitchell, who became Chief Executive Officer of our company effective January 1, 1993, received a total of $225,000 in salary for fiscal 1998. This compares to $239,087 in salary for fiscal 1997. This also compares to $291,627 in salary for fiscal 1996. All salary totals are exclusive of standard benefits. At the close of 1998, Mr. Mitchell was the largest stockholder of our company with a total of approximately 718,041 shares beneficially owned and vested options to purchase 75,000 shares of common stock at a price of $4.40 per share and 66,667 shares at a price of $1.375 per share.

     The report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that our company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of the
Board of Directors of JMC Group, Inc.:

Robert Sharp, Chairman
Edward Baran
Barton Beek
Charles Black

                               PERFORMANCE GRAPH

     The following chart compares the yearly percentage change in the cumulative total stockholder return on the common stock during the five fiscal years ended December 31, 1998 with the cumulative total return on the S&P 500 Index and the NASDAQ Financial Stocks Industry Index.


                       [PERFORMANCE GRAPH APPEARS HERE]

Performance          1993      1994      1995      1996      1997      1998
NASDAQ             $100.00   $100.24   $145.98   $187.14   $287.20   $276.58
S&P 500             100.00     98.46    132.05    158.80    208.05    266.30
JMCG                100.00     18.12     10.50     11.23      7.61     10.88

--------------
Assumes $100 invested on December 31, 1993 in JMC Group, Inc., S&P 500 Index and NASDAQ Financial Stock Industry Market.

     The foregoing information shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent our company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Unless otherwise noted below, the following table presents certain information with respect to the ownership of the common stock as of July 30, 1999 by each person known by our company to own beneficially more than 5% of the common stock, by each person who is a Director or nominee for Director of our company, by each named executive officer and by all executive officers and Directors of our company as a group:

                                                                        SHARES OF COMMON
                                                                             STOCK
                                                                       BENEFICIALLY OWNED
                                                                     AS OF JULY 30, 1999 (1)
                                Name                                 NUMBER(3)          %
-----------------------------------------------------------------------------------------------
James Mitchell (2)                                                      785,669      12.38%
JMC Group, Inc.
9710 Scranton Road, Suite 100
San Diego, CA 92121

Robert London (4)                                                       498,500       7.85%
Cruttendon Roth Incorporated
809 Presidio Avenue
Santa Barbara, CA 93101

Charles Black(5)                                                        273,531       4.31%

Barton Beek                                                             137,500       2.17%

Robert Sharp                                                            153,500       2.42%

Edward Baran                                                             28,500          *

All Executive Officers and Directors as a group (5 persons)           1,378,700      21.72%
      Total outstanding shares(6)                                     6,347,118

--------------
*   Less than 1%

(1) All ownership figures include options to purchase shares of common stock exercisable within 60 days of July 30, 1999, as set forth below. Except as otherwise noted below, each individual, directly or indirectly, has sole or shared voting and investment power with respect to the shares listed.

(2) Includes 19,776 vested shares of common stock contributed by our company to its 401(k) Savings Plan for Mr. Mitchell. Directors do not have 401(k) Plan holdings with our company.

(3) Includes options to purchase 66,667, 28,500, 28,500, 28,500, 28,500 and
    180,667 shares of common stock for Messrs. Mitchell, Baran, Beek, Black, Sharp and for all executive officers and Directors as a group, respectively.

(4) Mr. London filed a Schedule 13D on November 25, 1997 for 423,500 shares of common stock and an amended Schedule 13D on December 23, 1997 for an additional 75,000 shares of common stock. As of July 30, 1999, no other
    Schedule 13D amendment had been filed.

(5) Includes 22,800 shares held by the Charles Black Pension Trust and 14,000 shares held by Mr. Black as trustee for the benefit of Charles Black, Jr., Richard S. Black and Mr. Black in which Mr. Black has a 1/3 beneficial ownership interest. Also includes 36,200 shares owned individually by Mr. Black's wife as to which he disclaims beneficial ownership.

(6) Includes 180,667 shares issuable upon exercise of stock options.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our company's Directors and executive officers, and persons who own more than 10% of a registered class of its equity securities, to file with the Securities and Exchange Commission, NASDAQ and the Pacific Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Executive officers, Directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

     Specific due dates for these reports have been established and we are required to identify those persons who failed to timely file these reports. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with.


               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Board of Directors has proposed the following amendment of the Certificate of Incorporation.

Name Change Amendment

     Article I shall be amended to read: "The name of the Corporation is Fechtor, Detwiler, Mitchell & Co."

     The approval of the proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.


                             ELECTION OF A DIRECTOR
NOMINEE

     One of our company's total of five Directors is to be elected at the Annual Meeting. The Board of Directors of our company has authorized the nomination at the Annual Meeting of the person named below as a candidate. Unless otherwise directed, the Proxy Holders will vote the proxies received by them for the nominee named below. In the event that the nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the existing Board of Directors to fill the vacancy. It is not expected the nominee will be unable or will decline to serve as a Director.

     Information with respect to the nominee to the Board of Directors is set forth above in "Directors and Executive Officers." The name of the nominee is as follows:

Barton Beek

     The Director elected at this Annual Meeting will serve a three-year term, until the annual meeting of stockholders in 2002, or until his successor is duly elected.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote is required for the election of the Director nominee.

DIRECTORS FOLLOWING MEETING

     If the merger is completed, the Board of Directors will concurrently be reconstituted to consist of the individuals identified under "Proposed Board of Directors and Officers of Fechtor, Detwiler, Mitchell & Co. Following the Merger" on page 32 without further action of the stockholders.


                        APPROVAL OF INDEPENDENT AUDITORS

     The Board of Directors is recommending the ratification of its selection of Deloitte & Touche LLP as our company's independent certified public accountants to audit the financial statements of our company for the 1999 fiscal year. In the event such approval of stockholders is not received, the Board will select another firm to audit our financial statements. Deloitte & Touche LLP has audited the financial statements of our company and its subsidiaries for fiscal 1998 and are expected to audit the financial statements for fiscal 1999. Deloitte & Touche LLP has advised our company that neither it nor any of its partners or associates has any direct or indirect financial interest in or any connection with our company other than as accountants and auditors. Representatives of Deloitte & Touche LLP are welcome to attend the Annual Meeting, to make a statement, if they desire to do so, and to respond to appropriate questions. However, they are not presently expected to attend.


                 INCORPORATION OF ANNUAL AND QUARTERLY REPORTS


     The Annual Report on Form 10-K of our company for the year ended December 31, 1998 and the Form 10-Q for the three months ended March 31, 1999 are being delivered with this proxy statement and are incorporated herein by reference.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     Presented below is unaudited pro forma combined financial information that reflects a purchase accounting method and is intended to give you a better picture of what our businesses might have looked like had the companies been combined on January 1, 1998. The companies may have performed differently if they had actually been combined. You should not rely on the pro forma information as being indicative of the historical results that we would have had if we were one company, or the future results that we will have after the merger.

        PRO FORMA INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1998
                                  (UNAUDITED)


                                                                 Historical      HISTORICAL FECHTOR,    PRO FORMA       PRO FORMA
                                                               JMC GROUP, INC.  DETWILER & CO., INC.   ADJUSTMENTS      COMBINED
REVENUES
  Commissions                                                   $1,295,678      $ 5,689,697                             $ 6,985,375
  Net gain on sale of rights to certain future asset-based
    fee revenues                                                $  330,000                -                                 330,000
  Interest                                                         296,296          579,343                                 875,639
  Principal transactions                                                 -        4,531,095                               4,531,095
  Investment Banking                                                     -          918,999                                 918,999
  Other                                                            100,593          359,893                                 460,486
                                                                ----------      -----------                             -----------
   TOTAL REVENUES                                                2,022,567       12,079,027                              14,101,594
                                                                ----------      -----------                             -----------
EXPENSES
  Employee compensation and benefits                               651,567        7,497,319             (631,000)(1)      7,517,886
  Fees to financial institutions                                   412,441                -                                 412,441
  Professional fees                                                222,531                -                                 222,531
  Rent                                                              76,625          800,532                                 877,157
  Telephone                                                         34,311                -                                  34,311
  Depreciation and amortization                                     28,025                -                                  28,025
  General and administrative expenses                              221,198        1,208,793                               1,429,991
  Communications and data processing                                     -          517,455                                 517,455
  Floor brokerage, clearing and commissions                              -        1,462,622                               1,462,622
  Interest                                                               -          286,217                                 286,217
  Other operating expenses                                               -          272,316                                 272,316
                                                                ----------      -----------                             -----------
   TOTAL EXPENSES                                                1,646,698       12,045,254             (631,000)        13,060,952
                                                                ----------      -----------                             -----------

  INCOME BEFORE INCOME TAXES                                       375,869           33,773              631,000          1,040,642

INCOME TAX PROVISION                                               148,000           25,792              273,355 (2)        447,147
                                                                ----------      -----------                             -----------
     NET INCOME                                                 $  227,869      $     7,981              357,645            593,495
                                                                ==========      ===========                             ===========
EARNINGS PER SHARE - BASIC AND DILUTED                          $     0.04      $      8.87                             $      0.05

WEIGHTED AVERAGE NUMBER OF SHARES

 BASIC                                                           6,134,516              900                 (900)
                                                                                                       6,600,000 (3)     12,734,516
 DILUTED                                                         6,144,329              900                 (900)
                                                                                                       6,600,000 (3)     12,744,329

        PRO FORMA INCOME STATEMENT FOR THE PERIOD ENDED MARCH 31, 1999
                                  (UNAUDITED)


                                                      HISTORICAL JMC    HISTORICAL FECHTOR,     PRO FORMA   PRO FORMA
                                                       GROUP, INC.     DETWILER, & CO., INC.   ADJUSTMENTS   COMBINED

REVENUES
  Commissions                                         $  263,674         $1,753,663                         $ 2,017,337
  Interest                                                57,043            156,224                             213,267
  Principal transactions                                       -          1,403,289                           1,403,289
  Investment Banking                                           -            356,750                             356,750
  Other                                                      720             96,959                              97,679
                                                      ----------         ----------                         -----------
   TOTAL REVENUES                                        321,437          3,766,885                           4,088,322
                                                      ----------         ----------                         -----------
EXPENSES
  Employee compensation and benefits                     140,223          2,405,302(1)                        2,545,525
  Fees to financial institutions                          83,053                  -                              83,053
  Professional fees                                       56,117                  -                              56,117
  Rent                                                    15,070            167,300                             182,370
  Telephone                                                7,698                  -                               7,698
  Depreciation and amortization                            3,979                  -                               3,979
  General and administrative expenses                     65,161            246,758                             311,919
  Communications and data processing                           -            127,149                             127,149
  Floor brokerage, clearing and commissions                    -            411,792                             411,792
  Interest                                                     -             48,041                              48,041
  Other operating expenses                                     -             64,507                              64,507
                                                      ----------         ----------                         -----------
   TOTAL EXPENSES                                        371,301          3,470,849                           3,842,150
                                                      ----------         ----------                         -----------
  INCOME (LOSS) BEFORE  INCOME TAXES                     (49,864)           296,036                             246,172

INCOME TAX PROVISION (BENEFIT)                           (19,516)           133,216                             113,700
                                                      ----------         ----------                         -----------
     NET INCOME (LOSS)                                $  (30,348)        $  162,820                             132,472
                                                      ==========         ==========                         ===========
EARNINGS (LOSS) PER SHARE - BASIC AND
 DILUTED                                              $    (0.00)        $   180.91                         $      0.01

WEIGHTED AVERAGE NUMBER OF SHARES
 BASIC                                                 6,166,451                900                 (900)
                                                                                               6,600,000 (3) 12,766,451
 DILUTED                                               6,166,451                900                 (900)
                                                                                               6,600,000 (3) 12,766,451

          PRO FORMA BALANCE SHEET FOR THE PERIOD ENDED MARCH 31, 1999
                                  (UNAUDITED)

                                                            HISTORICAL JMC    HISTORICAL FECHTOR,     PRO FORMA       PRO FORMA
                                                             GROUP, INC.      DETWILER & CO., INC.    ADJUSTMENTS     COMBINED
ASSETS
 CURRENT ASSETS
  Cash and cash equivalents                                 $4,856,843          $ 1,041,570                           5,898,413
  Receivables from insurance companies                          89,778                    -                              89,778
  Income tax receivable                                         89,257                    -                              89,257
  Receivables from brokers, dealers and clearing
   Organizations                                                     -               83,251                              83,251
  Receivables from customers                                         -            8,318,552                           8,318,552
  Deposits paid for securities borrowed                              -              186,300                             186,300
  Deposits with clearing organizations                               -              304,459                             304,459
  Marketable securities at market                                                    10,800                              10,800
  Deferred tax asset                                            63,530                    -                              63,530
  Other assets                                                  91,620              449,871                             541,491
                                                            ----------          -----------                         -----------
    TOTAL CURRENT ASSETS                                     5,191,028           10,394,803                          15,585,831
                                                            ----------          -----------                         -----------
 Investment in OptiMark Technologies, Inc.                   1,000,000                    -                           1,000,000
 Investment in purchased subsidiary and goodwill
  arising from acquisition                                           -                    -     6,666,000 (4)
                                                                                               (6,396,232)(5)           269,768
  Furniture, equipment and leasehold improvements -
   net of accumulated depreciation and amortization
   of $524,819 for JMC Group, and $676,190 for
   Fechtor, Detwiler                                            16,311              262,332                             278,643
  Asset-based fees purchased - net of accumulated
   amortization of $1,094,333 in 1999 and $1,073,386
   in 1998                                                     302,796                    -                             302,796
  Exchange membership                                                                13,000                              13,000
  Goodwill - previously existing                                                     12,820                              12,820
                                                            ----------          -----------                         -----------
    TOTAL ASSETS                                            $6,510,135           10,682,955       269,768           $17,462,858
                                                            ==========          ===========                         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
  Accrued fees to financial institutions                    $   43,211                    -                         $    43,211
  Accrued expenses and other liabilities                        30,066                    -                              30,066
  Accrued payroll and related expenses                          40,626                    -                              40,626
  Securities sold, not yet purchased, at market                      -                8,606                               8,606
  Notes payable - bank                                               -            4,000,000                           4,000,000
  Accounts payable - customers                                       -            2,987,015                           2,987,015
  Accounts payable and accrued                                       -            1,359,747                           1,359,747
   Liabilities
                                                            ----------          -----------                         -----------
    TOTAL CURRENT LIABILITIES                                  113,903            8,355,368                           8,469,271
                                                            ----------          -----------                         -----------

                                  (Unaudited)

                                                    HISTORICAL JMC    HISTORICAL FECHTOR,     PRO FORMA          PRO FORMA
                                                      GROUP, INC.     DETWILER & CO., INC.   ADJUSTMENTS          COMBINED
 STOCKHOLDERS' EQUITY
  Preferred stock, no par value;                             -                       -               -                    -
   authorized 5,000,000 shares
 Common stock, $.01 par value; authorized par
   20,000,000 shares; issued and outstanding
   6,166,451 shares in 1999 for JMC Group; no
   value - authorized 7,500 shares - issued and
   outstanding 1,000 shares in 1998                       61,664               131,563         (61,664) (5)         197,563
                                                                                                66,000  (4)
  Treasury stock - 100 shares                                  -              (189,510)                            (189,510)
  Additional paid-in-capital                             583,276                     -        (583,276)(5)        6,600,000
                                                                                             6,600,000 (4)
  Retained earnings                                    5,751,292             2,385,534      (5,751,292)(5)        2,385,534
                                                      ----------           -----------                          -----------
   TOTAL STOCKHOLDERS' EQUITY                          6,396,232             2,327,587         269,768            8,993,587
                                                      ----------           -----------                          -----------
   TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                              $6,510,135           $10,682,955         269,768          $17,462,858
                                                      ==========           ===========                          ===========

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The foregoing Unaudited Pro Forma Financial Statements relate to an Agreement and Plan of Merger under which Fechtor, Detwiler & Co., Inc., a Boston securities firm, will become a subsidiary of our company. The current owners of Fechtor, Detwiler will receive 6,600,000 shares of our common stock, making them the owners of approximately 52% of the outstanding shares of common stock in our company.


(1) For the year ended December 31, 1998, the pro forma adjustment assumes that the bonuses to owner employees of $631,000 were not paid. For the period ended March 31, 1999, no bonuses to owner employees were accrued or paid and therefore, no pro forma adjustment was necessary.

(2)  Adjusted to tax effect bonus adjustment.

(3)  Adjusted to reflect issuance of shares for this transaction.

(4)  Adjusted to record transaction as if it occurred on March 31, 1999.

(5)  Adjusted to record consolidating elimination entry at March 31, 1999.

                              ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Fechtor, Detwiler & Co., Inc.



We have audited the accompanying statements of financial condition of Fechtor, Detwiler & Co., Inc. as of December 31, 1998 and 1997, and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fechtor, Detwiler & Co., Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Arthur Andersen LLP


Boston, Massachusetts
February 10, 1999

                 [TOFIAS, FLEISHMAN, SHAPIRO & CO., P.C. LOGO]

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Shareholders
Fechtor, Detwiler & Co., Inc.



We have audited the accompanying financial statements of Fechtor, Detwiler & Co., Inc. as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fechtor, Detwiler & Co., Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ TOFIAS, FLEISHMAN, SHAPIRO & CO., P.C.
Tofias, Fleishman, Shapiro & Co., P.C.
Cambridge, Massachusetts
February 11, 1997

350 Massachusetts Avenue               Independent Member of BKR International
Cambridge, Massachusetts 02139         www.tfsandco.com
                                       Telephone 617-761-0600
                                       Facsimile 617-761-0601

         AUDITED FINANCIAL STATEMENTS OF FECHTOR, DETWILER & CO., INC.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                            FOR THE YEARS ENDED DECEMBER 31,
                                                                                             1998                       1997
 ASSETS:
 Cash                                                                                     $   573,633               $   574,463
 Deposits with clearing organizations                                                         304,459                   297,822
 Securities owned at market                                                                         -                         -
 Receivables from brokers, dealers and clearing organizations                                   3,884                    12,710
 Receivable from correspondent broker                                                               -                         -
 Receivables from customers                                                                 8,079,811                 9,001,297
 Deposits paid for securities borrowed                                                        815,650                   580,830
 Equipment and improvements, net of accumulated depreciation of  $678,101 for
  1998 and $889,348 for 1997                                                                  262,278                   291,827
 Other                                                                                        507,105                   612,739
                                                                                          -----------               -----------

     Total assets                                                                         $10,546,820               $11,371,688
                                                                                          ===========               ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
 Notes payable--banks                                                                     $ 3,800,000               $ 7,000,000
 Securities sold, not yet purchased, at market                                                  1,369                     3,550
 Payables to brokers, dealers and clearing organizations                                            -                         -
 Deposits received for securities loaned                                                            -                         -
 Payables to customers                                                                      3,312,857                 1,362,442
 Note payable - shareholder                                                                         -                         -
 Accounts payable and accrued liabilities                                                   1,267,827                   848,910
                                                                                          -----------               -----------
     Total liabilities                                                                      8,382,053                 9,214,902
                                                                                          -----------               -----------

COMMITMENTS AND CONTINGENCIES (NOTE 11)

SHAREHOLDERS' EQUITY:
 Common stock, no par value--
  Authorized--7,500 shares
  Issued--1,000 shares                                                                        131,563                   131,563
 Retained earnings                                                                          2,222,714                 2,214,733
                                                                                          -----------               -----------
 Total shareholder equity with treasury stock                                               2,354,277                 2,346,296

 Less--100 shares of treasury stock, at cost                                                  189,510                   189,510
                                                                                          -----------               -----------
     Total shareholders' equity                                                             2,164,767                 2,156,786
                                                                                          -----------               -----------
     Total liabilities and shareholders' equity                                           $10,546,820               $11,371,688
                                                                                          ===========               ===========

  The accompanying notes are an integral part of these financial statements.

                                            STATEMENTS OF OPERATIONS

                                                  FOR THE YEARS ENDED DECEMBER 31,
                                              1998               1997            1996
REVENUES:
 Commissions                                  $ 5,689,697       $ 5,540,987      $4,014,740
 Principal transactions                         4,531,095         3,742,842       3,581,561
 Investment banking                               918,999         1,677,366         932,263
 Interest                                         579,343           765,262         694,592
 Other income                                     359,893           391,914         597,080
                                              -----------       -----------      ----------
   Total Revenues                              12,079,027        12,118,371       9,820,236
                                              -----------       -----------      ----------
EXPENSES:
 Compensation and benefits                      7,497,319         7,641,575       6,880,285
 General and administrative                     1,208,793         1,474,376       1,076,040
 Floor brokerage, clearing and commissions      1,462,622         1,103,770         462,034
 Occupancy                                        800,532           672,452         357,158
 Communications and data processing               517,455           587,802         487,336
 Interest                                         286,217           403,365         382,155
 Other operating expenses                         272,316           209,301         137,419
                                              -----------       -----------      ----------
        Total expenses                         12,045,254        12,092,641       9,782,427
                                              -----------       -----------      ----------

   Income before provision for taxes               33,773            25,730          37,809

Provision for Taxes                                25,792            21,183          17,150
                                              -----------       -----------      ----------

     Net income                               $     7,981             4,547          20,659
                                              ===========       ===========      ==========


                                            STATEMENTS OF RETAINED EARNINGS

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                 1998              1997            1996

Balance, January 1,                           $ 2,214,733       $ 2,210,186      $2,189,527
 Net income                                         7,981             4,457      $   20,659
                                              -----------       -----------      ----------
Balance, December 31,                         $ 2,222,714       $ 2,214,733      $2,210,186
                                              ===========       ===========      ==========

  The accompanying notes are an integral part of these financial statements.

                           STATEMENTS OF CASH FLOWS


                                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                          1998                          1997                          1996
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                           $     7,981                   $     4,547                  $    20,659
 Adjustments to reconcile net income to net cash
  provided by operating activities--
    Depreciation                                          124,491                       147,790                      113,218
    Loss on disposal of equipment                               -                             -                        3,666
    Changes in--
      Deposits with clearing organizations                 (6,637)                       43,536                     (180,358)
      Securities owned                                          -                       118,146                      135,698
      Receivables from brokers, dealers and
        clearing organizations                              8,826                        10,779                       23,583
      Receivables from correspondent broker                     -                     1,789,820                      698,004
      Receivables from customers                          921,486                     1,153,501                     (762,784)
      Deposits paid for securities borrowed              (234,820)                    1,149,570                     (423,900)
      Other assets                                        127,595                      (330,448)                      (6,406)
      Securities sold, not yet purchased, at market        (2,181)                        2,556                     (477,088)
      Payables to brokers, dealers and clearing
        organizations                                           -                       (78,899)                    (254,132)
      Deposits received for securities loaned                   -                      (288,200)                    (220,600)
      Payables other than customers                        21,266                             -                            -
      Payables to customers                             1,950,414                    (2,486,222)                    (241,520)
      Other liabilities                                   375,690                       182,841                     (271,580)
                                                      -----------                   -----------                  -----------
          Total adjustments                             3,286,130                     1,414,770                   (1,864,199)
                                                      -----------                   -----------                  -----------
          Net cash provided by (used in) operating
            activities                                  3,294,111                     1,419,317                   (1,843,540)
                                                      -----------                   -----------                  -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Loans to employees                                             -                      (159,714)                           -
 Acquisition of equipment and improvements                (94,941)                     (225,081)                    (136,213)
                                                      -----------                   -----------                  -----------
          Net cash used in investing
            activities                                    (94,941)                     (384,795)                    (136,213)
                                                      -----------                   -----------                  -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowings under notes payable - bank                      -                             -                    2,200,000
 Net repayments of notes payable - bank                (3,200,000)                   (1,100,000)                           -
 Payments on notes to stockholders                              -                       (16,000)                     (23,000)
 Proceeds from note payable - stockholder                       -                             -                       27,000
                                                      -----------                   -----------                  -----------
          Net cash provided by (used in) financing
            activities                                 (3,200,000)                   (1,116,000)                   2,204,000
                                                      -----------                   -----------                  -----------

NET INCREASE (DECREASE) IN CASH                              (830)                      (81,478)                     224,247

CASH, BEGINNING OF YEAR                                   574,463                       655,941                      431,694
                                                      -----------                   -----------                  -----------

CASH, END OF YEAR                                     $   573,633                   $   574,463                  $   655,941
                                                      ===========                   ===========                  ===========

  The accompanying notes are an integral part of these financial statements.

                         FECHTOR, DETWILER & CO., INC.
                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1998, 1997 and 1996

(1)  ORGANIZATION

     Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler") is a registered broker-dealer in securities, with operations located in Connecticut and Boston. Fechtor, Detwiler is also a NASDAQ market maker and is engaged in investment banking activities.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Securities Transactions

     Proprietary securities transactions in regular way trades are recorded on the settlement date, which is normally the third business day following the trade date (settlement date basis as compared to trade date has no material effect on Fechtor, Detwiler's financial position or results of operations). Customers' securities and commodities transactions are reported on the settlement date basis with related commission income and expenses reported on the trade date basis.

     Commissions

     Commission revenues, recorded on trade date, are related to retail and institutional brokerage activities of Fechtor, Detwiler in connection with customer purchases and sales of stocks and other investment securities. Fechtor, Detwiler charges commissions on both listed and over-the-counter agency transactions.

     Principal Transactions

     Principal transactions primarily consist of amounts earned from executing transactions on behalf of customers in securities for which Fechtor, Detwiler acts as a market maker.

     Investment Banking Revenues

     Investment banking revenues include gains, losses and fees, net of syndicate expenses, arising from securities offerings in which Fechtor, Detwiler acts as an underwriter or agent. Investment banking revenues also include fees earned from providing financial advisory services.

     Interest

     Interest revenue primarily relates to interest charged on client margin accounts.

     Securities Owned

     Securities owned, or securities sold but not yet purchased, consisting primarily of equity securities, are stated at market with the resultant differences between cost and market included in principal transactions in the accompanying statement of operations.

     Equipment and Improvements

     Equipment and improvements are stated at cost and consist primarily of furniture, equipment, leasehold improvements and motor vehicles with useful lives generally ranging from five to seven years.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

(3)  CASH SEGREGATED UNDER FEDERAL REGULATIONS

     As a broker dealer, Fechtor, Detwiler is subject to the reserve requirements under Rule 15c3-3 of the Securities and Exchange Commission. At December 31, 1998 and 1997 Fechtor, Detwiler's reserve computation indicated that no deposit was necessary in the reserve bank account.

(4)  RECEIVABLES FROM AND PAYABLES TO BROKERS, DEALERS AND CLEARING
     ORGANIZATIONS

     Receivables from brokers, dealers and clearing organizations and deposits paid for securities borrowed are collateralized by securities borrowed or sold. Payables to brokers, dealers and clearing organizations as of December 31, 1998 and 1997 amounted to approximately $120,000 and $0, respectively.

(5)  RECEIVABLES FROM AND PAYABLES TO CUSTOMERS

     Receivables from and payables to customers include amounts due on cash and margin transactions. Securities owned by customers are held as collateral for receivables. Such collateral is not reflected in the accompanying financial statements.

(6)  EQUIPMENT AND IMPROVEMENTS--NET

     Equipment and improvements consist of the following:

                                                       AS OF DECEMBER 31,
                                                  1998                  1997

       Furniture and equipment                 $873,934             $1,103,043
       Motor vehicles                            38,199                 78,132
       Leasehold improvements                    28,246                      -
                                               --------             ----------

                                                940,379              1,181,175

       Less--Accumulated depreciation           678,101                889,348
                                               --------             ----------

                                               $262,278             $  291,827
                                               ========             ==========

     Depreciation for the years ended December 31, 1998, 1997 and 1996 amounted to $124,491, $147,790 and $113,218, respectively.

(7)  OTHER ASSETS

     Included in other assets at December 31, 1998 and 1997 is approximately $66,250 in a note receivable due from one employee which bears interest at 6.5% and $165,000 in notes receivable due from three employees which bear interest at 5.38%, respectively. The 1998 note is payable in equal annual installments over four years with final payment due in April 2002. The 1997 notes are payable in equal annual installments over three years with final payment due in August 2000.

     Also included in other assets at December 31, 1998 and 1997 is approximately $260,000 in treasury securities pledged as collateral for a letter of credit taken out by Fechtor, Detwiler in connection with Fechtor, Detwiler's office lease discussed in Note 11. The securities are to be held at a bank for the duration of the lease, which expires in 2007. However, the amount to be held as collateral decreases to approximately $170,000 in years six through ten, in accordance with terms of the lease agreement.

(8)  NOTES PAYABLE--BANK

     Fechtor, Detwiler has revolving line-of-credit facilities with two different banks. The maximum credit facility under each is $5 million and each facility is due on demand. Borrowings under these facilities amounted to $3,800,000 and $7,000,000 at December 31, 1998 and 1997, respectively.
     Interest on one of the facilities is based on the federal funds rate plus 1.10%, while interest on the other is based on the federal funds rate plus 1.25%. Advances under these facilities are collateralized by customers' margin account securities valued at $5,973,000 and $10,244,616 at December 31, 1998 and 1997, respectively. For the first line of credit, the weighted average interest rate for the years ended December 31, 1998, 1997 and 1996 were 6.66%, 6.45% and 6.60%, respectively. For the second line of credit, the weighted average interest rate for the years ended December 31, 1998, 1997 and 1996 were 6.38%, 6.80% and 6.50% respectively.


(9)   TAXES ON INCOME

      The provision for taxes on income consisted of the following:

                                         FOR THE YEARS ENDED DECEMBER 31,
                                    1998              1997              1996
       Current -
         Federal                  $14,780            $12,081           $ 5,750
         State                     11,012              9,102           $11,400
                                  -------            -------           -------

           Total provision        $25,792            $21,183           $17,150
                                  =======            =======           =======

      The difference between the provision for taxes on income and expected taxes on income at statutory rates results primarily from nondeductible expenses.

      Due to the nature of Fechtor, Detwiler's operations, deferred taxes resulting from temporary differences between the financial statement and the tax basis of assets and liabilities are not material.


(10)  CASH FLOW INFORMATION

      Cash paid for the items indicated was as follows:

                                    FOR THE YEARS ENDED DECEMBER 31,
                             1998                1997                1996

      Interest              $286,215            $348,213            $377,567
      Income taxes            35,620              10,283            $ 35,814

(11)  COMMITMENTS AND CONTINGENCIES

      Fechtor, Detwiler leases office space under a noncancelable lease. This lease expires in 2007. Annual rental payments are subject to increases based on the lessor's real estate taxes and operating expenses.

      Future minimum annual lease payments under this noncancelable lease as of December 31, 1998 are as follows:

      1999                   $  510,000
      2000                      510,000
      2001                      510,000
      2002                      532,500
      2003                      555,000
      Thereafter              1,942,500
                             ----------

           Total             $4,560,000
                             ==========

      Fechtor, Detwiler is party to certain claims, suits and complaints arising in the ordinary course of its securities business. In the opinion of management, based on consultation with counsel, the resolution of such items will not have a material adverse impact on the results of operations or financial condition of Fechtor, Detwiler.

(12)  CONCENTRATION OF CREDIT RISK AND OFF-BALANCE-SHEET CREDIT RISK

      Fechtor, Detwiler borrows securities from other brokers. For securities borrowed, Fechtor, Detwiler provides cash to the other parties representing approximately 105% of the market value of securities borrowed. The market value at December 31, 1998 and 1997 was $23,479 and $7,083, respectively, less than cash provided. All of the deposits for securities borrowed were held by a national brokerage firm at December 31, 1998 and 1997.

      A portion of Fechtor, Detwiler's customer activity involves the sale of securities not yet purchased. Such transactions may expose Fechtor, Detwiler to off-balance-sheet risk in the event that the collateral provided is not sufficient to cover losses that customers may incur upon market fluctuations. In the event that the customer fails to satisfy its obligations, Fechtor, Detwiler may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer's obligations.

      Fechtor, Detwiler, as part of its normal brokerage activities, assumes short positions in its inventory. The establishment of short positions exposes Fechtor, Detwiler to off-balance-sheet risk in the event that prices increase, as Fechtor, Detwiler may be obligated to acquire the securities at prevailing market prices. Fechtor, Detwiler does not engage in proprietary trading of options and futures.

      Fechtor, Detwiler pledges unpaid customer securities as collateral for bank borrowings and to satisfy margin deposits of clearing organizations under contracts with these organizations. In the event that such party is unable to return customer securities pledged as collateral, Fechtor, Detwiler may be exposed to the risk of acquiring the securities at prevailing market prices.

      Fechtor, Detwiler records customer transactions on the settlement-date basis, which is generally three business days after the trade date. Fechtor, Detwiler is therefore exposed to risk of loss on these transactions in the event of the customer's or broker's inability to meet the terms of their contracts, in which case Fechtor, Detwiler may have to purchase or sell securities at prevailing market prices. Settlement of these transactions is not expected to have a significant effect on Fechtor, Detwiler's results of operations or financial condition.

      Securities that Fechtor, Detwiler has not received or delivered at the settlement date result in failed trades. Should the other party to these transactions be unable to fulfill its obligations, Fechtor, Detwiler may be required to purchase or sell these securities at prevailing market prices.

      Fechtor, Detwiler is a market maker in a number of securities and, in this capacity, may have significant positions in its inventory or be required to purchase a significant position in a volatile market.

(13)  NET CAPITAL REQUIREMENT

      Fechtor, Detwiler is subject to the Uniform Net Capital Rule (Rule 15c3-1) of the Securities and Exchange Commission. Fechtor, Detwiler computes its net capital under the alternative method permitted by the rule, which requires that minimum net capital be the greater of $250,000 or 2% of aggregate debit items arising from customer transactions.

      At December 31, 1998 and 1997, Fechtor, Detwiler's net capital of $1,644,617 and $1,476,510 were 20.82% and 16.30% of aggregate debit balances, respectively. These were $1,394,617 and $1,226,510 more than the minimum required net capital of $250,000.

(14)  FAIR VALUE OF FINANCIAL INSTRUMENTS

      The carrying amount of receivables from and payables to brokers and customers and notes payable to banks, approximates fair value due to the short-term nature of these assets and liabilities. Securities owned and securities sold, not yet purchased, are based on quoted market prices. The fair value of notes receivable from employees, which was estimated by discounting future cash flows using a rate at which similar loans would be made to borrowers with similar credit ratings, approximates the carrying amount.

                AUDITED FINANCIAL STATEMENTS OF JMC GROUP, INC.

Reference is made to the information concerning our company contained in its Annual Report on Form 10-K for the year ended December 31, 1998, which is being delivered with this proxy statement and is incorporated herein by reference.

        UNAUDITED FINANCIAL STATEMENTS OF FECHTOR, DETWILER & CO., INC.

                       STATEMENT OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                                                                          MARCH 31, 1999
                                                                                                          --------------
Assets:
 Cash                                                                                                        $ 1,041,570
 Deposits with clearing organizations                                                                            304,459
 Marketable securities owned - at market                                                                          10,800
 Receivables from brokers, dealers and clearing organizations                                                     83,251
 Receivables from customers                                                                                    8,318,552
 Deposits paid for securities borrowed                                                                           186,300
 Equipment and improvements, net of accumulated depreciation of $889,348 for 1998 and 1997                       262,332
 Other                                                                                                       $   475,691
                                                                                                             -----------
     Total assets                                                                                            $10,682,955
                                                                                                             ===========
LIABILITIES:
 Notes payable--banks                                                                                        $ 4,000,000
 Securities sold, not yet purchased, at market                                                                     8,606
 Payables to customers                                                                                         2,987,015
 Accounts payable and accrued liabilities                                                                      1,359,747
                                                                                                             -----------
     Total liabilities                                                                                         8,355,368
                                                                                                             -----------
SHAREHOLDERS' EQUITY:
 Common stock, no par value-
  Authorized--7,500 shares
  Issued--1,000 shares                                                                                           131,563
 Retained earnings                                                                                             2,385,534
                                                                                                             -----------
                                                                                                               2,517,097

 Less--100 shares of treasury stock, at cost                                                                     189,510
                                                                                                             -----------
     Total shareholders' equity                                                                                2,327,587
                                                                                                             -----------
     Total liabilities and shareholders' equity                                                              $10,682,955
                                                                                                             ===========

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                       FOR THE PERIODS ENDED MARCH 31,
                                                          1999              1998
REVENUES:
 Commissions                                            $1,753,663        $1,223,854
 Principal transactions                                  1,403,289         1,022,922
 Investment banking                                        356,750           428,500
 Interest                                                  156,224           177,831
 Other income                                               96,959            68,841
                                                        ----------        ----------
     Total Revenues                                      3,766,885         2,921,947
                                                        ==========        ==========
EXPENSES:
 Compensation and benefits                               2,405,302         1,827,168
 General and administrative                                246,758           259,909
 Floor brokerage, clearing and commissions                 411,792           349,612
 Occupancy                                                 167,300           198,324
 Communications and data processing                        127,149           158,716
 Interest                                                   48,041           111,283
 Other operating expenses                                   64,507            69,079
                                                        ----------        ----------
     Total expenses                                      3,470,849         2,974,091
                                                        ==========        ==========
     Income before provision for taxes                     296,036           (52,144)

PROVISION FOR TAXES                                        133,216
                                                        ----------        ----------
     Net income                                            162,820           (52,144)
                                                        ==========        ==========


                        STATEMENT OF RETAINED EARNINGS
                                   (UNAUDITED)

                        FOR THE PERIODS ENDED MARCH 31,
                             1999            1998

BALANCE, JANUARY 1,       $2,222,714      $2,214,733

 Net income                  162,820         (52,144)
                          ----------      ----------
BALANCE, MARCH 31,        $2,385,534      $2,162,589
                          ==========      ==========

                            STATEMENT OF CASH FLOWS
                                  (Unaudited)

                                                                             FOR THE PERIODS ENDED MARCH 31,
                                                                                 1999               1998
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss)                                                            $  162,820        $   (52,144)
 Adjustments to reconcile net income to net cash provided by operating activities -
  Depreciation                                                                    19,736             43,854
  Changes in -
   Deposits with clearing organizations                                                -                  -
   Securities owned                                                              (10,800)          (328,020)
   Receivables from brokers, dealers and clearing organizations                  (79,367)               748
   Receivables from correspondent broker                                               -                  -
   Receivables from customers                                                   (238,741)         1,928,671
   Deposits paid for securities borrowed                                         629,350           (734,470)
   Securities sold, not yet purchased, at market                                   7,237             32,792
   Payables other than customers                                                  92,920            145,250
   Payables to customers                                                        (325,842)         2,606,868
   Other liabilities                                                              55,516           (194,406)
                                                                              ----------        -----------

      Total adjustments                                                          130,273          3,511,287
                                                                              ----------        -----------

      Net cash provided by operating activities                                  312,829          3,475,249
                                                                              ----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of equipment and improvements                                       (44,892)           (11,400)
                                                                              ----------        -----------

      Net cash used in investing activities                                      (44,892)           (11,400)
                                                                              ----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net borrowed under notes payable - bank                                         200,000         (4,000,000)
                                                                              ----------        -----------
      Net cash (used in) provided by financing activities                        200,000         (4,000,000)
                                                                              ----------        -----------


NET INCREASE (DECREASE) IN CASH                                                  467,937           (536,151)

CASH, BEGINNING OF YEAR                                                          573,633            574,463
                                                                              ----------        -----------

CASH, END OF YEAR                                                             $1,041,570        $    38,312
                                                                              ==========        ===========

  The accompanying notes are an integral part of these  financial statements.

   NOTES TO UNAUDITED FINANCIAL STATEMENTS OF FECHTOR, DETWILER & CO., INC.

NOTE 1.  BASIS OF PRESENTATION

The accompanying financial statements do not include all information and footnote disclosures that are otherwise required by Regulation S-X and that will normally be made in Fechtor, Detwiler's Audited Annual Report. The financial statements do, however, reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results of the interim period presented.

NOTE 2.  USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were used.

NOTE 3.  NET CAPITAL REQUIREMENT

Fechtor, Detwiler is subject to the Uniform Net Capital Rule (Rule 15c3-1) of the Securities and Exchange Commission. Fechtor, Detwiler computes its net capital under the alternative method permitted by the rule, which requires that minimum net capital be the greater of $250,000 or 2% of aggregate debit items arising from customer transactions.

At March 31, 1999, Fechtor, Detwiler had a net capital of $1,847,909 which was $1,597,909 more than the minimum required net capital of $250,000.

               UNAUDITED FINANCIAL STATEMENTS OF JMC GROUP, INC.

Reference is made to the information concerning our company contained in its Form 10-Q for the period ended March 31, 1999, which is being delivered with this Proxy Statement and is incorporated herein by reference.

                                 OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN YOUR PROXY PROMPTLY.

                                  By Order of the Board of Directors of
                                  JMC Group, Inc.

                                  /s/ JAMES K. MITCHELL
                                  ---------------------
                                  James K. Mitchell
                                  Chairman, President & Chief Executive Officer

Dated: August 5, 1999

                                    ANNEXES

ANNEX A:  AGREEMENT AND PLAN OF MERGER

ANNEX B:  FAIRNESS OPINION OF J. C. BRADFORD & CO.

                                    ANNEX A



                         AGREEMENT AND PLAN OF MERGER



                           Dated as of June 10, 1999



                                     Among


                         FECHTOR, DETWILER & CO., INC.



                                JMC MERGER INC.



                                      And



                                JMC GROUP, INC.

                         AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER, dated as of June ___, 1999 among JMC Group, Inc., a Delaware corporation ("Parent"), JMC Merger Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and Fechtor, Detwiler & Co., Inc., a Massachusetts corporation (the "Company").

                                   BACKGROUND

          A. The respective Boards of Directors of Parent, Sub and the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement whereby the issued and outstanding shares of Common Stock of the Company, without par value ("Company Common Stock") will be converted into 6,600,000 shares of Common Stock of Parent, $.01 par value per share ("Parent Common Stock").

          B. The Merger requires approval by the holders of two-thirds of the outstanding shares of Company Common Stock (the "Company Stockholder Approval").

          C. The Merger, including, without limitation, the issuance of Parent Common Stock in the Merger, requires approval by the holders of the outstanding shares of Parent Common Stock (the "Parent Stockholder Approval").

          D. Parent, Sub and the Company make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

          E. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and
(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

          F. Parent's election to be regulated as a Business Development Company under the Investment Company Act of 1940 (the "'40 Act") will be withdrawn, with the approval of the holders of a majority of Parent's outstanding voting securities, concurrently with the Merger.

                                   AGREEMENT

          Relying on the representations, warranties and covenants contained in this Agreement, the parties agree as follows:

                                  THE MERGER

          SECTION 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
set forth in this Agreement, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.2). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation. The Articles of Organization of the Company as the surviving corporation shall not be amended in any respect, and the purposes of the surviving corporation and its authorized stock shall be as stated in said Articles of Organization.

          SECTION 1.2  Effective Time.  As soon as practicable on or after the
                       --------------
first business day following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), the parties shall file articles of merger substantially in the form attached hereto as Exhibit A (the "Articles of Merger") executed in accordance with the relevant provisions of the Massachusetts Business Corporation Law ( the "Law") and shall make all other filings or recordings required under the Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with the State Secretary of the Commonwealth of Massachusetts, or at such other time as Sub and the Company shall agree should be specified in the Articles of Merger (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").

          SECTION 1.3  Alternative Structure.  The parties to this Agreement
                       ---------------------
may, by mutual consent, elect, in lieu of merging Sub into the Company as hereinabove provided, to merge the Company into Sub. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing change.

                                  ARTICLE II

         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES; ASSUMPTION OF OPTIONS

          SECTION 2.1  Effect on Capital Stock.  At the Effective Time, by
                       -----------------------
virtue of the Merger and without any action on the part of Parent, Sub, the Company or the holders of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub.  Each share of the capital stock of Sub
              --------------------
issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one fully paid and nonassessable share of Company Common Stock.

          (b) Cancellation of Treasury Stock and Parent Owned Stock.  Each share
              -----------------------------------------------------
of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent immediately prior to the

Effective Time shall automatically be canceled and retired without any conversion thereof and no consideration shall be delivered with respect thereto.

          (c) Conversion of Common Stock.  (i) Each share of  Company Common
              --------------------------
Stock issued and outstanding at the Effective Time, other than shares to be canceled in accordance with Section 2.1(b), shall be converted into 7,333.333 shares of Parent Common Stock (the "Exchange Ratio"). Each such share of Parent Common Stock shall include one Right issued under and as defined in Parent's Shareholder Rights Plan.

              (ii) If, prior to the Effective Time, Parent should split or combine the Parent Common Stock, or pay a stock dividend or other stock distribution in Parent Common Stock, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

              (iii) As of the Effective Time, all previously outstanding shares of Company Common Stock shall no longer be outstanding and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Parent Common Stock into which such Company Common Stock was converted in the Merger. Such certificates shall be exchanged for certificates representing shares of Parent Common Stock upon the surrender of such certificates to Parent or its designated exchange agent. No fractional shares of Parent Common Stock shall be issued, and, in lieu thereof, any fractional share shall be rounded upward to the nearest whole share.

              (iv) The Company represents and warrants that the holders of Company Common Stock are not entitled to (or have waived as of the Effective
Time) any appraisal rights under applicable law or the charter of the Company.

          (d) (i) At the Effective Time, each outstanding option to purchase shares of Company Stock (each a "Company Stock Option") under the Company's 1999 Special Stock Option Plan, whether vested or unvested, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Company's 1999 Special Stock Option Plan immediately prior to the Effective Time, except that (i) such Company Stock Option shall be exercisable (when vested) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option, and (ii) the exercise price shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

               (ii) After the Effective Time, Parent shall issue to each holder of an outstanding Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent.

               (iii) It is the intention of the parties that Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options no later than 60 days after the Closing Date.

          (e)  No Liability.  None of Parent, Sub, the Company or any Transfer
               ------------
Agent appointed by the Parent shall be liable to any holder of shares of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) which Parent is required to deliver to a public official pursuant to any applicable abandoned property, escheat or similar law.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          SECTION 3.1  Representations and Warranties of Parent and Sub.  Except
                       ------------------------------------------------
as set forth on the Disclosure Letter delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power.  Each of Parent and
              ------------------------------------------
each of its subsidiaries, including, without limitation, Sub, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Parent or such subsidiary. Parent has delivered to the Company complete and correct copies of its charter and by-laws and the charter and by-laws of each of its subsidiaries as amended to the date of this Agreement.

          (b) Subsidiaries.  The Parent Disclosure Letter lists each subsidiary
              ------------
of Parent and its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned by Parent, by another subsidiary of Parent or by Parent and another such subsidiary, free and clear of all Liens. Except for the capital stock of its subsidiaries, and as disclosed in the Parent Balance Sheet, neither Parent nor any subsidiary of Parent owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

          (c) Capital Structure.  The authorized capital stock of Parent
              -----------------
consists of 20,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, no par value ("Parent Preferred Stock"). At the close of business on March 31, 1999 (i) 6,166,451 shares of Parent Common Stock were issued and outstanding and no shares were held as treasury stock and no shares of Parent Preferred Stock were issued and outstanding or held as treasury stock, and (ii) 367,400 shares of Parent Common Stock were reserved for issuance upon exercise of outstanding stock options. Options covering 12,000 of such reserved shares will be canceled unexercised prior to June 16, 1999. Under Parent's Shareholder Rights Plan adopted in 1990, each issued or to-be-issued share of Parent Common Stock carries one Right to buy one share of Parent Common Stock at $30 per share, subject to adjustment as provided in the Plan. The Rights do not trade separately from the Parent Common Stock, are not presently exercisable and will not become exercisable upon the consummation of the Merger. Except as set forth above, at the close of business on March 31, 1999, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. As of the date of this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent
or its subsidiaries.   Set forth on the Parent Disclosure Letter is a true and
correct list of the stockholders and optionholders of Parent as of March 31, 1999, setting forth the name of the holder, the number and type of shares held or the number and type of shares for which each option is exercisable, as the case may be, and, in the case of options, the date of grant, vesting schedule and exercise price. The authorized capital stock of Sub consists of 100 shares of common stock, par value $.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens. To the knowledge of Parent, there are no voting trusts, voting agreements, irrevocable proxies or other agreements with respect to any voting shares of capital stock of Parent.

          (d) Authority; Noncontravention.  Parent and Sub have the requisite
              ---------------------------
corporate power and authority to enter into this Agreement and, subject to Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to Parent Stockholder Approval of this Agreement. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the charter or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or any subsidiary of Parent, (y) impair in any material respect the ability of Parent and Sub to perform their respective obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or Regulatory Agency (as defined in Section 3.1(n)) is required by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Proxy Statement and (y) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the filing of the Articles of Merger with the State Secretary of Massachusetts and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iii) any consents, authorizations or filings in compliance with applicable federal or state securities laws and laws relating to the regulation of broker-dealers and investment advisers and insurance agencies or agents, and applicable rules of industry self-regulatory organizations ("SROs") and applicable rules of any stock exchange of which Parent is a member. The Parent Disclosure Letter sets forth each consent, approval, order, authorization, registration, declaration and filing required to be made or obtained by Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) SEC Documents; Financial Statements.  Parent has timely filed all
              -----------------------------------
required forms, reports, statements and documents with the SEC since December 31, 1993. Parent heretofore has delivered or made available to counsel for the Company true and complete copies of (a) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1996,

1997 and 1998, respectively, (b) the financial statements in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, (c) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1994, (d) all other forms, reports, statements and documents filed or required to be filed by it with the SEC since December 31, 1993, and (e) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (the documents referred to in clauses (a), (b), (c), (d) and (e) being hereinafter referred to as the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied or will comply in all material respects with all applicable requirements of the Securities Act, the Exchange Act and the '40 Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Parent included in the Parent SEC Documents were prepared in conformity with GAAP applied on a consistent basis (except as otherwise stated in the financial statements), and present fairly the consolidated financial position, results of operations and changes in financial position of Parent and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material. The consolidated balance sheet of Parent and its subsidiaries as at March 31, 1999, including the notes thereto, which has been delivered to the Company as aforesaid, is hereinafter referred to as the "Parent Balance Sheet." Parent has heretofore furnished or made available to the Company a correct and complete copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act, the Exchange Act or the '40 Act. Except as set forth in the Parent Balance Sheet, and except for liabilities and obligations incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practice that individually or in the aggregate would not have a material adverse effect on Parent or any subsidiary of Parent, neither Parent nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto.

          (f) Information Supplied.  None of the information supplied or to be
              --------------------
supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to Parent's stockholders or at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Proxy

Statement based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

          (g) Absence of Certain Changes or Events.  Since the date of the
              ------------------------------------
Parent Balance Sheet, each of Parent and each of its subsidiaries has conducted its business only in the ordinary course consistent with prior practice and there has not been (i) any material adverse change in the financial condition of Parent or of any of its subsidiaries, (ii) the issuance of any capital stock of the parent of any option or request to purchase such stock (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (v) any damage, destruction or loss, whether or not covered by insurance, that has or could have a material adverse effect on Parent or any of its subsidiaries or
(vi) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h) Litigation.  Except as disclosed in the Parent SEC Documents filed
              ----------
prior to the date of this Agreement and publicly available, there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on Parent or any of its subsidiaries, (ii) impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or
(iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity, Regulatory Agency or arbitrator outstanding against Parent or any of its subsidiaries having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

          (i) Brokers.  Except for J. C. Bradford & Co., the fees and expenses
              -------
of whom will be paid by Parent, neither Parent nor any of its subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Parent or any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby.

          (j) Opinion of Financial Advisor.  Parent has received the written
              ----------------------------
opinion of J. C. Bradford & Co. to the effect that the number of shares of Parent Common Stock to be delivered by Parent to the Company's stockholders in the Merger is fair to Parent and the stockholders of Parent from a financial point of view, and a signed copy of such opinion has been delivered to the Company.

          (k) Voting Requirements.  The affirmative vote of the holders of
              -------------------
shares constituting a majority of a quorum consisting of at least a majority of the outstanding shares of Parent Common Stock entitled to vote are the only votes of the holders of any class or series of Parent's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement. Parent as holder of all outstanding shares of Sub has voted such shares in favor of approving the Merger.

          (l) Year 2000.  Parent and its subsidiaries are Year 2000 compliant
              ---------
except where such non-compliance would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole. For purposes of this Section, "Year 2000 compliant" means, with respect to Parent's information technology, the information technology designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

          (m) Compliance with Applicable Laws.  Each of Parent and its
              -------------------------------
subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default individually or in the aggregate would not have a material adverse effect on Parent or any subsidiary of Parent. Parent does not have any reason to believe any Governmental Entity or Regulatory Agency is considering limiting, suspending or revoking any of Parent's or its subsidiaries' Permits the result of which would have a material adverse effect on Parent or any subsidiary of Parent. Parent and its subsidiaries are in compliance with (and have not violated) all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity or Regulatory Agency, except for noncompliance which individually or in the aggregate would not have a material adverse effect on Parent or any subsidiary of Parent.

          (n) Regulatory Matters.  In addition to the Parent SEC Documents, each
              ------------------
of Parent and Parent's subsidiaries has filed all reports and statements that it was required to file since January 1, 1994 with any SRO, any stock exchange, or any other federal or state regulatory authority exercising regulatory jurisdiction over broker-dealers or insurance agencies and agents (collectively with the SEC, "Regulatory Agencies"). The Parent Disclosure Letter sets forth a list of all jurisdictions in which Parent and Parent's subsidiaries are registered as a broker-dealer or insurance agency or agent. Neither Parent nor any subsidiary of Parent is subject to any cease-and-desist or other order issued by a Regulatory Agency, or is a party to any consent agreement, commitment letter or similar undertaking, or is subject to any directive, supervisory letter, or board resolution adopted at the request of a Regulatory Agency, that relates to its capital adequacy, management or supervisory policies or that materially restricts the conduct of its business; and no such matter is currently under investigation or consideration, to the best knowledge of Parent, by any Regulatory Agency.

          (o) Tax Status of Merger.  Neither Parent nor any of its subsidiaries
              --------------------
has taken or agreed to take any action or has any knowledge of any fact or circumstance that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code.

          (p) Tax Matters.
              -----------

              (i) Filing of Returns. Parent and its subsidiaries have prepared and filed on a timely basis with all appropriate governmental authorities all returns and other documents in respect of Taxes that they are required to file on or prior to the Closing, and all such returns or other documents are correct and complete in all material respects.

              (ii) Payment of Taxes. Parent and its subsidiaries have paid in full all Taxes accruing due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, Parent has made adequate provision in its books and records and financial statements for such payment.

              (iii) Withholding. Parent and its subsidiaries have withheld from each payment made to any of their present or former employees, officers and directors all amounts required by law to be withheld and have, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

              (iv) Assessments. There are no assessments of Parent or its subsidiaries with respect to Taxes that have been issued and are outstanding.
No Governmental Entity has examined or audited Parent or its subsidiaries in respect of Taxes. Neither Parent nor any of its subsidiaries has received any indication in writing from any Governmental Entity that an assessment in respect of Parent or the subsidiary is proposed. Neither Parent nor any of its subsidiaries have executed or filed any agreement extending the period of assessment or collection of any Taxes.

              (v) Access to Returns. The Company has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by Parent or its subsidiaries since January 1, 1994. The Company has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of Parent or its subsidiaries by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by Parent or its subsidiaries. The Parent Disclosure Letter sets forth a list of all such matters being contested as of the date hereof.

               (vi) Definition of Taxes. As used herein, "Taxes" means all taxes, levies and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, assessments or similar charges in the nature of a tax including unemployment insurance payments and workers compensation premiums, together with any installments with respect thereto, and any interest, fines and penalties, imposed by any Governmental Entity (including federal, state, municipal and foreign Governmental Entities), and whether disputed or not.

          (q)  Employee Benefit Plans.
               ----------------------

               (i) List of Plans. The Parent Disclosure Letter contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs, or agreements, and every material written personnel policy relating to any persons employed by Parent and which is currently maintained or was maintained at any time in the last five calendar years by Parent or by any ERISA Affiliate (collectively, the "Parent Plans"). Parent has made available to the Company complete copies of all of the Parent Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. Parent has made available to the Company complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Parent Plans that are in the possession of Parent as of the date hereof. With respect to any "defined benefit plan," as defined in Section 3(35) of ERISA, Parent has made available a copy of the latest annual actuarial report, and with respect to all Parent Plans has made available the Forms 5500 required to be filed with respect to such plans since January 1, 1994.

               (ii) ERISA. Neither Parent nor any ERISA Affiliate has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither Parent nor any ERISA Affiliate has ever maintained a Parent Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No plan previously maintained by Parent or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Parent Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by Parent or its ERISA Affiliates. With respect to all the Parent Plans, Parent and every ERISA Affiliate are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither Parent nor any ERISA Affiliate, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Parent Plans, have engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA which could subject Parent or its affiliates, directors or employees or the Parent Plans or the trusts relating thereto or any party dealing with any of the Parent Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Neither the Parent Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

               (iii) Plan Determinations. Each Parent Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to the Company; and, to the knowledge of Parent, nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Parent Plan that is a defined benefit plan, the present value of the actuarial accrued liability, determined on a plan termination basis, does not exceed the fair market value of the assets held under such Parent Plan, and there is no unpaid contribution for any Parent Plan year ended prior to the Closing as required under Section 412 of the Code. With respect to each Parent Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the Closing under the Parent Plan terms and applicable law have been made.

               (iv) Excess Parachute Payments. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits, or accelerate the vesting or timing of payment of any compensation or benefits, payable to or in respect of any participant or otherwise result in the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

               (r)   Employment-Related Matters.
                     --------------------------

                     Parent has heretofore delivered to the Company a list (the "Parent Employee List") dated as of March 31, 1999 containing (i) the name of each employee of Parent or any subsidiary of Parent, and each such employee's position, starting employment date and annual salary; and (ii) the name of each person registered as a Principal or Registered Representative with the National Association of Securities Dealers, Inc. or licensed as an insurance agent. The Parent Employee List is correct and complete as of the date of the Parent Employee List. No third party has asserted any claim, or, to the knowledge Parent, has any reasonable basis to assert any valid claim, against Parent or any of its subsidiaries that either the continued employment by, or association with, Parent or any of its subsidiaries of any of the present officers or employees of, or consultants to, Parent or any of its subsidiaries contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information.

          (s)  Environmental.
               -------------

               (i) Environmental Laws. Except for matters which, individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent, (a) Parent and each of its subsidiaries is in compliance with all applicable Environmental Laws in effect on the date hereof; (b) Parent and each of its subsidiaries have not received any written communication that alleges that Parent or any of its subsidiaries is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof; (c) to the knowledge of Parent, there are no circumstances that may prevent or interfere with full compliance in the future with all applicable Environmental Laws; (d) all material Permits and other governmental authorizations currently held by Parent and each of its subsidiaries pursuant to the Environmental Laws are in full force and effect, Parent and its subsidiaries are in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by Parent or its subsidiaries for the conduct of its and their business on the date hereof; and (e) the management, handling, storage, transportation, treatment, and disposal by Parent and each of its subsidiaries of all Materials of Environmental Concern has been in compliance with all applicable Environmental Laws.

               (ii) Environmental Claims. Except for Environmental Claims which, individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent, there is no Environmental Claim pending or, to the knowledge of Parent, threatened against or involving Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

               (iii) No Basis for Claims. Except for matters which, individually or in the aggregate, would not have a material adverse effect on Parent or any subsidiary of Parent, to the knowledge of Parent, there are no past or present actions or activities of Parent or any of its subsidiaries, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against Parent or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim Parent or any of its subsidiaries may have retained or assumed either contractually or by operation of law.

               (iv) Definitions. As used herein, "Environmental Laws" means any and all applicable statutes, regulations and ordinances relating to the protection of public health, safety or the environment; "Environmental Claim" means any notice alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, response or remediation costs, natural resources damages, property damages, personal injuries, fines or penalties) arising out of, based on or resulting from (a) the presence, or release of any Material of Environmental Concern at any location, whether or not owned by that party or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; and "Materials of Environmental Concern" means petroleum and its by-products and all substances or constituents that are regulated by, or form the basis of liability under, any Environmental Law.

          (t)  Assets Other Than Real Property.
               -------------------------------

               (i) Title. Parent or one of its subsidiaries has good and marketable title to all of the tangible assets shown on the Parent Balance Sheet, in each case, free and clear of any Lien, except for (a) assets disposed of since the date of the Parent Balance Sheet in the ordinary course of business and in a manner consistent with past practices and (b) liabilities, obligations and Liens reflected in the Parent Balance Sheet or otherwise in the Parent Financial Statements.

               (ii) Condition. All receivables shown on the Parent Balance Sheet and all receivables accrued by Parent since the date of the Parent Balance Sheet, have been collected or are collectible in all material respects in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Parent Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Parent Balance Sheet. All material plant, equipment and personal property owned by Parent and its subsidiaries and regularly used in its and their business is in good operating condition and repair, ordinary wear and tear excepted.



          (u)  Real Property.
               -------------

               (i) Parent Real Property. Parent does not own any real property.

               (ii) Parent Leases. The Parent Disclosure Letter lists all of the leases for real property to which Parent or one of its subsidiaries is a party (the "Parent Leases"). Complete copies of the Parent Leases, and all material amendments thereto have been made available by Parent to the Company. The Parent Leases grant leasehold estates free and clear of all Liens granted by or caused by the actions of Parent or its subsidiaries. To the knowledge of Parent, the Parent Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. None of the Parent Leases has been amended since the date of delivery of a copy thereof to the Company. To the knowledge of Parent, neither Parent nor any of its subsidiaries, nor any other party to a Parent Lease, has committed a material breach or default under any Parent Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that Parent or any of its subsidiaries is likely to be in material breach or default thereunder. The Parent Disclosure

Letter correctly identifies each Parent Lease the provisions of which would be materially and adversely affected by the transactions contemplated hereby and each Parent Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Parent Leases remains to be paid for or to be performed by Parent or any of its subsidiaries. No Parent Leases have an unexpired term which, including any renewal or extensions of such term provided for in the Parent Lease, could exceed fifty years.

                 (iii) Condition. All buildings, structures and fixtures, or parts thereof, used by Parent or any of its subsidiaries in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Parent Leases, to be insured by third parties.

          (v)    Agreements, Contracts and Commitments.
                 -------------------------------------

                 (i) Parent Agreements. Except as set forth on the Parent Disclosure Letter, neither Parent nor any subsidiary of Parent is party to:

                 (1) any bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

                 (2) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors and consultants to the extent there remain at the date hereof obligations to be performed by Parent or any subsidiary of Parent);

                 (3) any agreement for personal services or employment with a term of service or employment specified in the agreement or any agreement for personal services or employment in which Parent or any subsidiary of Parent has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

                 (4) any agreement of guarantee or indemnification in an amount that is material to Parent or any subsidiary of Parent;

                 (5) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of Parent or any subsidiary of Parent to compete with any person in any geographic area or to engage in any line of business;

               (6) any lease other than the Parent Leases under which Parent or any subsidiary of Parent is lessee that involves payments of $50,000 or more per annum or is material to the conduct of the business of Parent or any subsidiary of Parent;

               (7) any joint venture or profit-sharing agreement (other than with employees);

               (8) except for trade indebtedness incurred in the ordinary course of business and equipment leases entered into in the ordinary course of business, any loan or credit agreements providing for the extension of credit to Parent or any subsidiary of Parent or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that individually is in the amount of $100,000 or more or, in the aggregate, is in the amount of $250,000 or more;

               (9) any license agreement, either as licensor or licensee, involving payments (including past payments) of $50,000 or more, or in the aggregate, involve payments of $100,000 or more, or any material distributor, dealer, reseller, franchise, manufacturer's representative, or sales agency or any other similar material contract or commitment;

               (10) any agreement or arrangement providing for the payment of any commission based on sales other than to employees of Parent or any subsidiary of Parent;

               (11) any agreement for the sale by Parent or any subsidiary of Parent of investment banking, financial advisory or insurance services that involves future payments to Parent or any subsidiary of Parent of more than $50,000;

               (12) any agreement for the purchase by Parent or any subsidiary of Parent of any materials, equipment, services, or supplies, that either
     (i) involves a binding commitment by Parent or any subsidiary of Parent to make future payments in excess of $50,000 and cannot be terminated by it without penalty upon less than three months' notice or (ii) was not entered into in the ordinary course of business;

               (13) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the business of Parent or of any subsidiary of Parent;

               (14) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by Parent or any subsidiary of Parent that involves future payments by it of more than $50,000;

               (15) any agreement or commitment to which present or former stockholders, directors, officers or affiliates (or directors or officers of an affiliate) are also parties;

               (16) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by Parent or any subsidiary of Parent of more than $25,000, other than the Parent Leases; or

               (17) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of Parent or any subsidiary of Parent.

               (ii) Validity. All contracts, leases, instruments, licenses and other agreements required to be set forth on the Parent Disclosure Letter are valid and in full force and effect and Parent has not, nor, to the knowledge of Parent, has any other party thereto, breached any provision of, or defaulted under the terms of any such contract, lease, instrument, license or other agreement, except for any breaches or defaults that, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent or any subsidiary of Parent or have been cured or waived. The Parent Disclosure Letter identifies each contract and other document set forth on the Parent Disclosure Letter that requires the consent of a third party in connection with the transactions contemplated hereby.

          (w)  Insurance Contracts.  The Parent Disclosure Letter lists all
               -------------------
contracts of insurance and indemnity in force at the date hereof with respect to Parent and its subsidiaries. Such contracts of insurance and indemnity (the "Parent Insurance Contracts") insure against such risks and in such amounts as appropriate and reasonable considering Parent's and its subsidiaries' property, business and operations. All of the Parent Insurance Contracts are in full force and effect, with no default thereunder by Parent or its subsidiaries which could permit the insurer to deny payment of claims thereunder. Parent has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Parent Insurance Contracts will not be available in the future on substantially the same terms as now in effect. Parent has not received or given a notice of cancellation with respect to any of the Parent Insurance Contracts.
          (x)  Banking Relationships.  The Parent Disclosure Letter hereto shows
               ---------------------
the names and locations of all banks and trust companies in which Parent or any subsidiary of Parent has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

          (y)  Disclosure.  None of the Parent Disclosure Letter or any
               ----------
certificate attached hereto or delivered in accordance with the terms hereof contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

          (z) Interim Operations of Sub.  Sub was formed solely for the purpose
              -------------------------
of engaging in the transactions contemplated hereby, has engaged in no other activities and has not and will not have any obligations or liabilities whatsoever except its obligations under this Agreement.

          SECTION 3.2  Representations and Warranties of the Company   Except as
                       ---------------------------------------------
set forth on the Disclosure Letter delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power.  The Company is a
              ------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Parent complete and correct copies of its charter and by-laws as amended to the date of this Agreement.

          (b) Subsidiaries.  The Company does not have any subsidiaries.  Except
              ------------
as disclosed in the Company Balance Sheet, and except for stock of various corporations held by the Company or for its customers in the ordinary course of the Company's brokerage business, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, limited liability company, joint venture or other entity.

          (c) Capital Structure.  The authorized capital stock of the Company
              -----------------
consists of 7,500 shares of Company Common Stock, of which 900 shares are issued and outstanding and 100 shares are held as treasury stock. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. As of the date of this Agreement, except as contemplated by this Agreement, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock.

          (d) Authority; Noncontravention.  The Company  has the requisite
              ---------------------------
corporate power and authority to enter into this Agreement and, subject to Company Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and Company Stockholder Approval has been given. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (i) the charter or by-laws of the Company (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or Regulatory Agency is required by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of any of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the State Secretary of Massachusetts and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (ii) any consents, authorizations or filings in compliance with applicable federal or state securities laws and laws relating to the regulation of broker-dealers and investment advisers, including Section 15 of the Exchange Act, and applicable rules of SROs and applicable rules of any stock exchange of which the Company is a member. The Company Disclosure Letter sets forth each consent, approval, order, authorization, registration, declaration and filing required to be made or obtained by the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) Financial Statements.  The Company has previously furnished Parent
              --------------------
with an accurate and complete copy of (a) the balance sheets of the Company as of December 31, 1998 and 1997 and the statements of operations, cash flows and changes in shareholders' equity of the Company for the respective years then ended, as audited by Arthur Andersen LLP, the

Company's certified public accountants and (b) the unaudited balance sheet of the Company as of March 31, 1999 and the unaudited statements of operations and changes in shareholders' equity of the Company for the three (3) months then ended (the "Interim Financial Statements"). Collectively, the financial statements referred to in the immediately preceding sentence are sometimes referred to herein as the "Company Financial Statements," the audited balance sheet of the Company as of December 31, 1998 is referred to herein as the "Company Balance Sheet," and the unaudited balance sheet of the Company as of March 31, 1999 is referred to herein as the "Interim Company Balance Sheet." Each of the balance sheets included in the Company Financial Statements (including any related notes) fairly presents in all material respects the financial position of the Company as of its date, and the other statements included in the Company Financial Statements (including any related notes) fairly present in all material respects the results of operations, cash flows and shareholders' equity, as the case may be, of the Company for the periods therein set forth, in each case in accordance with GAAP consistently applied (except as otherwise stated therein) and subject, in the case of the Interim Financial Statements, to (i) the absence of certain notes thereto and (ii) normal year-end audit adjustments which are not in the aggregate material. Except as set forth in the Company Balance Sheet and except for liabilities and obligations incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice that individually or in the aggregate would not have a material adverse effect on the Company, the Company does not have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be recognized or disclosed on a balance sheet of the Company or in the notes thereto.

          (f) Information Supplied.  None of the information supplied or to be
              --------------------
supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to Parent's stockholders or at the time of the Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          (g) Absence of Certain Changes or Events.  Except as set forth in the
              ------------------------------------
Interim Company Balance Sheet, since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course consistent with prior practice and there has not been (i) any material adverse change in the Company's financial condition, (ii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or could have a material adverse effect on the Company or (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (h)  Litigation.  Except as disclosed in the Company Balance Sheet,
               ----------
there is no suit, action, investigation, audit or proceeding pending or, to the knowledge of the Company, threatened against the Company that, individually or in the aggregate, could reasonably be expected to (i) have a material adverse effect on the Company, (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (iii) prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity, Regulatory Agency or arbitrator outstanding against the Company having, or which is reasonably likely to have, any effect referred to in the foregoing clauses (i), (ii) or (iii).

          (i)  Brokers.  Except for Frank Jenkins, the fees and expenses of whom
               -------
will be paid by the Company, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.

          (j)  Voting Requirements.  The affirmative vote of the holders of at
               -------------------
least two-thirds of the outstanding shares of the Company Common Stock entitled to vote are the only votes of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement. The affirmative vote has been given by all holders of capital stock of the Company.

          (k)  Year 2000.  The Company is Year 2000 compliant except where such
               ---------
non-compliance would not, individually or in the aggregate, have a material adverse effect on the Company. For purposes of this Section, "Year 2000 compliant" means, with respect to the Company's information technology, the information technology designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including but not limited to calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function or provide invalid or incorrect results as a result of date/time data, to the extent other information technology, used in combination with the information technology being acquired, properly exchanges date/time data with it.

          (l)  Compliance with Applicable Laws.  The Company has in effect all
               -------------------------------
Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits, which lack or default individually or in the aggregate would not have a material adverse effect on the Company. The Company does not have any reason to believe any Governmental Entity or Regulatory Agency is considering limiting, suspending or revoking any of the Company's Permits the result of which would have a material adverse effect on the Company. The Company is in compliance with (and has not violated) all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity or Regulatory Agency, except for noncompliance which individually or in the aggregate would not have a material adverse effect on the Company.

          (m)  Regulatory Matters.  In addition to the Company Financial
               ------------------
Statements, the Company has filed all reports and statements that it was required to file since January 1, 1994 with any Regulatory Agency. The Company Disclosure Letter sets forth a list of all jurisdictions in which the Company is registered as a broker-dealer. The Company is not subject to any cease-and-desist or other order issued by a Regulatory Agency, is not a party to any consent agreement, commitment letter or similar undertaking, and is not subject to any directive, supervisory letter, or board resolution adopted at the request of a Regulatory Agency, that relates to its capital adequacy, management or supervisory policies or that materially restricts the conduct of its business; and no such matter is currently under investigation or consideration, to the best knowledge of the Company, by any Regulatory Agency.

          (n)  Tax Status of Merger.  The Company has not taken or agreed to
               --------------------
take any action and does not have any knowledge of any fact or circumstance that could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Code.

          (o)  Tax Matters.
               -----------

               (i) Filing of Returns. The Company has prepared and filed on a timely basis with all appropriate governmental authorities all material returns in respect of Taxes that it is required to file prior to the Closing, and all such returns are correct and complete in all material respects.

               (ii) Payment of Taxes. The Company has paid in full all Taxes due on or before the Closing and, in the case of Taxes accruing on or before the Closing that are not due on or before the Closing, the Company has made adequate provision in its books and records and financial statements for such payment.

               (iii) Withholding. The Company has withheld from each payment made to any of its present or former employees, officers and directors all amounts required by law to be withheld and has, where required, remitted such amounts within the applicable periods to the appropriate governmental authorities.

               (iv) Assessments. There are no assessments of the Company with respect to Taxes that have been issued and are outstanding. No Governmental Entity has examined or audited the Company in respect of Taxes. The Company has not received any indication in writing from any Governmental Entity that an assessment in respect of the

Company is proposed. The Company has not executed or filed any agreement extending the period of assessment or collection of any Taxes.

               (v) Access to Returns. Parent has been provided with a copy of or access to all federal, state, local and foreign income Tax returns filed by the Company since January 1, 1994. Parent has been provided with a copy of or access to all assessments, extensions and waivers resulting from any audits of the Company by a Governmental Entity in respect of Taxes, and all such assessments and related penalties and interest have been paid in full unless being contested in good faith by the Company. The Company Disclosure Letter sets forth a list of all such matters being contested as of the date hereof.

          (p)  Employee Benefit Plans.
               ----------------------

               (i) List of Plans. The Company Disclosure Letter contains a correct and complete list of all pension, profit sharing, retirement, deferred compensation, welfare, legal services, medical, dental or other employee benefit or health insurance plans, life insurance or other death benefit plans, disability, stock option, stock purchase, stock compensation, bonus, vacation pay, severance pay and other similar plans, programs or agreements, and every material written personnel policy, relating to any persons employed by the Company or in which any person employed by the Company is eligible to participate and which is currently maintained or that was maintained at any time in the last five calendar years by the Company (collectively, the "Company Plans"). The Company has made available to Parent complete copies, as of the date hereof, of all of the Company Plans that have been reduced to writing, together with all documents establishing or constituting any related trust, annuity contract, insurance contract or other funding instrument, and summaries of those that have not been reduced to writing. The Company has made available to Parent complete copies of current plan summaries, employee booklets, personnel manuals and other material documents or written materials concerning the Company Plans that are in the possession of the Company as of the date hereof. The Company does not have any "defined benefit plans" as defined in
Section 3(35) of ERISA.

               (ii) ERISA. Neither the Company nor any ERISA Affiliate of the Company has incurred any "withdrawal liability" calculated under Section 4211 of ERISA and there has been no event or circumstance which would cause them to incur any such liability. Neither the Company nor any ERISA Affiliate of the Company has ever maintained a Company Plan providing health or life insurance benefits to former employees, other than as required pursuant to Section 4980B of the Code or to any state law conversion rights. No plan previously maintained by the Company or its ERISA Affiliates which was subject to ERISA has been terminated; no proceedings to terminate any such plan have been instituted within the meaning of Subtitle C of Title IV of ERISA; and no reportable event within the meaning of Section 4043 of said Subtitle C of Title IV of ERISA with respect to which the requirement to file a notice with the Pension Benefit Guaranty Corporation has not been waived has occurred with respect to any such Company Plan, and no liability to the Pension Benefit Guaranty Corporation has been incurred by the Company or its ERISA Affiliates. With respect to all the Company Plans, the

Company and every ERISA Affiliate of the Company are in material compliance with all requirements prescribed by all statutes, regulations, orders or rules currently in effect, and have in all material respects performed all obligations required to be performed by them. Neither the Company nor any ERISA Affiliate of the Company, nor any of their directors, officers, employees or agents, nor any trustee or administrator of any trust created under the Company Plans, have engaged in or been a party to any "prohibited transaction" as defined in Section 4975 of the Code and Section 406 of ERISA which could subject the Company or its Affiliates, directors or employees or the Company Plans or the trusts relating thereto or any party dealing with any of the Company Plans or trusts to any tax or penalty on "prohibited transactions" imposed by Section 4975 of the Code. Neither the Company Plans nor the trusts created thereunder have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and regulations issued thereunder, whether or not waived.

          (iii) Plan Determinations. Each Company Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify, and the trusts created thereunder have been determined to be exempt from tax under Section 501(a) of the Code; copies of all determination letters have been delivered to Parent; and, to the knowledge of the Company, nothing has occurred since the date of such determination letters which might cause the loss of such qualification or exemption. With respect to each Company Plan which is a qualified profit sharing plan, all employer contributions accrued for plan years ending prior to the Closing under the Company Plan terms and applicable law have been made.

          (iv) Excess Parachute Payments. The consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits, or accelerate the vesting or timing of payment of any compensation or benefits, payable to or in respect of any participant or otherwise result in the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

          (q)    Employment-Related Matters.
                 --------------------------

                 (i) Labor Relations. The Company is not a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of the employees of the Company; (b) there is no labor strike, dispute, slowdown, work stoppage or lockout that is pending or threatened against or otherwise affecting the Company, and the Company has not experienced the same since January 1, 1994; (c) the Company has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement or separation program at any time from or after January 1, 1994, nor has the Company planned or announced any such action or program for the future with respect to which the Company has any material liability; and (d) all salaries, wages, vacation pay, bonuses, commissions and other compensation payable by the Company to the employees of the Company before the date hereof have been paid in all material respects as of the date hereof.

               (ii) Employee List. The Company has heretofore delivered to Parent a list (the "Company Employee List") dated as of March 31, 1999 containing (i) the name of each employee of the Company, and each such employee's position, starting employment date and annual salary; and (ii) the name of each person registered as a Principal or Registered Representative with the National Association of Securities Dealers, Inc. The Company Employee List is correct and complete as of the date of the Company Employee List. No third party has asserted any claim, or, to the knowledge of the Company, has any reasonable basis to assert any valid claim, against the Company that either the continued employment by, or association with, the Company of any of the present officers or employees of, or consultants to, the Company contravenes any agreements or laws applicable to unfair competition, trade secrets or proprietary information.

          (r)  Environmental.
               -------------

               (i) Environmental Laws. Except for matters which, individually or in the aggregate, would not have a material adverse effect on the Company,
(a) the Company is in compliance with all applicable Environmental Laws; (b) the Company has not received any written communication that alleges that the Company is not in compliance in all material respects with all applicable Environmental Laws in effect on the date hereof; (c) to the knowledge of the Company, there are no circumstances that may prevent or interfere with compliance in the future with all applicable Environmental Laws; (d) all material Permits and other governmental authorizations currently held by the Company pursuant to the Environmental Laws are in full force and effect, the Company is in compliance with all of the terms of such Permits and authorizations, and no other Permits or authorizations are required by the Company for the conduct of its business as of the date hereof; and (e) the management, handling, storage, transportation, treatment, and disposal by the Company of all Materials of Environmental Concern has been in compliance with all applicable Environmental Laws.

               (ii) Environmental Claims. Except for Environmental Claims which, individually or in the aggregate, would not have a material adverse effect on the Company, there is no Environmental Claim pending or, to the knowledge of the Company, threatened against or involving the Company or against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

               (iii) No Basis for Claims. Except for matters which, individually or in the aggregate, would not have a material adverse effect on the Company, to the knowledge of the Company, there are no past or present actions or activities by the Company, or any circumstances, conditions, events or incidents, including the storage, treatment, release, emission, discharge, disposal or arrangement for disposal of any Material of Environmental Concern, that could reasonably form the basis of any Environmental Claim against the Company or against any person or entity whose liability for any Environmental Claim the Company may have retained or assumed either contractually or by operation of law.

          (s)  Assets Other Than Real Property.
               -------------------------------

               (i) Title. The Company has good and marketable title to all of the tangible assets shown on the Company Balance Sheet, in each case, free and clear of any Lien except for (a) assets disposed of since the date of the Company Balance Sheet in the ordinary course of business and in a manner consistent with past practices and (b) liabilities, obligations and liens reflected in the Company Balance Sheet or otherwise in the Company Financial Statements.

               (ii) Condition. All receivables shown on the Company Balance Sheet and all receivables accrued by the Company since the date of the Company Balance Sheet, have been collected or are collectible in all material respects in the aggregate amount shown, less any allowances for doubtful accounts reflected therein, and, in the case of receivables arising since the date of the Company Balance Sheet, any additional allowance in respect thereof calculated in a manner consistent with the allowance reflected in the Company Balance Sheet. All material plant, equipment and personal property owned by the Company and regularly used in its business is in good operating condition and repair, ordinary wear and tear excepted.

          (t)  Real Property.
               -------------

               (i) Company Real Property. The Company does not own any real property.

               (ii) Company Leases. The Company Disclosure Letter lists all of the leases for real property to which the Company is a party (the "Company Leases"). Complete copies of the Company Leases and all material amendments thereto have previously been delivered by the Company to Parent. The Company Leases grant leasehold estates free and clear of all Liens granted by or caused by the actions of the Company. To the knowledge of the Company, the Company Leases are in full force and effect and are binding and enforceable against each of the parties thereto in accordance with their respective terms. None of the Company Leases has been amended since the date of delivery of a copy thereof to Parent. To the knowledge of the Company, neither the Company nor any other party to a Company Lease, has committed a material breach or default under any Company Lease, nor has there occurred any event that with the passage of time or the giving of notice or both would constitute such a breach or default, nor are there any facts or circumstances that would reasonably indicate that the Company is likely to be in material breach or default thereunder. The Company Disclosure Letter correctly identifies each Company Lease the provisions of which would be materially and adversely affected by the transactions contemplated hereby and each Company Lease that requires the consent of any third party in connection with the transactions contemplated hereby. No material construction, alteration or other leasehold improvement work with respect to the real property covered by any of the Company Leases remains to be paid for or to be performed by the

Company. No Company Leases have an unexpired term which, including any renewal or extensions of such term provided for in the Company Lease, could exceed fifty years.

               (iii) Condition. All premises and fixtures, or parts thereof, used by the Company in the conduct of its business are in good operating condition and repair, ordinary wear and tear excepted, and are insured with coverages that are usual and customary for similar properties and similar businesses or are required, pursuant to the terms of the Company Leases, to be insured by third parties.

          (u)  Agreements, Contracts and Commitments.
               -------------------------------------

               (i) Company Agreements. Except as set forth on the Company Disclosure Letter, the Company is not a party to:

               (1) any bonus, deferred compensation, pension, severance, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

               (2) any employment agreement with any present employee, officer, director or consultant (or former employees, officers, directors and consultants to the extent there remain at the date hereof obligations to be performed by the Company);

               (3) any agreement for personal services or employment with a term of service or employment specified in the agreement or any agreement for personal services or employment in which the Company has agreed on the termination of such agreement to make any payments greater than those that would otherwise be imposed by law;

               (4) any agreement of guarantee or indemnification in an amount that is material to the Company;

               (5) any agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company to compete with any person in any geographic area or to engage in any line of business;

               (6) any lease other than the Company Leases under which the Company is lessee that involves payments of $50,000 or more per annum or is material to the conduct of the business of the Company;

               (7) any joint venture or profit-sharing agreement (other than with employees);

               (8) except for trade indebtedness incurred in the ordinary course of business and equipment leases entered into in the ordinary course of business, any loan or credit agreements providing for the extension of credit to the Company or any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise that individually is in the amount of $100,000 or more or, in the aggregate, is in the amount of $250,000 or more;

               (9) any license agreement, either as licensor or licensee, involving payments (including past payments) of $50,000 or more, or in the aggregate, involve payments of $100,000 or more, or any material distributor, dealer, reseller, franchise, manufacturer's representative, or sales agency or any other similar material contract or commitment;

               (10) any agreement or arrangement providing for the payment of any commission based on sales other than to employees of the Company;

               (11) any agreement for the sale by the Company of investment banking or financial advisory services that involves future payments to the Company of more than $50,000;

               (12) any agreement for the purchase by the Company of any materials, equipment, services, or supplies, that either (i) involves a binding commitment by the Company to make future payments in excess of $50,000 and cannot be terminated by it without penalty upon less than three months' notice or (ii) was not entered into in the ordinary course of business;

               (13) any agreement or arrangement with any third party to develop any intellectual property or other asset expected to be used or currently used or useful in the Company's business;

               (14) any agreement or commitment for the acquisition, construction or sale of fixed assets owned or to be owned by the Company that involves future payments by it of more than $50,000;

               (15) any agreement or commitment to which present or former stockholders, directors, officers or affiliates (or directors or officers of an affiliate) are also parties;

               (16) any agreement not described above (ignoring, solely for this purpose, any dollar amount thresholds in those descriptions) involving the payment or receipt by the Company of more than $25,000, other than the Company Leases; or

               (17) any agreement not described above that was not made in the ordinary course of business and that is material to the financial condition, business, operations, assets, results of operations or prospects of the Company.

               (ii) Validity. All contracts, leases, instruments, licenses and other agreements required to be set forth on the Company Disclosure Letter are valid and in full force and effect and the Company has not, nor, to the knowledge of the Company, has any other party thereto, breached any provision of, or defaulted under the terms of any such contract, lease, instrument, license or other agreement, except for any breaches or defaults that, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company or have been cured or waived. The Company Disclosure Letter identifies each contract and other document set forth on the Company Disclosure Letter that requires the consent of a third party in connection with the transactions contemplated hereby.

          (v)  Insurance Contracts.  The Company Disclosure Letter lists all
               -------------------
contracts of insurance and indemnity in force at the date hereof with respect to the Company. Such contracts of insurance and indemnity (the "Company Insurance Contracts") insure against such risks, and are in such amounts, as are reasonable considering the Company and its property, business and operations. All of the Company Insurance Contracts are in full force and effect, with no default thereunder by the Company which could permit the insurer to deny payment of claims thereunder. The Company has not received notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage provided under the Company Insurance Contracts will not be available in the future on substantially the same terms as now in effect. The Company has not received or given a notice of cancellation with respect to any of the Company Insurance Contracts.

          (w)  Banking Relationships.  The Company Disclosure Letter hereto
               ---------------------
shows the names and locations of all banks and trust companies in which the Company has accounts, lines of credit or safety deposit boxes and, with respect to each account, line of credit or safety deposit box, the names of all persons authorized to draw thereon or to have access thereto.

          (x)  Disclosure.  None of the Company Disclosure Letter or any
               ----------
certificate attached hereto or delivered in accordance with the terms hereof contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 4.1  Conduct of Business in Ordinary Course.  (i)  During the
                       --------------------------------------
period from the date of this Agreement to the Effective Time, each party shall, and Parent shall cause its subsidiaries to, (i) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, (ii) pay its debts and taxes when due subject to good faith disputes over such debts or taxes, (iii) pay or perform other material obligations when due subject to good faith disputes over such obligations, and, (iv) to the extent consistent with past practices and policies, and except as set forth in subsection (ii) below with respect to the operation of the Company, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them, to the end that each of their goodwill and ongoing business be unimpaired at the Effective Time; and neither party, nor any subsidiary of Parent, shall, without the consent of the other party, (A) amend its charter or by-laws, (B) declare or pay any dividend or distribution, (C) purchase or redeem any shares of its capital stock or other securities, (D) except as set forth in subsection (ii) below with respect to the Company, change its capital structure, (E) except as set forth in subsection (ii) below with respect to the Company, issue or sell any shares of its capital stock except upon exercise of currently outstanding options, (F) except as set forth in subsection (ii) below with respect to the Company, grant or sell any options or other commitments obligating it to issue or sell shares of its capital stock or any securities convertible or exchangeable for shares of its capital stock, (G) incur, assume or guaranty any indebtedness except in the ordinary course of business, (H) pay, discharge or satisfy any obligation or liability in excess of $10,000 (in any one case) or $50,000 (in the aggregate) other than the payment, discharge or satisfaction in the ordinary course of business of obligations or liabilities reflected on or reserved against in the party's Balance Sheet or incurred since the date of the Parent Balance Sheet or the Interim Company Balance Sheet, as applicable, in the ordinary course of business consistent with past practice, (I) enter into or modify any material contract, (J) make any material change in its compensation arrangements with its officers, employees, directors, consultants or agents, (K) make any changes in any accounting method or practice or (L) agree to take any of the foregoing actions. In furtherance of the foregoing and subject to applicable law, each party agrees to (x) confer with the other party, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of its business and (y) promptly notify the other party of any event or occurrence not in the ordinary course of business which could reasonably be expected to have a material adverse effect on such party. The Company and Parent shall not, and Parent shall not permit any of its subsidiaries to, take any action that would result in any of the representations and warranties of such party set forth in this Agreement becoming untrue in any material respect.

     (ii) The parties contemplate the following changes in the business operations of the Company and the outstanding Company Common Stock prior to the
Closing:

          (a) The Company will adopt a stock option plan for the issuance of non-qualified stock options to purchase up to eighty-four (84) shares of Company Common Stock at an exercise price of $733.33 per share, which options shall vest one year from the date of issuance and expire five years from the date of issuance; and

          (b) The Company may appoint a Chief Financial Officer and a Controller to replace employees who have indicated a desire to retire from the management of the Company.

          SECTION 4.2  No Inconsistent Activities.  Each party agrees that it
                       --------------------------
shall not, nor shall Parent permit any of its subsidiaries to, nor shall any of them authorize or permit any officer, director or employee, or any investment banker, attorney or other advisor or representative to, directly or indirectly, solicit or initiate, or encourage the submission of, any Takeover Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however,
                                                              --------  -------
that the foregoing shall not prohibit the Board of Directors of either the Company or Parent from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited, bonafide written proposal, including the purchase price, to acquire
             --------
the Company or Parent pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of the assets, business combination or other similar transaction, if, and only to the extent that, (A) with respect to Parent, Parent's Board of Directors determines in good faith, after considering applicable law and receiving the written advice of independent legal counsel, that such action is required for Parent's Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (B) the Board of Directors of the Company or Parent, as applicable, determines in good faith, and, in the case of Parent, after receiving the written advice of its financial advisors, that such unsolicited proposal is financially superior to the transaction contemplated hereby and the party making the proposal has demonstrated that the funds necessary for its proposal are reasonably likely to be available (a "Superior Proposal") and (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Parent or Company, as applicable, provides ten (10) business days' advance written notice to the Parent or Company, as the case may be, to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and receives from such person or entity an executed confidentiality agreement in customary form. Parent and the Company shall each notify the other orally and in writing of any inquiries, offers or proposals with respect to a Takeover Proposal (including without limitation the terms and conditions of such proposal, the identity of the person or entity making it and all other information reasonably requested by the party to whom such disclosure is made), within 24 hours of the receipt thereof, shall keep the other party informed of the status and details of any such inquiry, offer or proposal and answer the party's questions with respect thereto, and shall give the other party ten (10) business days' advance notice of any agreement to be entered into with, or any information supplied to, any person or entity making such inquiry, offer or proposal. For purposes of this Agreement, "Takeover Proposal" means any proposal made at any time whether before or after the execution of this Agreement (whether or not in writing and whether or not delivered to stockholders generally) for a merger, consolidation, purchase of assets, tender offer or other business combination or any written proposal or written offer to acquire in any manner, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, the Company, Parent or any of Parent's subsidiaries, other than the transactions contemplated by this Agreement. Neither Parent nor any of its subsidiaries shall directly or indirectly release any third party from any confidentiality agreement. Nothing contained herein shall prohibit Parent from disclosing to its stockholders the statement required by Rule 14e-2(a) under the Exchange Act with respect to a Takeover Proposal made by means of a tender offer.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.1  Preparation of the Proxy Statement; Stockholders'
                       -------------------------------------------------
Meeting.
-------

          (a) As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC a proxy statement relating to the meeting of Parent's stockholders to obtain the Parent Stockholder Approval (together with any amendments thereof or supplements thereto, the "Proxy Statement"). The Company shall furnish all information concerning itself to Parent as Parent may reasonably request in connection with the preparation of the Proxy Statement including all information and financial statements of the Company required to be included in the Proxy Statement by applicable rules and regulations under the Exchange Act, and such supplementary information as may be requested by the SEC in connection with its review of the Proxy Statement. The Company authorizes Parent to utilize in any filed materials the information concerning the Company provided to Parent in connection with, or contained in, the Proxy Statement.

          (b) The Company agrees promptly to advise Parent if at any time prior to the meeting of stockholders of Parent any information provided by it in the Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Parent with the information needed to correct such inaccuracy or omission. The Company will furnish Parent with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to the Company, to comply with applicable law after the mailing thereof to stockholders of Parent.

          (c) As soon as practicable following the date of this Agreement, Parent shall call and hold a meeting of its stockholders (the "Parent Stockholders' Meeting") for the purpose of obtaining the Parent Stockholder Approval, which shall include approval of the withdrawal of Parent's election to be regulated as a Business Development Company. Parent shall use its best efforts to solicit from its stockholders proxies, and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law or otherwise to obtain the Parent Stockholder Approval, and through its Board of Directors, shall (subject to their fiduciary duties) recommend to its stockholders the obtaining of the Parent Stockholder Approval.

          SECTION 5.2  Access to Information; Confidentiality.  Each party
                       --------------------------------------
shall, and Parent shall cause its subsidiaries to, afford the other party, and the officers, employees, accountants, counsel, financial advisers and other representatives of the other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, shall, and Parent shall cause its subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request. Except as required by law, each party will, and will cause its respective officers, employees, accountants, counsel, financial advisers and other representatives and affiliates to, maintain in absolute confidence, and not disclose without the express consent of the other party, any non-public information concerning the other party which it has received or may receive in connection with the proposed Merger or any due diligence relating thereto.

          SECTION 5.3  Reasonable Efforts; Notification.
                       --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement.

          (b) The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply with or satisfy in any material respect in the time required any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the occurrence of any change or event having, or which insofar as can reasonably be foreseen, individually or in the aggregate, will have a material adverse effect on the Company or Parent or any subsidiary of Parent, as the case may be; provided, however, that no such notification shall
                            --------  -------
(A) affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement or (B) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 5.4  Indemnification, Exculpation and Insurance.
                       ------------------------------------------

          (a) The charter and the by-laws of Parent shall continue to contain the provisions with respect to indemnification and exculpation from liability set forth therein on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Parent or the Company, unless such modification is required by law.

          (b) For six years from the Effective Time, Parent shall maintain in effect directors' and officers' liability insurance on terms no less favorable than the terms of such current insurance coverage.

          (c) If Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section.

          SECTION 5.5  Fees and Expenses. Whether or not the Merger is
                       -----------------
consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

          SECTION 5.6  Public Announcements. Parent and Sub, on the one hand,
                       --------------------
and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, including without limitation those press releases that may be required by applicable law, court process or pursuant to any listing agreement with NASDAQ.

          SECTION 5.7  Affiliates. The Company shall (i) within 30 days after
                       ----------
the date of this Agreement, deliver to Parent a letter identifying all persons who may be deemed Affiliates of the Company, and (ii) prior to the Effective Time, obtain (if not previously obtained) from each such Affiliate a written agreement substantially in the form of Exhibit B hereto.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

          SECTION 6.1  Conditions to Each Party's Obligations to Effect the
                       ----------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is subject
------
to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Stockholder Approvals. The Parent Stockholder Approval shall have
               ---------------------
been obtained on or before August 31, 1999 and shall remain in effect.

          (b)  No Injunctions or Restraints.  No litigation brought by a
               ----------------------------
Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Merger, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used its
              --------  -------
commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (c)  Withdrawal as BDC.  Parent shall file with the SEC a notice of
               -----------------
withdrawal of its election to be regulated as a Business Development Company.

          SECTION 6.2  Additional Conditions to Obligations of Parent and Sub.
                       ------------------------------------------------------
The obligations of Parent and Sub to effect the Merger are also subject to the following conditions:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address
              --------
matters only as of a particular date shall remain true and correct in all material respects as of such date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, each in their respective capacities, to that effect.

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, each in their respective capacities, to that effect.

          (c)  Affiliate Agreements.  Parent shall have received from each
               --------------------
person who may be deemed to be an Affiliate of the Company on or prior to the Closing Date a signed agreement substantially in the form of Exhibit B hereto.

          (d)  Certificates and Other Deliveries.  The Company shall have
               ---------------------------------
delivered, or caused to be delivered, to Parent (i) certificates of existence and good standing from the State Secretary of Massachusetts, and of comparable authority in other jurisdictions in which the Company is qualified to do business, stating that it is a validly existing corporation in good standing;
(ii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Clerk of the Company; and (iii) such certified copies of charter documents and by-laws of the Company as Parent may request.

          (e)  No Material Adverse Change.  From and including the date hereof,
               --------------------------
there shall not have occurred any event which has had or is reasonably likely to have a material adverse effect on the financial condition, business, operations or prospects of the Company.

          (f)  Share Reimbursement Agreement.  The stockholders of the Company
               -----------------------------
shall have entered into a Share Reimbursement Agreement with the Company relating to eighty-four (84) shares of Company Common Stock.

          (g)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
Foley, Hoag & Eliot LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C.

          (h)  Fairness Opinion. The fairness opinion referenced in Section 3.1
               ----------------
shall remain in effect at the date of mailing of the Proxy Statement.

          SECTION 6.3  Additional Conditions to Obligations of the Company.  The
                       ---------------------------------------------------
obligations of the Company to effect the Merger are also subject to the following conditions:

          (a)  Representations and Warranties.  Each of the representations of
               ------------------------------
Parent and Sub contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters
      --------
only as of a particular date shall remain true and correct in all material respects as of such date. The Company shall have received a certificate of the Chief Executive Officer and Principal Accounting Officer of Parent to that effect.

          (b)  Agreements and Covenants.  Parent and Sub shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date. The Company shall have received a certificate of the Chief Executive Officer and Principal Accounting Officer of Parent to that effect.

          (c)  Tax Opinion. The Company shall have received the opinion of
               -----------
counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The issuance of such opinion may be conditioned on the receipt of customary representation letters.

          (d)  Certificates and Other Deliveries. Parent shall have delivered to
               ---------------------------------
the Company (i) certificates of existence and good standing from the Secretary of State of the State of Delaware, and of comparable authority in other jurisdictions in which Parent and its subsidiaries are incorporated or qualified to do business, stating that Parent and Sub are validly existing corporations in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Sub and Parent's stockholders approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the stockholders of Parent approving the issuance of shares of Parent Common Stock pursuant to the Merger, the change of name of Parent and the termination by Parent of its Business Development Company election, each certified by the Secretary or the Assistant Secretary of Parent or Sub, as the case may be; and (iii) such certified copies of charter documents and by-laws of Parent and Sub as the Company may request.

          (e)  No Material Adverse Change.  From and including the date hereof,
               --------------------------
there shall not have occurred any event which has had or is reasonably likely to have a material adverse effect on the financial condition, business, operations and prospects of Parent or any subsidiary of Parent.

          (f)  Effective Time on or before August 31, 1999. The Effective Time
               -------------------------------------------
of the Merger shall have occurred on or before August 31, 1999; provided,
                                                                --------
however, that the Company shall not be permitted to rely on the nonoccurrence of
-------
this condition precedent to avoid its obligations to effect the Merger, if such nonoccurrence is due solely to the failure by the Company to fulfill any of its obligations hereunder.

          (g)  Officers of Parent, etc. Effective as of the Effective Time, the
               -----------------------
officers and directors of Parent and the directors of each of Parent's subsidiaries shall be as set forth on Exhibit D.

          (h)  Name of Parent. Effective as of the Effective Time, the name of
               --------------
Parent will be changed to Fechtor, Detwiler, Mitchell & Co.

          (i)  Legal Opinion. The Company shall have received a legal opinion
               -------------
from counsel to Parent, in substantially the form attached hereto as Exhibit E.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1  Termination. This Agreement may be terminated at any
                       -----------
time prior to the Effective Time, whether before or after approval by the stockholders of the Company or of Parent:

          (a) by mutual written consent of Parent and the Company, if the Board of Directors of each so determines by the affirmative vote of a majority of the members of its entire Board of Directors;

          (b) by Parent (provided that Parent is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by August 31, 1999; provided that, in any case, a
                                                 --------
willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(b).

          (c) by the Company (provided that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein), upon a breach of any representation, warranty, covenant or agreement on the part of Parent or Sub set forth in this Agreement, or if any representation or warranty of Parent or Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by August 31, 1999; provided that, in
                                                              --------
any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 7.1(c);

          (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable;

          (e) by either Parent or the Company, if the Merger shall not have occurred by August 31, 1999, unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a willful and material breach of any representation or warranty set forth in this Agreement by the party seeking to terminate this Agreement;

          (f) by either Parent or the Company (provided that if the terminating party is Parent, Parent shall not be in material breach of any of its obligations hereunder) if any approval of the stockholders of Parent required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of Parent's stockholders or at any adjournment or postponement thereof;

          (g) by Parent, if, prior to approval of the Merger by its stockholders, as a result of a Superior Proposal, the Board of Directors of Parent determines, in its good faith judgment and in the exercise of its fiduciary duties, based as to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, that the failure to terminate this Agreement and accept such Superior Proposal would be inconsistent with the proper exercise of such fiduciary duties; provided, however, that before Parent
                                          --------  -------
may terminate this Agreement pursuant to this subsection 7.1 (g), Parent shall give notice to the Company of the proposed termination under subsection 7.1(g), and the Company, within ten (10) days of receipt of such notice, shall have the right, in its sole discretion, to offer to amend this Agreement to provide for terms as favorable or more favorable than those of the Superior Proposal and Parent shall negotiate in good faith with the Company with respect to such proposed amendment; provided,
                                                                --------
further, that if Parent and the Company are unable to reach an agreement with
-------
respect to the Company's proposed amendment within ten (10) days after such ten-day period has elapsed, Parent, upon payment of the Termination Fee required by
Section 7.5, may terminate this Agreement pursuant to this subsection 7.1(g);

          (h) by the Company, if, prior to approval of the Merger by the stockholders of Parent, as a result of a Superior Proposal, the stockholders of the Company, by a two-thirds vote, revoke all prior approvals of the Merger; provided, however, that before the Company may terminate this Agreement pursuant
--------  -------
to this subsection 7.1 (h), the Company shall give notice to Parent of the proposed termination under subsection 7.1(h), and the Parent, within ten (10) days of receipt of such notice, shall have the right, in its sole discretion, to offer to amend this Agreement to provide for terms as favorable or more favorable than those of the Superior Proposal and the Company shall negotiate in good faith with Parent with respect to such proposed amendment; provided,
                                                                --------
further, that if Parent and the Company are unable to reach an agreement with
-------
respect to Parent's proposed amendment within ten (10) days after such ten-day period has elapsed, the Company, upon payment of the Termination Fee required by
Section 7.5, may terminate this Agreement pursuant to this subsection 7.1(h); or

          (i) by the Company, if the Board of Directors of Parent (i) withdraws or modifies adversely its recommendation of the Merger following the receipt by Parent of a Takeover Proposal, (ii) recommends a Takeover Proposal to Parent's stockholders or (iii) fails to call or hold the Parent Stockholders' Meeting following the receipt by Parent of a Takeover Proposal.

          SECTION 7.2  Effect of Termination.  In the event of termination of
                       ---------------------
this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except as set forth in Section 3.1(i), Section 3.2(i),
Section 5.5 and Section 7.5, which shall survive termination, and except to the extent that such termination results from the breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. The parties further acknowledge and agree that their respective confidentiality obligations under Section 5.2 shall survive the termination of this Agreement.

          SECTION 7.3  Amendment.  This Agreement may be amended by the parties
                       ---------
at any time before or after approval hereof by the stockholders of the Company and Parent; provided, however, that after such stockholder approval there shall
            --------  -------
not be made any amendment that by law requires further approval by the stockholders of the Company or Parent without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 7.4  Extension; Waiver.  At any time prior to the Effective
                       -----------------
Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

          SECTION 7.5  Termination Fee.
                       ---------------

          (a) In the event (i) the Company terminates this Agreement pursuant to Section 7.1(i), (ii) Parent terminates this Agreement pursuant to Section 7.1(g), (iii) the Company terminates this Agreement as a result of Parent's breach of Section 4.2, or (iv) the Parent Stockholder Approval is not received and at any time prior to the Parent Stockholders' Meeting there shall have been a Takeover Proposal, then Parent in each such case shall pay the Company $120,000 by wire transfer of immediately available funds upon the occurrence of such termination (in the case of (i) and (iii)) or adjournment of the Parent Stockholders' Meeting (in the case of (iv)), and as a condition to termination in the case of termination by Parent pursuant to Section 7.1(g). In such case, in addition to payment pursuant to the foregoing sentence, the Company shall have the right to purchase, and the Parent shall sell to the Company or its designees upon exercise of such option, 600,000 shares of Parent Common Stock (as constituted on the date hereof) at a price of per share equal to the average closing price of the Parent Common Stock on the NASDAQ market for the ten (10) trading days prior to the date of this Agreement. Such option must be exercised in writing and the full purchase price of the shares to be purchased delivered to Parent within ninety (90) days of the date of termination.

          (b)  In the event the Company terminates this agreement pursuant to
Section 7.1(h), the Company shall pay Parent $120,000 by wire transfer of immediately available funds upon such termination and as a condition to terminate. In such case, in addition to payment pursuant to the foregoing sentence, Parent shall have the right to purchase from the Company, and the Company shall sell to Parent upon exercise of such option, ninety (90) shares of Company Common Stock (as constituted on the date hereof) at a price share equal to the book value of such share as of the last day of the last calendar month preceding such termination. Such option must be exercised in writing and the full purchase price of the shares to be purchased must be delivered to the Company within ninety (90) days of the date of termination.

          (c) In the event either party fails or refuses to perform its obligations hereunder, or terminates this Agreement for any reason not permitted by the terms of this Agreement, such party, upon written demand by the other party, shall pay the other party $120,000 by wire transfer of immediately available funds. The parties agree that the agreements contained in this
Section 7.5 are an integral part of the transactions contemplated by this

Agreement. If either party fails to promptly pay any fee due under this Section 7.5, such party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America from the date such fee was first due.

          SECTION 7.6 Procedure for Termination, Amendment, Extension or Waiver.
                      ----------------------------------------------------------
A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension pursuant to Section 7.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors, acting by the affirmative vote of a majority of the members of the entire Board of Directors.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          SECTION 8.1  Nonsurvival of Representations and Warranties.  None of
                       ---------------------------------------------
the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 8.2  Notices. All  notices, requests, claims, demands and
                       -------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to

               James K. Mitchell
               JMC Group, Inc.
               9710 Scranton Road, Suite 100
               San Diego, CA 92121
               Facsimile:  (619) 450-9102

               with copies to:

               Barton Beek, Esq.
               O'Melveny & Myers LLP
               610 Newport Center Drive, Room 1700
               Newport Beach, CA 92660
               Facsimile:  (949) 823-6994

               David R. Snyder
               Pillsbury, Madison & Sutro LLP
               101 West Broadway, Suite 1800
               San Diego, CA  92101-8219
               Facsimile:  (619) 236-1995

          (b)  if to the Company, to

               Richard Fechtor
               Sheldon M. Fechtor
               Fechtor, Detwiler & Co., Inc.
               225 Franklin Street
               Boston, MA 02110
               Facsimile: (617) 747-0800

               with a copy to:

               Foley, Hoag & Eliot LLP
               One Post Office Square
               Boston, Massachusetts  02109
               Attn:  Adam Sonnenschein, Esq.
               Facsimile: (617) 832-7000

          SECTION 8.3  Definitions. For purposes of this Agreement:
                       -----------

          (a) "Affiliate" has the meaning defined in Rule 144 under the Securities Act;

          (b) "Governmental Entity" means any United States or foreign governmental or public body or authority, including any public body or authority created by any state and any non-governmental regulatory body or authority to which any statute, or any rule or regulation promulgated by any governmental or public body or authority has delegated supervisory authority over broker-dealers registered under Section 15 of the Exchange Act or over insurance agents or over any other businesses conducted by Parent, any of its subsidiaries or the Company;

          (c) "Liens" means any mortgage, pledge, lien, security interest, lease, claim, charge, limitation, right or other encumbrance of any nature whatsoever, other than liens for taxes not yet due and payable and such imperfections of title and encumbrances, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby;

          (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent or any subsidiary of Parent, any change or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that is or is likely to be materially adverse to the business, assets, prospects, financial condition or results of operations of such party and, if applicable, its subsidiaries taken as a whole;

          (e) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

          (f) "Permits" means all requisite licenses, permits, authorizations and certificates from all Governmental Entities and Regulatory Agencies;

          (g) "SEC" means the Securities and Exchange Commission, "Securities Act" means the Securities Act of 1933, and "Exchange Act" means the Securities Exchange Act of 1934;

          (h) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interest of which) is owned directly or indirectly by such first person; and

          (i) "Transfer Agent" means ChaseMellon Shareholder Services or such other institutional transfer agent as may be appointed by Parent with the approval of the Company.

          SECTION 8.4  Interpretation.  When a reference is made in this
                       --------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          SECTION 8.5  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.6  Entire Agreement; No Third-Party Beneficiaries.  This
                       ----------------------------------------------
Agreement and its disclosure letters, schedules and exhibits constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Article II and Section 5.4 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          SECTION 8.7  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed and enforced in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written.

"PARENT":                      JMC GROUP, INC.
                               a Delaware corporation


                               By: /s/ James K. Mitchell
                                   ------------------------------
                                          President

                               And: /s/ Robert E. Jeffords
                                   ------------------------------
                                          Assistant Secretary



"SUB":                         JMC MERGER INC.
                               a Delaware corporation


                               By: /s/ James K. Mitchell
                                   ------------------------------
                                          President

                               And: /s/ Robert E. Jeffords
                                   ------------------------------
                                          Assistant Secretary



"THE COMPANY":                 FECHTOR, DETWILER & CO., INC.
                               a Massachusetts corporation


                               By: /s/ Robert Detwiler
                                  -------------------------------
                                          President

                               And: /s/ Edward Hughes
                                   ------------------------------
                                          Clerk

                         [LOGO OF J.C. BRADFORD & CO.]

                                    ANNEX B

                                 June 4, 1999

The Board of Directors
JMC Group, Inc.
9710 Scranton Road, Suite 100
San Diego, CA  92121

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to JMC Group, Inc. ("JMC Group"), of the issuance by JMC Group of the JMC Group Shares (the aggregate number of such JMC Group Shares being referred to herein as the "Merger Consideration") pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), by and among JMC Group, JMC Merger Inc., and Fechtor, Detwiler & Co., Inc. ("Fechtor, Detwiler & Co."). Capitalized terms used herein, if not otherwise defined herein, shall have the respective meanings set forth in the Merger Agreement. For purposes of this opinion we have assumed that the draft of the Merger Agreement, dated May 19, 1999 and in the form provided to us, will not vary in any material respect from the Merger Agreement to be signed by the parties thereto.

     In conducting our analysis and arriving at our opinion, we have reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to such financial and other information as we deemed appropriate including, among other things, the following: (i) the draft of the Merger Agreement and the related exhibits, schedules, and annexes thereto; (ii) the historical and current financial position and results of operations of JMC Group and Fechtor, Detwiler & Co.; (iii) certain internal financial analyses and forecasts of JMC Group for the fiscal years beginning January 1, 1999 and ending December 31, 2001, prepared by its senior management; (iv) certain internal financial analyses and forecasts of Fechtor, Detwiler & Co. for the fiscal years beginning January 1, 1999 and ending December 31, 2001, prepared by its management; (v) certain financial and securities trading data of certain other companies, the securities of which are publicly traded and that we believed to be comparable to Fechtor, Detwiler & Co. or relevant to the transaction; (vi) prices paid in the certain other acquisitions and transactions that we believed to be relevant; (vii) reported price and trading activity for JMC Group Shares; and (viii) such other financial studies, analyses and investigations as we deemed appropriate for purposes of our opinion. We have also held discussions with members of the senior management of JMC Group and Fechtor, Detwiler & Co. regarding the past and current business operations, financial condition, and future prospects of JMC Group and Fechtor, Detwiler & Co., respectively.

     In rendering our opinion, we have taken into account our assessment of general economic, market, and financial and other conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the industries in which JMC Group and Fechtor, Detwiler & Co. operate generally. Our opinion is necessarily based upon the information made available to us and conditions as they currently exist and can be evaluated as of the date hereof. We have relied upon the accuracy and completeness of all of the financial and other


--------------
330 Commerce Street
Nashville, TN 37201
615-748-9671
1-800-522-4750
Members New York Stock Exchange, Inc.

information reviewed by us for purposes of our opinion and have not assumed any responsibility for, nor undertaken an independent verification of, such information. With respect to JMC Group's internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data, analyses and forecasts, including JMC Group's management's views of the amount and timing of cost savings that can be achieved following consummation of the Merger, were reasonably prepared on bases reflecting the best currently available estimates and judgments of JMC Group's senior management as to the recent and likely future performance of JMC Group. With respect to Fechtor, Detwiler & Co.'s internal operating data and financial analyses and forecasts supplied to us, we have assumed that such data (as revised by JMC Group's management) were reasonably prepared on bases reflecting the best currently available estimates and judgments of Fechtor, Detwiler & Co.'s and JMC Group's management, as the case may be, as to the recent and likely future performance of Fechtor, Detwiler & Co. Accordingly, we express no opinion with respect to such analyses or forecasts or the assumptions on which they are based. Furthermore, our opinion is based on the assumption that the Merger will be accounted for as a purchase and will be a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for JMC Group or the effect of any other transactions in which JMC Group might engage. Furthermore, we have not made an independent evaluation or appraisal of the assets and liabilities of JMC Group or Fechtor, Detwiler & Co. or any of their subsidiaries or affiliates and have not been furnished with any such evaluation or appraisal. Moreover, we are not expressing any opinion as to what the value of the JMC Group Shares will actually be when issued pursuant or the prices at which the JMC Group Shares will trade subsequent to the date hereof.

     J.C. Bradford & Co., LLC, as part of its investment banking business, engages in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate, and other purposes. J.C. Bradford has acted as financial advisor to JMC Group in connection with the proposed Merger and will receive a fee in connection with the delivery of this opinion. We have in the past provided investment banking services to JMC Group, for which we have received compensation. In the ordinary course of our business, we may hold or actively trade the securities of JMC Group for our own account or for our customers and, accordingly, may at any time hold a long or short position in such securities.

     JMC Group is entitled to reproduce this opinion, in whole but not in part, in the Proxy Statement as required by applicable law or appropriate; provided, however, that any excerpt from or reference to this opinion (including any summary thereof) in such document must be approved by us in advance in writing. Notwithstanding the foregoing, this opinion does not constitute a recommendation to any holder of JMC Group Shares to vote in favor of the Merger. We were engaged by the Board of Directors of JMC Group to render this opinion in connection with the Board's discharge of its fiduciary obligations. We have advised the Board of Directors that we do not believe that any person (including a shareholder of JMC Group) other than a member of the Board of Directors has the legal right to rely upon this opinion for any claim arising under state law and that, should any such claim be brought against us, this assertion will be raised as a defense. In the absence of governing authority, this assertion will be resolved by the final adjudication of such issue by a court of competent jurisdiction. Resolution of this matter under state law, however, will have no effect on the rights and responsibilities of any person under the federal securities laws or on the rights and responsibilities of JMC Group's Board of Directors under applicable law.

     Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof and based on conditions as they currently exist, the issuance of the Merger Consideration by JMC Group is fair to JMC Group from a financial point of view.

                                        Very truly yours,

                                        J.C. BRADFORD & CO., LLC

                                        By:  /s/ JAMES H. GRAVES
                                             -------------------------------

                                       Its:  Chief Operating Partner
                                             -------------------------------

                             [FRONT OF PROXY CARD]

                                JMC GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned appoints James Mitchell and Robert Jeffords, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of JMC Group, Inc. (the "Company") held of record by the undersigned as of July 30, 1999 at the Annual Meeting of Stockholders of the Company, to be held at The Inn at Rancho Santa Fe, 5951 Linea Del Cielo, Rancho Santa Fe, California, on August 30, 1999, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, upon the following matters:

                        ANNUAL MEETING OF SHAREHOLDERS
                        ------------------------------

(1) [_] FOR or [_] AGAINST or [_] ABSTAIN from the proposal to approve the merger of the Company's wholly-owned subsidiary, JMC Merger Inc., with and into Fechtor, Detwiler & Co., Inc. and the issuance of 6,600,000 shares of the Company's Common Stock to the stockholders of Fechtor, Detwiler & Co., Inc. in connection therewith.

(2) [_] FOR or [_] AGAINST or [_] ABSTAIN from the proposal to amend the Company's certificate of incorporation to change the name of the Company following the merger from "JMC Group, Inc." to "Fechtor, Detwiler, Mitchell & Co."

(3) [_] FOR or [_] AGAINST or [_] ABSTAIN from the proposal to terminate the Company's election to be regulated as a Business Development Company under the Investment Company Act of 1940.

(4) [_] FOR or [_] WITHHOLD AUTHORITY for the proposal to elect the nominee Barton Beek as a Director.

(5) [_] FOR or [_] AGAINST or [_] ABSTAIN from the proposal to ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.

(6) In accordance with the discretion of the proxy holders, upon such other matters as may properly come before the Annual Meeting and at any and all adjournments thereof.

               (continued and to be signed on the reverse side)

                             [BACK OF PROXY CARD]

                        ANNUAL MEETING OF STOCKHOLDERS
                        ------------------------------

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOREGOING PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS.

Dated:  ------------, 1999

                                    --------------------------------------------

                                    --------------------------------------------
                                               Signature or signatures
                                                    of Stockholders

                                    (Your signature should conform exactly to your name as printed hereon. Any co-owners may sign. Executors, administrators, trustees, etc. should give full title as such. If the Stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title).